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                             PARTICIPATION AGREEMENT


                           dated as of August 12, 1986

                                      among

                           BURNHAM LEASING CORPORATION

                              as Owner Participant

                          FIRST PV FUNDING CORPORATION,

                               as Loan Participant

                       THE FIRST NATIONAL BANK OF BOSTON,
                 in its individual capacity and as Owner Trustee
                            under a Trust Agreement,
                          dated as of August 12, 1986,
               with Burnham Leasing Corporation, as Owner Trustee

                                 CHEMICAL BANK,
in its individual capacity and as Indenture Trustee under a Trust Indenture, Mortgage, Security Agreement and Assignment of Rents, dated as of August 12, 1986, with the Owner Trustee, as Indenture Trustee

                                       and

                      PUBLIC SERVICE COMPANY OF NEW MEXICO,
                                    as Lessee

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                   Sale and Leaseback of an Undivided Interest
                 in Palo Verde Nuclear Generating Station Unit 2
                          and an undivided interest in
                            certain Common Facilities

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6091.BURNHAM.1106.27:1

                                TABLE OF CONTENTS
                                                                       Page
                                                                       ----
SECTI0N 1   Definitions .............................................    2

SECTION 2   Participation by the
            Loan Participant;
            Releveraging; Refunding .................................    2

SECTION 3   Participation by the
            Owner Participant
            Partial Refund of the
            Investment ..............................................    5


SECTION 4   Purchase, Sale,
            Financing and Lease of
            the Undivided Interest;
            Purchase, Sale and Lease
            of the Real Property
            Interest ................................................    6

SECTION 5   Notice of Closing;
            Closing .................................................    7

SECTION 6   Representations;
            Warranties, Agreements and Directions of the
            Loan Participant ........................................    7

SECTION 7   Representations,
            Warranties and
            Agreements of the Owner
            Participant .............................................   11

SECTION 8   Representations,
            Warranties and
            Agreements of the Owner
            Trustee and FNB .........................................   17

SECTION 9   Representations,
            Warranties and
            Agreements of Chemical ..................................  23


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


                          TABLE OF CONTENTS (Continued)
                                                                        Page
                                                                        ----

SECTION 10  Representations, Warranties and
            Agreements of the Lessee ................................    25

SECTION 11  Conditions Precedent ....................................    51

SECTION 12  Consent to Assignment of
            the Facility Lease;
            Consent to Indenture;
            Consent to Assignment of
            Notes ...................................................    67

SECTION 13  Lessee's Indemnities ....................................    68

SECTION 14  Transaction Expenses ....................................    82

SECTION 15  Owner Participant's
             Transfers ..............................................    84

SECTION 16  Brokerage and Finders'
            Fees and Commissions ....................................    87

SECTION 17  Survival of
            Representations and
            Warranties; Binding
            Effect ..................................................    87

SECTION 18  Notices .................................................    88

SECTION 19  Miscellaneous ...........................................    89







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


                          TABLE OF CONTENTS (Continued)

                                                                         Page
                                                                         ----

        SCHEDULES

Schedule I       Notice of Closing

Schedule         Pricing Assumptions

Schedule 3       Recordations and Filings

Schedule 4       Opinion of Mudge Rose Guthrie
                 Alexander & Ferdon, as counsel
                 for the Loan Participant

Schedule  5      Opinion of Milbank, Tweed,
                 Hadley & McCloy, as special
                 counsel for the Owner
                 Participant

Schedule 6       Opinion of Csaplar & Bok, as
                 counsel for the Owner Trustee

Schedule 7       Opinion of Shaw, Pittman,
                 Potts & Trowbridge, as special
                 NRC counsel for the Owner
                 Participant

Schedule 8       Opinion of Mudge Rose Guthrie
                 Alexander & Ferdon, as special
                 counsel for the Lessee

Schedule 9       Opinion of Keleher & McLeod, P.A.,
                 as general counsel for the Lessee

Schedule 10      Opinion of Snell & Wilmer, as special
                 Arizona counsel for the Lessee

Schedule 11      Opinion of Newman & Holtzinger, P.C.,
                 as special FERC counsel for the Lessee

Schedule 12      Opinion of Meyer, Hendricks, Victor,
                 Osborn & Maledon, as special Arizona
                 counsel for the Owner Participant




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


                          TABLE OF CONTENTS (Continued)
                                                                       Page
                                                                       ----

Schedule 13     Opinion of Rodey, Dickason,
                Sloan, Akin & Robb, P.A., as
                special New Mexico counsel
                the Owner Participant



       EXHIBITS

Exhibit A       Form of Bill of Sale and
                  Assignment

Exhibit B       Affidavit of Owner Trustee























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6091.BURNHAM.1106.27:1

                             PARTICIPATION AGREEMENT



                THIS PARTICIPATION AGREEMENT, dated as of August 12, 1986, among BURNHAM LEASING CORPORATION, a New York corporation (the Owner Participant), FIRST PV FUNDING CORPORATION, a Delaware corporation (the Loan Participant), THE FIRST NATIONAL BANK OF BOSTON, a national banking association, in its individual capacity (FNB) and as Owner Trustee (the Owner Trustee) under a Trust Agreement, dated as of August 12, 1986, with Burnham Leasing Corporation, CHEMICAL BANK, a New York banking corporation, in its individual capacity (Chemical) and as Indenture Trustee (the Indenture Trustee) under a Trust Indenture, Mortgage, Security Agreement and Assignment of Rents, dated as of August 12, 1986, with the Owner Trustee, and PUBLIC SERVICE COMPANY OF NEW MEXICO, a New Mexico corporation (the Lessee)

                              WITNESSETH


                WHEREAS, the Owner Participant desires to cause the Trust to acquire the Undivided Interest and the Real Property Interest and to lease the Undivided Interest and the Real Property Interest to the Lessee under the Facility Lease;

                WHEREAS, the Lessee desires to sell the Undivided Interest and the Real Property Interest to the Trust and lease the Undivided Interest and the Real Property Interest back from the Trust under the Facility Lease 7

                WHEREAS, the Owner Trustee and the Lessee will enter into the Purchase Documents with respect to the sale and purchase of the Undivided Interest and the Real Property Interest;

                WHEREAS, pursuant to the terms and provisions of the Indenture, the Owner Trustee will authorize the creation, issuance, sale and delivery of the Initial Series Note and the granting of the security therefor, and the Indenture Trustee will authenticate the Initial Series Note; and




6091.BURNHAM.1106.27:1

                WHEREAS, the Loan Participant is willing to purchase the Initial Series Note on the terms and conditions set forth herein;

                NOW, THEREFORE, in consideration of the premises and of other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

                SECTION 1. Definitions.

                For the purposes hereof, capitalized terms used herein shall have the meanings assigned to such terms in Appendix A, as amended from time to time in conjunction with the amendment of this Participation Agreement or, if the Lessee, the Owner Participant, the Loan Participant and the Owner Trustee shall have consented to such amendment, any other Transaction Document; provided, however, that if such amendment to Appendix A made in connection with the amendment of any other Transaction Document adversely affects the Indenture Trustee under this Participation Agreement such amendment to Appendix A shall not be effective as to the Indenture Trustee unless the Indenture Trustee also consents thereto. References in this Participation Agreement to sections, paragraphs and clauses are to sections, paragraphs and clauses in this Participation Agreement unless otherwise indicated.

                SECTION 2. Participation by the Loan Participant; Releveraging; Refunding.

                (a) Loan Participant's. Commitment Subject to the satisfaction of the conditions in Sections 5(a) and 11(a), on the Closing Date the Loan Participant agrees to lend to the Owner Trustee, on a non-recourse basis, an amount (the Loan) equal to the Loan Percentage of the Purchase Price.

                (b)     Payment; Term of the Initial Series Note.

                (I) Payment. Proceeds of the Loan shall be paid directly to the Indenture Trustee, for the account of the Owner Trustee, in immediately available funds, at the Indenture' Trustee's Office.

                (2) Terms of the Initial Series Note. The Loan shall be evidenced by the Initial Series Note.


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6091.BURNHAM.1106.27:l

        The Initial Series Note shall be issued by the Owner Trustee under and pursuant to the Indenture, shall be in the principal amount of the Loan and shall bear interest at the rate or rates per annum and shall be payable as set forth in the Indenture.

                (c) Releveraging. Upon the occurrence of an adjustment of Basic Rent and the schedules of Casualty Values, Special Casualty Values and Termination Values pursuant to Section 3 (d) of the Facility Lease, subject to the conditions set forth in Section 11(c) and the following sentence, on the Releveraging Date the Loan Participant agrees to lend to the Owner Trustee, on a non-recourse basis, an additional amount (the Releveraging Loan) equal to the
Releveraging Amount. There may be up to two Releveraging Loans under this Section.2(c), the Releveraging Date or Dates of which shall be mutually acceptable to the Lessee, the Owner Participant and the Loan Participant provided, however, that (i) any modifications of the Transaction Documents to effect a Releveraging Loan shall satisfy the provisions of Revenue Procedure 75-21, Revenue Procedure 75-28 and any other applicable statute, regulation, revenue procedure, revenue ruling or technical information release relating to the subject matter of such revenue procedures and (ii) such modifications (after giving effect to any adjustments pursuant to Section 3(d) of the Facility Lease) shall not, in the opinion of Shearman & Sterling, adversely affect the tax benefits contemplated by the Owner Participant in entering into the transactions contemplated by this Participation Agreement and the other Transaction Documents. Proceeds of a Releveraging Loan shall be paid directly to the Indenture Trustee, in immediately available funds, at the Indenture Trustee's Office, and such proceeds shall be applied as a partial refund of the Investment. Each Releveraging Loan shall be evidenced by a Releveraging Note, which Note shall be issued by the Owner Trustee under and pursuant to the Indenture, be in the principal amount of the Releveraging Loan, bear interest at the rate or rates per annum and be payable, in each case as set forth in, or determined under, the Indenture.

                (d) Refunding of the Initial Series Note and any Releveraging Notes Subject to. the satisfaction of the conditions set forth in Section 11(d), on the Refunding Date the Loan Participant agrees to lend to the Owner Trustee, on a non-recourse basis, an amount (the Refunding Loan) equal to the sum of (i)


                                       -3-
609l.BURNHAM.1106.27:l
the amount necessary to refund the Initial Series Note and any Releveraging Notes theretofore issued and (ii) an amount equal to the Releveraging Amount. Proceeds of the Refunding Loan shall be paid directly to the Indenture Trustee
(i) to the extent necessary to refund the Initial Series Note and any Releveraging Notes theretofore issued in immediately available funds, at the Indenture Trustee's Office and (ii) to the extent of the Releveraging Amount, for the account of the Owner Trustee is a partial refund of the Investment, in immediately available funds, at the Indenture Trustee's Office. The Refunding Loan shall be represented by the Fixed Rate Note, which Note shall be issued by the Owner Trustee under and pursuant to the Indenture and shall be in the principal amount of the Refunding Loan and shall bear interest at the rates per annum and shall be payable as set forth in the Indenture. On the Refunding Date the Fixed Rate Note shall be exchanged by the Owner Trustee for the Initial Series Note and any Releveraging Notes theretofore issued. Not less than 1 Business Day prior to the Refunding Date, the Loan Participant shall deliver to the Owner Participant and the Lessee a certificate setting forth the information necessary to complete the form of Fixed Rate Note (including any schedule thereto) set forth in the Indenture. Upon such delivery, and upon approval by the Lessee and the Owner Participant of the terms thereof, the Owner Participant and the. Lessee shall cause the form of Fixed Rate Note to be. completed. The parties hereto shall make a good faith effort to cooperate to effect such amendments to the Transaction Documents as may be necessary or appropriate to effect such refunding. The refunding contemplated by this Section 2(d) shall be effected at the request of the Lessee given in writing at least 2 Business Days prior to the Refunding Date; provided, however, that (i) no such request shall be made or refunding occur while an Event of Default shall have occurred and be continuing; (ii) unless waived in writing by the Owner Participant, Net Economic Return shall not be adversely affected thereby (or appropriate adjustments shall have been made or shall be made on the Refunding Date pursuant to Section 3(e) of the Facility Lease to preserve Net Economic Return); (iii) unless waived in writing by the Owner Participant, any modifications of the Transaction Documents shall satisfy the provisions of Revenue Procedure 75-21, Revenue Procedure 75-28 and any other applicable statute, regulation, revenue procedure, revenue ruling



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6091.BURNHAM.1106.27:l
or technical information release relating to the subject matter of such revenue procedures; and (iv) unless waived in writing by the Owner Participant, such modifications (after giving effect to any adjustments pursuant to clause (ii) above) shall not, in the opinion of the Owner Participant's special tax counsel, adversely affect the tax benefits contemplated by the Owner Participant in entering into. the transactions contemplated by this Participation Agreement and the other Transaction Documents. In setting the terms or the Fixed Rate Notes, the Lessee in its sole discretion may determine the number of tranches of debt and the interest rates applicable thereto and, based on such determination, the Owner Participant may in its sole discretion determine the principal amount, the amortization schedule and the average life applicable to each tranche of the Fixed Rate Notes, and the debt amortization schedules for the Fixed Rate Notes, including the final maturities thereof, shall be satisfactory to the Owner Participant; provided, however1 that in each case such determination shall be made with a view to providing an optimal debt structure consistent with normal commercial leasing practice (taking into account the limitations on rent adjustments in respect of Changes in Tax Law).

                SECTION 3. Participation by the Owner Participant; Partial Refund of the Investment.

                (a) Owner Participant's Commitment Subject to satisfaction of the conditions in Sections 5(a) and 11(a), on the Closing Date the Owner Participant agrees to (i) make an equity investment with respect to the Undivided Interest in an amount (the Investment) equal to the Investment Percentage of the Purchase Price, (ii) make an equity investment with respect to the Real Property Interest in the amount set forth in Schedule 2 as the "Real Estate Investment" (the Real Estate Investment), and (iii) provide to the Owner Trustee an amount equal to the Estimated Transaction Expenses. Proceeds of the Investment and the Real Estate Investment shall be paid directly to the Indenture Trustee, in immediately available funds, at the Indenture Trustee's Office. The Estimated Transaction Expenses shall be paid to the Owner Trustee, in immediately available funds, at 100 Federal Street, Boston, Massachusetts 02110, Attention: Manager, Corporate Trust Department.



                                       -5-
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

                (b) Partial Refund. In the event that the Indenture Trustee shall have received the proceeds of a Releveraging Loan or that portion of the Refunding Loan equal to the Releveraging Amount used in calculating the amount of the Refunding Loan, the Indenture Trustee shall, as soon as practicable (but in any event within 2 Business Days or receipt thereof), return the same to the Owner Participant as a partial refund of the Investment, and for purposes hereof the "Investment" shall thereupon be, and the Owner Participant agrees that such "Investment" may be, reduced accordingly. If the Indenture Trustee fails to return to the Owner Participant such partial refund on the day the Indenture Trustee receives the same, the Lessee shall pay interest thereon, until the same is received by the Owner Participant, at a rate per annum equal to the Prime Rate.

                SECTION 4. Purchase, Sale, Financing and Lease of the Undivided Interest; Purchase, Sale and Lease of the Real Property Interest.

                (a) The Undivided Interest. Subject to (w) the satisfaction of the conditions in Sections 5(a) and 11(a), (x) the satisfaction or waiver of the conditions in Section 11(b), (y) receipt from the Owner Participant of the Investment and an amount equal to the Estimated Transaction Expenses and (z) receipt from the Loan Participant of the proceeds of the Loan, on the closing Date the Owner Trustee shall (i) cause the Trust to purchase the Undivided Interest from the Lessee for the amount specified in Schedule 2 as the "Purchase Price" (the Purchase Price), and (ii) disburse the Estimated Transaction Expenses as contemplated by Section 14. Subject to the satisfaction of the conditions in Section 11(b), on the Closing Date the Lessee shall sell the Undivided Interest to the Trust for the Purchase Price. Concurrently with such purchase and sale, the Trust shall lease the Undivided Interest to the Lessee, and the Lessee shall lease the Undivided Interest from the Trust, pursuant to the Facility Lease.

                (b) The Real Property Interest. Subject to (w) the satisfaction of the conditions in Sections 5(a) and 11(a), (x) the satisfaction or waiver of the conditions in Section 11(b), (y) receipt from the Owner Participant of the Real Estate Investment and (z) receipt from the Loan Participant of the proceeds of the Loan, on the closing Date the Owner Participant shall cause the Trust to



                                       -6-

6091.BURNHAM.1106.27:1
purchase the Real Property Interest from the Lessee for a purchase price equal to the amount set forth in Schedule 2 as the "Real Estate Investment". Subject to the satisfaction of the conditions in Section 11(b), on the Closing Date the Lessee shall sell the Real Property Interest to the Trust for a purchase price equal to the Real Estate Investment. Concurrently with such purchase and sale, the Trust shall lease the Real Property Interest to the Lessee, and the Lessee shall lease the Real Property Interest from the Trust, pursuant to the Facility Lease.

                SECTION 5. Notice of Closing; Closing.

                (a) Notice of Closing. Not later than the Closing Date, the Lessee shall deliver to the Owner Participant, the Owner Trustee, the Loan Participant, the Collateral Trust Trustee and the Indenture Trustee a notice, substantially in the form of Schedule 1 (the Notice of dosing), which shall (i) state that the Closing Date shall occur on the date specified therein, (ii) list the then known Transaction Expenses payable by the Owner Trustee pursuant to
Section 14(a)(the Estimated Transaction Expenses) and (iii) provide payment instructions in respect of the disposition of the Purchase Price and the amount of the Real Estate Investment.

                (b) Closing. Upon satisfaction of the conditions in Section 5(a) and Section 11(a) and upon receipt from the Owner Participant of the Investment, the Real Estate Investment and the amount of the Estimated Transaction Expenses and from the Loan Participant of the Loan, on the Closing Date the Owner Trustee shall (i) instruct the Indenture Trustee to pay to the Lessee an amount equal to the Purchase Price and the amount of the Real Estate Investment and (ii) disburse the Estimated Transaction Expenses as contemplated by Section 14. Upon satisfaction of the conditions in Section 11(b), on the Closing Date the Lessee shall deliver to the Owner Trustee the Bill of Sale, the Deed and the Assignment of Beneficial Interest.

                SECTION   6.   Representations,   Warranties,   Agreements   and
Directions of the Loan Participant.

                (a)  Representations   and  Warranties.   The  Loan  Participant
represents and warrants that:




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


                (1) Due Organization. The Loan Participant is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware and has the corporate power and authority to carry on its business as presently conducted, own its properties, and enter into and perform its obligations under this Participation Agreement and each other Transaction Document and each Financing Document to which it is, or is to become on or before the Closing Date, a party.

                (2) Due Authorization. This Participation Agreement and each other Transaction Document and each Financing Document to which it is, or is to become on or before the Closing Date, a party, has been duly authorized by all necessary corporate action on the part of the Loan Participant and does not require the consent or approval of its stock-holder or any trustee or holder of any of its indebtedness or other obligations, except such as have been, or on or before the Closing Date will have been, duly obtained, given or accomplished.

                (3) Execution. This Participation Agreement, each other Transaction Document and each Financing Document to which the Loan Participant is, or is to become on or before the Closing Date, a party, have been, or on or before the Closing Date will have been, duly executed and delivered by the Loan Participant and constitutes, or upon execution and delivery thereof will constitute, its legal, valid and binding agreements, enforceable against it in accordance with their respective terms.

                (4) No Violation. Neither the execution, delivery or performance by the Loan Participant of this Participation Agreement, any other Transaction Document or any Financing Document to which it is, or is to become on or before the Closing Date, a party, nor the consummation by the Loan Participant of the transactions contemplated hereby or thereby, nor compliance by the Loan Participant with the pro-visions hereof or thereof, conflicts or will conflict with, or results or will result in the breach of any provision of, or is inconsistent with, the Certificate of Incorporation or By-Laws of the Loan Participant or contravenes any Federal, Delaware, New Mexico, Arizona or New York law applicable to it,



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609l.BURNHAM.1106.27:1
        or any indenture, mortgage or agreement to which the Loan Participant is a party or by which it or its property is bound, or requires any Governmental Action with respect to the Loan Participant under Federal, Delaware, New Mexico, Arizona or New York law on or before the Closing Date, except such as have been, or on or before the Closing Date will have been, duly obtained, given or accomplished.

                (5) No Other Business. Except as contemplated by this Participation Agreement, the other Transaction Documents and the Financing Documents and except as otherwise contemplated by the Section 6(c) Application, the Loan Participant has not engaged in any business or activity of any type or kind whatever.

                (6) ERISA The Loan Participant is not acquiring, and will not acquire, any Note with the "plan assets" of any "employee benefit plan" within the meaning of section 3(3) of ERISA or any "plan'1 within the meaning of section 4975(e)(l) of the Code.

                (7) Securities Act; Investment Representation. The Loan Participant understands that (i) none of the Notes to be acquired by it has been registered under the Securities Act and (ii) each such Note will bear the legend set forth in the form of such Note. The Loan Participant will acquire each Note to be acquired by it hereunder and under the Indenture solely for purposes of pledging such Notes to the Collateral Trust Trustee to secure Bonds issued from time to time under the Collateral Trust Indenture.

                (b)      Agreements. The Loan Participant agrees that:

                (1) Transfers of Notes. Any transfer or assignment of any Note or of all or any part of the Loan Participant's interest hereunder or under any other Transaction Document or any Financing Document shall be effected in a transaction constituting an exempted transaction under the Securities Act and on the express condition that the transferee, assignee or participant shall agree to be bound by the terms and provisions hereof and thereof. Neither the Loan Participant nor any subsequent Holder of a Note may sell, exchange or transfer any Note to


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6091.BURNHAM.1106.27:l
        any other Person (other than the Collateral Trust Trustee) unless such transferee delivers to the other parties hereto a representation and warranty (and an opinion of counsel satisfactory to each of the other parties hereto) to the effect that neither the transfer of such Note to, nor the ownership of such Note by, such transferee will cause such transferee, or any other party hereto, to be engaged in a "prohibited transaction", as defined in section 406 of ERISA or section 4975 of the Code, which is not at such time subject to an exemption contained in ERISA or in the rules, regulations, releases or bulletins adopted thereunder.

                (2) Quiet Enjoyment. The Loan Participant acknowledges Section 6(a) of the Facility Lease.

                (3) No Other Business. During such time as any Note is outstanding and held by the Loan Participant or the Collateral Trust Trustee, the Loan Participant will not (i) engage in any business or activity other than (1) in connection with the Transaction Documents or the Financing Documents or as otherwise contemplated by the Section 6(c) Application or (ii) amend, or engage in any activity or take any action not permitted by, Article THIRD, FOURTH or SIXTH of its Certificate of Incorporation, as in effect on the date of execution and delivery hereof, without, in each case, the consent of the other parties hereto.

                (c) Direction to the Indenture Trustee. The Loan Participant, as purchaser of the Initial Series Note, (i) hereby authorizes and directs the Indenture Trustee to execute, deliver and perform this Participation Agreement,
(ii) hereby authorizes and directs the Indenture Trustee to register such Note in the name of the Loan Participant and, upon authentication and delivery thereof pursuant to this Participation Agreement and the Indenture, to deliver such Note (upon completion by the Loan Participant of the assignment attached to the Initial Series Note) to the Collateral Trust Trustee pursuant to the Collateral Trust Indenture, (iii) acknowledges and agrees that, in connection with this Participation Agreement, the Indenture Trustee shall have the benefits and protections of Article VIII of the Indenture and (iv) agrees that, in the event of a conflict between the provisions of this Participation Agreement and

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

the Indenture, the Indenture Trustee shall, as between the Indenture Trustee and the Loan Participant, be fully protected in relying on the express terms of the Indenture.

                SECTION 7. Representations, Warranties and Agreements of the Owner Participant.

                (a)  Representations  and  Warranties.   The  Owner  Participant
represents and warrants that:

                (1) Organization. The Owner Participant is a corporation duly organized and validly existing in good standing under the laws of the state of its incorporation and has the corporate power and authority to enter into and perform its obligations under this Participation Agreement and each other Transaction Document to which it is, or is to become on or before the Closing Date, a party.

                (2) Due Authorization. This Participation Agreement and each other Transaction Document to which the Owner Participant is, or is to become on or before the Closing Date, a party have been duly authorized by all necessary corporate action on the part of the Owner Participant and do not require the consent or approval of its stockholders or any trustee or holder of any of its indebtedness or other obligations, except such as have been, or on or before the Closing Date will have been, duly obtained, given or accomplished.

                (3) Execution and Enforceability. This Participation Agreement and each other Transaction Document to which the Owner Participant is, or is to become on or before the Closing Date, a party have been, or on or before the Closing Date will have been, duly executed and delivered by the Owner Participant and constitute, or upon execution and delivery thereof will constitute, its legal, valid and binding agreements, enforceable against it in accordance with their respective terms (except as may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally).

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
                (4) No Violation. Neither the execution, delivery or performance by the Owner Participant of this Participation Agreement or any other Transaction Document to which it is, or is to become on or prior to the closing Date, a party, nor the consummation by the Owner Participant of the transactions contemplated hereby or thereby, nor compliance by the Owner Participant with the provisions hereof or thereof, conflicts with, or results in the breach of any provision of, or is inconsistent with, its documents of incorporation or By-Laws or contravenes any Applicable Law applicable to it or any of its Affiliates, or any indenture, mortgage or agreement for borrowed money to which the Owner Participant is a party or any other agreement or instrument to which the Owner Participant is a party or by which it or its property is bound or requires any Governmental Action with respect to the Owner Participant under Federal law or the law of the States of New York or Delaware on or before the Closing Date, except such as are contemplated by the Transaction Documents or the Financing Documents or such as have been, or on or before the Closing Date will have been, duly obtained, given or accomplished; provided, however, that the Owner Participant makes no representation or warranty as to any Applicable Law or Governmental Action relating to the Securities Act, the Securities Exchange Act, the Trust Indenture Act, the Federal Power Act, the Atomic Energy Act, the Nuclear Waste Act, the Holding company Act, the New Mexico Public Utility Act or other New Mexico law, the Arizona Public Utility Act or other Arizona law, energy or nuclear matters, public utilities, the environment, health and safety or Unit 2.

                  (5) No Owner Participant's Liens. Neither the execution and delivery by the Owner Participant of this Participation Agreement or any other Transaction Document to which the Owner Participant is, or is to become on or before the closing Date, a party, nor the performance by the Owner Participant of its obligations hereunder or thereunder, will subject the Trust Estate or the Lease Indenture Estate, or any portion of either thereof, to any Owner Participant's Lien.

                (6) Acquisition for Investment. The Owner Participant is acquiring the beneficial interest in the Trust and the Trust Estate for its own account, for investment and not with a view to, or for sale in connection with, any distribution thereof in violation of Section 5 of

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

        the Securities Act, but subject, nevertheless, to any requirement of law that the disposition of the Owner Participant's property shall at all times be within its control.

                 (7) No Prior Security Interest. There exists no security interest in or other Lien on the Lease Indenture Estate in the States of New Mexico, Arizona, New York or Delaware arising as a result of claims against the Owner Participant unrelated to the transactions contemplated by the Transaction Documents or the Financing Documents which is prior to the Indenture Trustee's security interest in the Lease Indenture Estate.

                (8) Securities Act. Neither the Owner Participant nor anyone authorized to act on its behalf has directly or indirectly offered or sold any security issued or to be issued to finance Unit 2, or any security the offering of which for the purposes of the Securities Act would be deemed to be part of the offerings contemplated by the Transaction Documents and the Financing Documents, or solicited any offer to acquire any such security from any Person, in violation of
        Section 5 of the Securities Act.

                  (9) ERISA. The Owner Participant is not acquiring its interest in the Trust with the "plan assets'9 of any "employee benefit plan" within the meaning of section 3(3) of ERISA or any "plan" within the meaning of section 4975(e) (1) of the Code.

                (b)     Agreements. The Owner Participant agrees that:

                (1) No Owner Participant's Liens. The Owner Participant will not create or permit to exist, and, at its own cost and expense, will promptly take such action as may be necessary duly to discharge, all Owner Participant's Liens.

                (2) Quiet Enjoyment. The Owner Participant acknowledges the provisions of Section 6(a) of the Facility Lease and Section 8(c) of this Participation Agreement.

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

                (3) No-Petition Agreement. Prior to the 181st day following the payment in full of the Bonds and the discharge in accordance with its terms of the Collateral Trust Indenture, the Owner Participant agrees that it will not file a petition, or join in the filing of a petition, seeking reorganization, arrangement, adjustment or composition of, or in respect of, the Loan Participant under the Bankruptcy Code, or any other applicable Federal or state law or the law of the District of Columbia.

                (4) Transfer of Interest in the Estate. (a) Unless the Lessee shall have assumed the Notes as contemplated by Section 3.9(b) of the Indenture, upon receipt by the Owner Participant under Section 5.2 of the Indenture of the payments to be made to the Lessor as provided in
        Section 9(c), 9(d), 13(c) or 16(e) of the Facility Lease and, if applicable, compliance in full by the Lessee with Section 9(f) of the Facility Lease, the Owner Participant shall (so long as no Default or Event of Default shall have occurred and be continuing), and (b) at any time following the occurrence of an Event of Loss, Deemed Loss Event, Special Purchase Event or event giving rise to the Cure Option or a
        Default or an Event of Default, the Owner Participant may, assign, convey and transfer to the Lessee all of the Owner Participant's right, title and interest in, to and under the Trust Estate (except the right to receive Excepted Payments), such transfer (~) to be free and clear of Owner Participant's Liens but otherwise without recourse, representation or warranty and (ii) if the Owner Participant so elects, to be effected by the execution and delivery by the Owner Participant to the Lessee of a Bill of Sale and Assignment substantially in the form of Exhibit A (and such transfer shall be and become effective automatically and without further action by the Owner Trustee, the Owner Participant, the Lessee, the Lessor, the Indenture Trustee or any other Person). The Lessee hereby agrees to accept the transfer contemplated by this Section 7(b)(4) and the parties hereto acknowledge and agree that at the time of such transfer the Lessee shall be deemed to be a Transferee that has satisfied all conditions set forth in Section 15(a) of this Participation Agreement and Section 11.09 of the Trust Agreement.

                If, in accordance with the preceding paragraph, the Owner Participant shall assign, convey and transfer to the Lessee all of the

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

        Owner Participant's right, title and interest in, to and under the Trust Estate (except the right to receive Excepted Payments) following the occurrence of an Event of Loss, Deemed Loss Event, Special Purchase Event or event giving rise to the Cure Option or a Default or an Event of Default in accordance with the preceding paragraph but the transferring Owner Participant shall not have received under Section 5.2 of the Indenture the payments to be made to the Lessor as provided in
        Section 9(c), 9(d), 13(c) or 16 of the Facility Lease, as the case may be, the obligation of the Lessee to make such payments (together with interest thereon in accordance with Section 3(b) (iii) of the Facility Lease) (or to make other payments in a like amount with respect to Basic Rent or Supplemental Rent paid by application of such payments (and in which Owner Trustee has thereby acquired an interest) pursuant to
        Section 5.1 or 5.3 of the Indenture) shall not be deemed to be cancelled or discharged but shall continue until all such amounts are so received by the Lessee, as successor Owner Participant, or by the transferring Owner Participant pursuant to the following provisions of this Section 7(b)(4). The Lessee as successor Owner Participant hereby agrees to pay to the transferring Owner Participant on the date of transfer an amount equal to the amount of the payments to be made to the Lessor as provided in Section 9(c), 9(d), 13(c) or 16 of the Facility Lease together with interest thereon at the Penalty Rate (computed in accordance with the Facility Lease) from the date of transfer, such payments (the Secured Obligations) to be made only from amounts payable to the Owner Participant from the Trust Estate and the Lessee shall make such payment to the Lessor in accordance with the terms of the Transaction Documents. The Secured Obligations shall be secured by (and the Lessee hereby grants to the transferring Owner Participant a security interest in and general lien upon) all of the right, title and interest of the Lessee as successor Owner Participant in, to and under the Trust Estate. In connection therewith, the Lessee as successor Owner Participant hereby agrees as follows:

                         1. The transferring Owner Participant shall have all of
                the rights and remedies of a secured party under the Uniform Commercial Code as in effect in the State of New York (as such law may at any time be amended).

6091.BURNHAM.1106.27:1

                         2. Upon the occurrence of such transfer,  the Lessee as
                successor Owner Participant shall appoint, and hereby does appoint, the transferring Owner Participant its attorney-in-fact, irrevocably, with full power of substitution, to the exclusion of the Lessee, as successor Owner Participant, to ask for, require, demand, receive and give acquittance for any and all moneys and claims for moneys due and to become due to the Lessee as successor Owner Participant under or arising out of the Trust Estate, to endorse any checks or other instruments or orders in connection therewith, and to take any action (including the filing of financing statements or other documents and the delivery of written instructions to the Owner Trustee and the Indenture Trustee specifying that all payments to be made to the Lessee as successor Owner Participant under the Trust Agreement and the Indenture shall be made directly to the transferring Owner Participant so long as any portion of the Secured Obligations remains outstanding) or institute any proceedings which the transferring Owner Participant may deem necessary or appropriate to protect and preserve the security interest of the transferring Owner Participant in the Trust Estate and the rights of the transferring owner Participant to receive payments thereunder.

                         3. Upon the occurrence of such transfer,  and until the
                Secured Obligations have been paid in full, the Lessee (in its capacity as such and as successor Owner Participant) shall not; without the prior written consent of the transferring Owner Participant (i) take any action or deliver any instruction under, any Transaction Document the effect of which would be to
                (A) relieve or otherwise affect the obligation of the Lessee to make such payments, (B) terminate the Trust Agreement, (C) terminate or rescind the Facility Lease, (D) sell, assign, transfer or deliver the Trust Estate to any Person (except, in the case of the Trust Estate, as contemplated by Section 9(j) of the Facility Lease) or (ii) accept, or approve, any amendment to any Transaction Document.

6091.BURNHAM.1106.27:l

                         4. The Lessee (as such and as successor Owner Participant) covenants and agrees to do all such acts and execute all such instruments of further assurance as shall be reasonably requested from time to time by the transferring Owner Participant for the purpose of fully carrying out and effectuating the provisions of this Section 7(b)(4) and the intent thereof.

Upon the payment in full of the Secured Obligations, the security interest hereinabove provided shall terminate and the transferring Owner Participant, at the request of the Lessee as successor Owner Participant, shall execute and deliver to the Lessee as successor Owner Participant such termination statements, releases or other instruments presented to the transferring Owner Participant as shall be reasonably required to effect such termination.

                SECTION 8. Representations Warranties and Agreements of the Owner Trustee and FNB.

                (a) Representations and Warranties; FNB as Owner Trustee and (except as otherwise provided in the last sentence of this Section 8(a)) in its individual capacity, represents and warrants that:

                  (1) Due Organization. FNB is a national banking association duly organized and validly existing in good standing under the laws of the United States of America and has all requisite corporate power and authority to enter into and perform its obligations under (x) the Trust Agreement and, to the extent it is a party hereto in its individual capacity, this Participation Agreement and (y) acting as Owner Trustee, this Participation Agreement and each other Transaction Document to which FNB is, or is to become on or before the Closing Date, a party as Owner Trustee.

                (2) Due Authorization; Enforceability; etc. This Participation Agreement and each other Transaction Document to which FNB is, or is to

6091.BURNHAM.1106.27:l
        become on or before the Closing Date, a party have been duly authorized by all necessary corporate action of FNB (in its individual capacity or as Owner Trustee, as the case may be) and, upon execution and delivery hereof and thereof, this Participation Agreement and each such other Transaction Document will have been duly executed and delivered and will be legal, valid and binding agreements of FNB (in its respective capacities), enforceable against it (in its respective capacities) in accordance with their respective terms (except as may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally); it being understood that FNB making any representation or warranty as to the priorities of the Liens created or to be created under any Transaction Document, title to the Trust Estate or recordings or filings necessary in connection therewith.

                (3) Notes. Upon execution of each Note to be issued by the Owner Trustee hereunder and under the Indenture, authentication thereof by the Indenture Trustee pursuant to the Indenture and delivery thereof against payment therefor in accordance with this Participation Agreement, such Note will be a legal, valid and binding obligation of the Owner Trustee, enforceable against the Owner Trustee in accordance with its terms (except as may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally).

                (4) No Violation. Neither the execution and delivery by (x) FNB of the Trust Agreement and, to the extent FNB is a party hereto in its individual capacity, this Participation Agreement and (y) the Owner Trustee of this Participation Agreement and each other Transaction Document (other than the Trust Agreement) to which the Owner Trustee is, or is to become on or before the Closing Date, a party, nor the performance by FNB, in its individual capacity or as Owner Trustee, as the case may be, of its obligations under each, conflicts with, or results in the breach of any provision of, its Articles of Association or By-Laws and does not contravene any Applicable Law of the United States of America or The Commonwealth of Massachusetts governing the banking or trust powers of FNB, and does not contravene any provision

6091.BURNHAM.1106.27:l
        of, or constitute a default under, any indenture, mortgage, contract or other instrument to which FNB is a party or by which it is bound or require any Governmental Action with respect to the Owner Trustee under any Federal or Massachusetts law, except such as are contemplated by the Transaction Documents or the Financing Documents or such as have been, or on or before the Closing Date will have been, duly obtained, given or accomplished; provided1 however, that no representation or warranty is made with respect to the right, power or authority of FNB or the Owner Trustee to act under the ANPP Participation Agreement or the License in respect of the Undivided Interest or Unit 2, and the Owner Trustee makes no representation or warranty as to any Applicable Law or Governmental Action relating to the Securities Act, the Securities Exchange Act, the Trust Indenture Act, the Nuclear Waste Act, the Federal Power Act, the Atomic Energy Act, the Holding Company Act, the New Mexico Public Utility Act, the Arizona Public Utility Act, energy or nuclear matters, public utilities, the environment, health and safety or Unit 2.

                (5) Defaults. To the best knowledge of the Owner Trustee, no Indenture Default or Indenture Event of Default has occurred and is continuing, the Owner Trustee is not in Violation of any of the terms of this Participation Agreement or any other Transaction Document to which it is, or is to become on or before the Closing Date, a party.

                (6) Litigation. There is no action, suit, investigation or proceeding pending or, to the knowledge of FNB, threatened against FNB (in any capacity) before any court, arbitrator or administrative or governmental body and which relates to its banking or trust powers which, individually or in the aggregate, if decided adversely to the interests of FNB in such capacity, would have a material adverse effect upon the ability of FNB (in any capacity) to perform its obligations under this Participation Agreement or any other Transaction Document to which it is, or is to become on or before the Closing Date, a party.

                (7) Location of the Chief Place of Business and Chief Executive Office, etc. The chief place of business and chief executive office of

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

        the Owner Trustee and the office where its records concerning the accounts or contract rights relating to the transactions contemplated hereby are kept are located in Boston, Massachusetts.

                (8)  No  Prior  Security  Interest.  There  exists  no  security interest in the Lease Indenture Estate in the States of New Mexico, New York or Arizona or in The Commonwealth of Massachusetts arising as a result of any claim against FNB unrelated to the transactions contemplated by the Transaction Documents or the Financing Documents which is prior to the Indenture Trustee 'S security interest in the Lease Indenture Estate.

                 (9) No Owner Trustee's Liens. Neither the execution by FNB (in any capacity) of this Participation Agreement or any other Transaction Document to which it (in any capacity) is, or is to become on or before the Closing Date, a party, nor the performance in such capacity by it of its obligations hereunder or thereunder, will subject the Trust Estate or the Lease Indenture Estate, or any portion thereof, to any Owner Trustee's Lien.

The representations and warranties in Section 8(a) (2) and Section 8(a)(3), as to Transaction Documents and the Initial Series Note being legal, valid and binding obligations enforceable in accordance with their respective terms, are given only by FNB in its capacity as Owner Trustee and not in its individual capacity, except that FNB does represent in its individual capacity that it is authorized under the laws of The Commonwealth of Massachusetts to execute and deliver the Transaction Documents to which it is a party.

                (b) Agreements. FNB agrees, in its individual capacity, that:

                (1) Discharge of Liens. FNB will not create or permit to exist, and will, at its own cost and expense, promptly take such action as may be necessary duly to discharge, all Owner Trustee's Liens.

                (2) Certain Amendments. FNB agrees that, unless a Default or an Event of Default has occurred and is continuing or an Event of Loss or Deemed Loss Event has occurred, FNB will not amend any of the payment

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

        terms of any Note, or take any action to refund any Note after the date of issue thereof pursuant to the terms of this Participation Agreement and the Indenture without the prior written consent of the Lessee. FNB agrees that, except for amendments or supplements, if any, made pursuant to Article X of the Trust Agreement or contemplated by Section 7(b)(4), FNB will not amend or supplement, or consent to any amendment of or supplement to, the Trust Agreement without the prior written consent of the Lessee unless a Default or an Event of Default has occurred and is continuing or the Lease Termination Date has occurred, if such amendment would materially and adversely affect the rights of the Lessee under the Facility Lease or this Participation Agreement.

                (3) Change in Location of Chief Place of Business and Chief Executive Office, etc. PNM shall notify the Lessee, the Loan Participant and the Indenture Trustee promptly after any change in its chief executive office, principal and chief place of business or place where its records concerning the accounts or contract rights relating to the transactions contemplated hereby are kept.

                (4) No Petition Agreement. Prior to the 181st day following the payment in full of the Bonds and the discharge in accordance with its terms of the Collateral Trust Indenture, FNB (in all capacities) agrees that it will not file a petition, or join in the filing of a petition, seeking reorganization, arrangement, adjustment or composition of or in respect of the Loan Participant under the Bankruptcy Code or any other applicable Federal or state law or the law of the District of Columbia.

                (5) Quiet Enjoyment. F.NB acknowledges Section 6(a) of the Facility Lease.

                (C)      Agreements. The Owner Trustee agrees that:

                (1) Rights in Relation to ANPP Participants. The rights and remedies of the Owner Trustee and the Owner Participant in the Undivided Interest and the related Generation Entitlement Share and in the Real Property Interest are subject and subordinate to the rights and remedies of the ANPP Participants (other than (i) the Lessee or (ii) any Person who shall become an ANPP Participant in respect of the Lessor's Interest) under the ANPP Project Agreements

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



                (2) Lessee to be an ANPP Participant. Except as provided in Sections 15.2.2, 15.6.4 and 15.10 (or any comparable successor provisions) of the ANPP Participation Agreement, the Lessee shall be and remain the sole "Participant" for all purposes of the ANPP Participation Agreement and the sole representative (with power to bind the Lessor and the Indenture Trustee) in all dealings with the other ANPP Participants in relation to the property, rights, titles and interests of the Lessee transferred to the Lessor pursuant to the Transaction Documents; provided, however, that the foregoing shall not limit in any way any liability or obligation that the Lessee may incur to the Owner Trustee or the Owner Participant under any Transaction Document as a result thereof.

                  (3) Cash Bids. On the Lease Termination Date and upon the Lessee failing to purchase or otherwise reacquire all the right, title and interest in PVNGS and contractual rights related thereto necessary for the operation of the interest (the Lessor's Interest) acquired by the Lessor pursuant to the Transaction Documents, the Lessor shall entertain cash bids from each ANPP Participant for the Lessor's Interest.

                (4) Survival. The provisions of Sections 8(c)(l), (2) and (3) and this paragraph (4) shall remain in full force and effect until such time as the ANPP Administrative Committee or the ANPP Participants shall otherwise consent.

                (5) License Matters. The Owner Trustee acknowledges that before taking possession of the Undivided Interest or any part thereof or of any other interest in PVNGS, either of the following may be required:
        (i) the issuance of an appropriate license from the NRC, whether by amendment to the License or otherwise, or (ii) a partial transfer of the License authorizing the Lessor to possess its interest in PVNGS, to the extent 6f the Undivided Interest, upon application for partial transfer of such License to such extent filed pursuant to Applicable Law. Neither

6091.BURNHAM.1106.27:l
        the Owner Trustee nor the Owner Participant shall have any responsibility whatsoever to take, or initiate the taking of, any action with respect to NRC licensing matters or any other matters relating to the nuclear nature of Unit 2. Any failure by the Lessee, the Owner Trustee or the Owner Participant to secure any Governmental Action by the NRC or otherwise relating to the nuclear nature of Unit 2 shall not reduce or limit any obligation of the Lessee under Section 5 of the Facility Lease or any right or remedy of the Lessor under Section 16 of the Facility Lease.

                (6) Acknowledgment and Agreement. The Owner Trustee hereby acknowledges and agrees to the provisions of Section 7(b)(4) of this Participation Agreement. The Owner Trustee hereby agrees, upon the request of the Owner Participant, to execute and cause to be filed with the County Recorder, Maricopa County, Arizona, a duly completed affidavit in substantially the form of Exhibit B.

                 (7) Reoptimization of the Fixed Rate Notes. After the Refunding Note, the Owner Participant may in its sole discretion increase or decrease the average life of each tranche of the Fixed Rate Notes by six months with a view to providing an optimal debt structure consistent with normal commercial leasing practice. If the Owner Participant, in a timely manner, provides the Owner Trustee with information sufficient for the Owner Trustee to direct the adjustments described in Section
        3.12 of the Indenture, together with a certificate (in form reasonably satisfactory to the Lessee) to the effect that such adjustments minimize the aggregate increase in Basic Rent occurring as a result of the operation of Section 3(d) of the Facility Lease, the Owner Trustee shall deliver to the Indenture Trustee a certificate pursuant to such Section
        3.12. Notwithstanding the foregoing, the Indenture Trustee and the Owner Trustee may rely on such certificate and shall have no obligation to verify the same.

                SECTION  9.   Representations,   Warranties  and  Agreements  of
        Chemical.

                (a) Representations and Warranties. Chemical represents and warrants that:

6091.BURNHAM.1106.27:l

                (I) Due Organization. Chemical is a banking corporation duly organized and validly existing in good standing under the laws of the State of New York and has the corporate power and authority and legal right to enter into and perform its obligations under the Indenture, this Participation Agreement and each other Transaction Document to which it is, or is to become on or before the Closing Date, a party.

                (2) Due Authorization; Enforceability, etc. This Participation Agreement and each other Transaction Document to which Chemical is, or is to become on or before the closing Date, a party has been or will be duly authorized by all necessary corporate action of Chemical (in its respective capacities)

                (3) Authentication of the Initial Series Note. The officer of Chemical who shall authenticate the Initial Series Note to be issued pursuant to the Indenture shall be, at the time of such authentication, an Authorized Officer.

                (4) No Violation. Neither the execution and delivery by Chemical of this Participation Agreement or the Indenture, nor the authentication by it of the Initial Series Note, nor the consummation by it of the transactions contemplated hereby or thereby, nor the compliance by it with the provisions hereof or thereof will contravene any Applicable Law governing its banking or trust powers, or contravene or result in a breach of, or c6nstitute a default under, its Articles of Incorporation or By-laws, or require any Governmental Action under any Federal or New York law, except such as have been, or on or before the Closing Date will have peen, duly obtained, given or accomplished,' provided, however, that no representation or warranty is made as to (i) any Applicable Law or Governmental Action relating to the Securities Act, the Securities Exchange Act, the Trust Indenture Act, the Nuclear Waste Act, the Federal Power Act, the Atomic Energy Act, the Holding Company Act, the New Mexico Public Utility Act, the Arizona Public Utility Act, energy or nuclear matters, public utilities, the environment, health and safety or Unit 2 or (ii) the Lease Indenture Estate to the extent it may constitute real property under Applicable Law.

609l.BURNHAM.1106.27:l

                (b)     Agreements. The Indenture Trustee agrees that:

                (1) Agreement to Discharge Liens. The Indenture Trustee will not create or permit to exist, and will promptly take such action as may be necessary duly to discharge, all Indenture Trustee's Liens.

                (2) No petition Agreement. Prior to the 181st day following the payment in full of the Bonds and the discharge in accordance with its terms of the Collateral Trust Indenture, the Indenture Trustee agrees that it will not file a petition, or join in the filing of a petition, seeking reorganization, arrangement, adjustment or composition of or in respect of the Loan Participant under the Bankruptcy Code or any other applicable Federal or state law or the law of the District of Columbia.

                (3) Quiet Enjoyment. The Indenture Trustee agrees to be bound by
        Section 6(a) of the Facility Lease.

                (4) Acknowledgment. The Indenture Trustee hereby acknowledges the provisions of Section 7(b)(4) of this Participation Agreement.

                SECTION 10. Representations, Warranties and Agreements of the Lessee.

                (a) Representations and Warranties. The Lessee represents and warrants that:

                (1) Due Organization. PNM is a corporation duly organized and validly existing in good standing under the laws of the State of New Mexico and has the corporate power and authority to carry on its business as presently conducted, to own or hold under lease its properties and to enter into and perform its obligations under this Participation Agreement and each other Transaction Document to which it is, or is to become on or before the Closing Date, a party. PNM is duly qualified and in good standing to do business as a foreign corporation in the State of Arizona and has not failed to qualify to do business or to be in good standing in any other jurisdiction where failure so to

609l.BURNHAM.1106.27:1
        qualify or be in good standing would materially and adversely affect the financial condition of PNM or its ability to perform any obligations under this Participation Agreement or any other Transaction Document to which it is, or is to become on or before the Closing Date, a party.

                (2) Due Authorization. The execution, delivery and performance by PNM of this Participation Agreement and each other Transaction Document to which it is, or is to become on or before the Closing Date, a party, have been duly authorized by all necessary corporate action on the part of PNM and do not, and will not, require the consent or approval of the stockholders of PNM or any trustee or holder of any indebtedness or other obligation of PNM, other than (i) the Mortgage Release, (ii) the finding of the ANPP Administrative Committee described in Section 15.6.2 of the ANPP Participation Agreement and (iii) such other consents and approvals as have been, or on or before the Closing Date will have been, duly obtained, given or accomplished, with true copies thereof delivered to the Owner Participant.

                (3) Execution. This Participation Agreement and each other Transaction Document to which the Lessee is, or is to become a party, have been or on or before the Closing Date will have been duly executed and delivered by PNM, and this Participation Agreement constitutes, and upon execution and delivery thereof, each such Transaction Document and each such Financing Document will constitute, the legal, valid and binding agreement of PNM, enforceable against it in accordance with their respective terms.

                (4) No Violation, etc. Neither the execution, delivery or performance by the Lessee of this Participation Agreement or any other Transaction Document to which it is, or is to become, a party, nor the consummation by the Lessee of the transactions contemplated hereby or thereby, nor compliance by the Lessee with the provisions hereof or thereof, conflicts or will conflict with, or results or. will result in a breach or contravention of any of the -.provisions of, the Restated
        Articles of Incorporation or By-Laws of PNM, or any Applicable Law, or any indenture, mortgage, lease or any other agreement or instrument to

6091.BURNHAM.1106.27:1
        which PNM or any Affiliate of PNM is a party or by which the property of PNM or any Affiliate of PNM is bound, or results or will result in the creation or imposition of any Lien (other than Permitted Liens) upon any property of PNM or any Affiliate of PNM. There is no provision of the Restated Articles of Incorporation or By-Laws of PNM, or any Applicable Law, or any such indenture, mortgage lease or other agreement (other than the ANPP Participation Agreement) or instrument which materially adversely affects, or in the future is likely (so far as the Lessee can now foresee) to materially adversely affect, the business, operations, affairs, condition, properties or assets of the Lessee, or its ability to perform its obligations under this Participation Agreement or any other Transaction Document to which it is, or is to become, a party. The Lessee represents and warrants that the transactions contemplated by the Transaction Documents meet the conditions set forth in Section 15.6 of the ANPP Participation Agreement.

                (5) Governmental Actions. No Governmental Action is or will be required in connection with the execution, delivery or performance by the Lessee of, or the consummation by the Lessee of the transactions contemplated by, this Participation Agreement or any other Transaction Document or Financing. Document to which it is, or is to become on or before the closing date, a party, except such Governmental Actions (i) as have been, or on or before the closing Date will have been, duly obtained, given or accomplished, with true copies thereof delivered to the Owner Participant, the Owner Trustee and the Loan Participant (ii) as may be required under existing Applicable Law to be obtained, given or accomplished from time to time after the closing Date in connection with the maintenance, use, possession or operation of Unit 2 or otherwise with respect to Unit 2 and the Lessee's or the operating Agent's involvement therewith and which are, for PVNGS; routine in nature and which the Lessee has no reason to believe will not be timely obtained and (iii) as may be required under Applicable Law not now in effect. No Governmental Action (except Governmental Action as may be required by any Governmental Authority of or in the states of the
        principal   place  of  business  or  of   incorporation   of  the  Owner

6091.BURNHAM.1106.27:l

        Participant) is or will I be required (a) in connection with the participation by the Owner Trustee, the Indenture Trustee, the Owner Participant or the Loan Participant in the consummation of the transactions contemplated by this Participation Agreement, any other Transaction Document or any Financing Document or (b) to be obtained by any of such Persons during the Lease Term, except such Governmental Actions (i) as have been, or on or before the Closing Date will have been, duly obtained, given or accomplished, with true copies thereof delivered to the Owner Participant and the Loan Participant, (ii) as may be required by Applicable Law not now in effect, (iii) as may be required of the Holder thereof in consequence of any transfer of ownership of any Note or Bond, or any transfer (other than to the Lessee) of the beneficial interest in the Trust by the Owner Participant, or the Undivided Interest or the Real Property Interest by the Owner Trustee under Applicable Law other than the law of the State of Arizona, (iv) as may be required of the Holder thereof in consequence of the issuance, sale or exchange and delivery of any Note (other than the Initial Series Note) or any obligations issued under and pursuant to the Collateral Trust Indenture (other than the Initial Series Bonds),
        (V) as would be required by existing Applicable Law on the Lease Termination Date in connection with taking possession of an interest in Unit 2, (vi) as may be required by existing Applicable Law if, after the Lease Termination Date, the Lessee should provide transmission services for the Owner Trustee or cease to be agent for the Owner Trustee as provided under the Assignment and Assumption, or (vii) as may be required in consequence of any exercise of remedies or other rights by any such Person in connection with taking possession of an interest in Unit 2.

                (6) Securities Act. Neither PNM nor anyone acting on its behalf has directly or indirectly offered or sold any Bond, any interest in any Note, any note issued with respect to any other undivided interest in Unit 2, the Undivided Interest or any other undivided interest in Unit 2, the Facility Lease or any other lease of an undivided interest in Unit 2, or any similar security or lease, or any interest in any security or lease the offering of which, for purposes of the Securities

6091.BURNHAM.1106.27:1

        Act, would be deemed to be part of the same offering as the offering of the aforementioned securities or leases, or solicited any offer to acquire any of the aforementioned securities or leases in violation of
        Section 5 of the Securities Act, and except as contemplated by this Participation Agreement, neither the Lessee nor any one authorized to act on its behalf will take any action which would subject the issuance or sale of any Note or any interest in the Facility Lease or any other debt instrument (other than the Refunding Bonds) issued or to be issued to finance the Undivided Interest to the registration requirements of such Section 5.

                (7) Title to the Undivided Interest and Real Property Interest; Security Interest. On the Closing Date, (i) good and marketable title to the Undivided Interest and the related Generation Entitlement Share will be duly, validly and effectively conveyed and transferred to the Owner Trustee, free and clear of all Liens, except Permitted Liens (other than those described in clause (ii) of the definition of such term and that portion of clause (iv) of such definition relating to Liens for Taxes being contested), (ii) good and marketable title to the Real Property Interest will be duly, validly and effectively conveyed and transferred to the Owner Trustee, as provided in the Deed and the Assignment of Beneficial Interest, (iii) PNM will have good and marketable title to its ownership interest in the Retained Assets, free and clear of all Liens except Permitted Liens, the Lien of the Existing Mortgage and matters disclosed in the title report referred to in Section 11 (a)
        (34), (iv) the Lessee will have good and valid title to its ownership interest in the PVNGS Site, (v) Unit 2 will be wholly located on the PVNGS Site without any material encroachments by any portion thereof on any other property, (vi) all filings and recordings necessary or advisable to perfect the Owner Trustee's right, title and interest in and to the Undivided Interest, the related Generation Entitlement Share and the Real Property Interest, and to perfect for the benefit of the Indenture Trustee and the holders of the Notes the first priority security interest, mortgage and assignment of rents provided for in the Indenture, will have been duly made and (vii) no other action, including any action under any fraudulent conveyance statute, will be required to

609l.BURNHAM.1106.27:l
        protect the title and interests of the Owner Trustee in and to the Undivided Interest, the related Generation Entitlement Share and the Real Property Interest against the claims of all Persons other than the ANPP Participants in accordance with the terms of the ANPP Project Agreements, or to perfect such first priority security interest, mortgage and assignment of rents in favor of the Indenture Trustee.

                (8) Non-Interference. None of the Permitted Liens described in clauses (ii), (iii), (iv), (v), (vii), (viii) and (xii) of the definition of such Term will, on and after the Closing Date, materially interfere with the use or possession of the Undivided Interest, the related Generation Entitlement Share or the Real Property Interest or the use of or the exercise by the Owner Trustee of its rights under the Bill of Sale, the Deed, the Assignment of Beneficial Interest and the Assignment and Assumption with respect to, the interests in PVNGS granted or to be granted under the Bill of Sale, the Deed, the Assignment of Beneficial Interest and the Assignment and Assumption.

                (9) Personal Property. Unit 2, based on the agreements of PNM and the other ANPP Participants in the ANPP Participation Agreement and of the Lessee and the Owner Trustee herein and in the other Transaction Documents, is personal property under the laws of the State of Arizona.

                (10) Location of Chief Executive Office. The chief executive office and place of business of the Lessee and the office where it keeps its records concerning its accounts or contract rights is located at Alvarado Square, Albuquerque, Bernalillo County, New Mexico 87158.

                (11) Financial Statements. The consolidated balance sheets of the Lessee and subsidiaries (A) as of December 31, 1985 and 1984, respectively, and the related consolidated statements of earnings, retained earnings and changes in financial position for each of the years in the three-year period ended December 31, 1985, together with the notes accompanying such financial statements, all certified by Peat, Marwick, Mitchell & Co., and (B) as of June 30, 1986 and 1985, respectively, and the related consolidated statements of earnings,

6091.BURNHAM.1106.27:1
       retained earnings and changes in financial position for the six-month period ended June 30, 1986 and June 30, 1985, respectively, all certified by the Controller or an Assistant Controller of the Lessee, as furnished to the Owner Participant, fairly present the financial position of the Lessee and its subsidiaries taken as a whole at each such date and the results of their operations for each of the periods then ended, in conformity with generally accepted accounting principles applied on a consistent basis, subject in the case of the consolidated balance sheets and the related consolidated statements described in clause (B) above to the condensation of certain financial information and the omission of certain footnote disclosures as permitted by the rules and regulations of the SEC and to year-end audit adjustments. The Lessee knows of no such adjustments which would, if made on the date hereof, be material.

                (12) Disclosure None of the financial statements to which reference is made in paragraph 11 above, nor the reports to which reference is made in this paragraph 12, nor any certificate, written statement or other document (other than any document published by any Governmental Authority other than with respect to PVNGS or Unit 2, any press report, any insurance report (furnished pursuant to Section 11 hereof) or any appraisal) and furnished to the Owner Participant by the Lessee in connection with the transactions contemplated hereby (under the circumstances at the time and for the purposes for which any statement made therein was made) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. There is no fact known to the Lessee that materially and adversely affects or, so far as the Lessee can now reasonably foresee, is likely to materially and adversely affect, the business or financial condition of PNM or any material portion of its properties or the ability of the Lessee to perform its obligations under this Participation Agreement or any other Transaction Document or Financing Document to which the Lessee is, or is to become on or before the Closing Date, a party. PNM has heretofore delivered to the Owner
        Participant PNM' 5 Annual Report on Form 10-K for the year ended December 31, 1985, PNM's Quarterly Reports on Form l0-Q for the quarters

609l.BURNHAM.1l06.27:l
       ended March 31 and June 30, 1986 and the Current Reports on Form 8-K filed on January 14, March 3, June 30, July 16 and July 31, 1986.

                (13) Litigation. There is no action, suit, investigation or proceeding pending or, to the knowledge of the Lessee, threatened against PNM before any court, arbitrator or administrative or governmental body which questions the validity or enforceability of this Participation Agreement or any other Transaction Document to which the Lessee is, or is to become, a party, or (except as described in the reports to which reference is made in the last sentence of paragraph
        (12) above) which, individually or in the aggregate, if decided adversely to the interests of the Lessee, would have a material adverse effect on the business or financial condition of PNM or materially and adversely affect the ability of the Lessee to perform its obligations under this Participation Agreement or any other Transaction Document to which it is, or is to become, a party.

                (14) Tax Returns. The Lessee has filed all Federal, state, local and foreign, if any, tax returns which were required to be filed, and has paid all Taxes shown to be due and payable on such returns and has paid all other Taxes in respect of the Lessee's interest in Unit 2 and in the PVNGS Site which are payable by PNM to the extent the same have become due and payable and before they have become delinquent, except for (i) any Taxes the amount, applicability or validity of which may be in dispute and which are currently being contested in good faith by appropriate proceedings and with respect to which PNM has set aside on its books reserves (segregated to the extent required by generally accepted accounting principles) deemed by it to be adequate and (ii) any Taxes relating to PVNGS in respect of which the Operating Agent has not given notice to PNM that the same are due and payable. The Federal income tax returns of PNM have been audited by the IRS for taxable years through 1980.

                (15) ERISA. In reliance upon, and subject to the accuracy of the representations made by the Loan Participant in Section 6(a)(6) and the

609l.BURNHAM.1106.27:1

        Owner Participant in Section 7(a)(9), the execution and delivery by the Lessee of this Participation Agreement and the other Transaction Documents and Financing Documents to which the Lessee is, or is to become on or before the Closing Date, a party will not involve any prohibited transaction within the meaning of ERISA or Section 4975 of the Code.

                (16) Regulation. So long as the Facility Lease is in effect, assuming the proper filing of Form U-7D with the SEC on or within 30 days after the Closing Date, under Applicable Law now in effect, neither the Loan Participant, the Owner Participant, FNB nor the Owner Trustee will be or become, solely by reason of either its entering into this Participation Agreement or any other Transaction Document to which any of them is, or is to become, a party, or the transactions contemplated hereby or thereby, subject to regulation (i) as an "electric utility", an "electric utility company", a "public utility", a "public utility company", a "holding company", or a "public utility holding company" by any Federal, state (other than, as to the Owner Participant, the laws of the states of its principal place of business and of its incorporation, as to which no representation or warranty is given) or local public utility commission or other regulatory body, authority or group (including, without limitation, the SEC, the FERC, the NMPSC or the Arizona Corporation Commission) or (ii) in any manner by the NRC. The Lessee is not, and covenants that (except in connection with a transaction permitted by Section 10(b) (3) (ii) hereof) it will not become, a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" within the meaning of the Holding Company Act. The Lessee is not subject to regulation by the Arizona Corporation Commission as a public utility or a public service corporation.

                (17) Authorizations, etc. PNM has not failed to obtain any Governmental Action or other authorization, license, approval, permit, consent, right or interest, where a failure to obtain such would materially and adversely affect the ability of PNM to carry on its business as presently conducted.

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
                (18) No Default, etc. PNM is not in default, and no condition exists that, with the giving of notice or lapse of time or both, would constitute a default by PNM, under the Existing Mortgage or any other material mortgage, deed of trust, indenture, lease, contract or other instrument or agreement to which PNM is a party or by which it or any of its properties or assets may be bound.

                (19) Certain Documents. True and correct copies of the ANPP Participation Agreement, the Material Project Agreements (other than those referred to in clauses (x) through (xiv) of the definition of such term, true and correct copies of which will be delivered promptly following the closing Date) and the Existing Mortgage have been delivered to Milbank, Tweed, Hadley & McCloy. No ANPP Project Agreement will, on and after the Closing Date, materially and adversely interfere with (i) (except for the ANPP Participation Agreement, in the case of the Generation Entitlement Share only) the title of the Owner Trustee to the Undivided Interest, the related Generation Entitlement Share or the Real. Property Interest or (ii) except for the ANPP Participation Agreement, the use of, or the exercise by the Owner Trustee of its rights under the Facility Lease, the Deed, the Assignment of Beneficial Interest and the Assignment and Assumption with respect to, the Undivided Interest, the related Generation Entitlement Share, and the interests in the PVNGS Site (including the Real Property Interest) granted or to be granted under the Deed, the Assignment of Beneficial Interest and the Assignment and Assumption.. No payment default or other default of a material nature by the Lessee has occurred and is continuing under the Existing Mortgage or any ANPP Project Agreement. The ANPP Participation Agreement and each other ANPP Project Agreement is in full force and effect and no breach of any thereof, to the Lessee's knowledge, by any other party thereto has occurred and is continuing, except where the failure to be in force and effect or such breach would not have a material and adverse effect on the Undivided Interest, the related Generation Entitlement Share, the Real Property interest, Unit 2 or the rights, interests and benefits of the Owner Trustee or the Owner Participant under any Transaction Document. Upon execution and delivery of the Mortgage Release and the recordation thereof or of UCC releases in respect thereof, (i) the mortgagee and

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
        secured party thereunder will have released the lien of the Existing Mortgage on the Undivided Interest, the related Generation Entitlement Share and the Real Property Interest and (ii) the rights of the Owner Trustee in the Undivided Interest and the Real Property Interest and the related Generation Entitlement Share will not be, and will not become, subject or subordinate to the rights of any Person, except the Indenture Trustee under the Indenture and the ANPP Participants under, and to the extent expressly set forth in, the ANPP Participation Agreement (as in effect on the closing Date) and except as may otherwise expressly be permitted by the Facility Lease. The lien of the Existing Mortgage does not extend to rights of PNM under the Transaction Documents (other than the Lessee's leasehold interest under the Facility Lease), or to the Generation Entitlement Share related to the Undivided Interest. Neither the Owner Trustee nor the Owner Participant shall, by virtue of the transactions contemplated by the Transaction Documents, be a "Transferee" under Section 15.10 of the ANPP Participation Agreement.

                (20) Unit 2. The description of Unit 2 set forth in Exhibit B to the Bill of Sale, as delivered on the closing Date, will be correct and sufficiently complete to identify such property.

                (21) Investment Company Act. PNM is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment company Act.

                (b)     Agreements.

                (1) Delivery of Documents. The Lessee agrees that it will deliver to the Owner Participant and the Loan Participant (and, in the case of Sections 10(b) (1) (iii) and (v), the Owner Trustee):

                      (i) Financial Statements: (A) as soon as practicable,  and in any event within 120 days, after the end of each fiscal year of PNM, a consolidated balance sheet of PNM and subsidiaries as of the end of such fiscal year and related consolidated statements of earnings, retained earnings and changes in financial position for such year, all in reasonable detail and

6091.BURNHAM.1106.27:1
                certified in an opinion I by a nationally recognized firm of independent public accountants, and the annual and interim reports of PNM to its stockholders as soon as the same have been mailed to such stockholders, (3) as soon as practicable, and in any event within 60 days, after the end of each fiscal quarter (other than the last fiscal quarter) of each fiscal year of PNM, a consolidated balance sheet of PNM and subsidiaries as of the end of said period and a related consolidated statement of earnings, retained earnings and changes in financial position for said period, all in reasonable detail, and certified by the Chief Financial Officer, the Controller or an Assistant Controller of PNM and (C) as soon as practicable after the same have been filed, a copy of all documents filed by PNM with the SEC pursuant to the reporting requirements of the Securities Exchange Act;

                    (ii) Other Reports:  promptly upon their becoming available, any registration statement, offering statement, investment memorandum or prospectus prepared by PNM in connection with the public offering of securities (other than public offerings of securities under employee stock option, consumer stock or dividend reinvestment plans);

                 (iii) Notice of Default: promptly upon the Lessee becoming aware of the existence there-of, written notice specifying any condition which constitutes a Default or an Event of Default or a default by any ANPP Participant under the ANPP Participation Agreement and, in each case, the nature and status thereof;

                    (iv) Annual Certificate: within 120 days after the end of each fiscal year of PNM, a certificate of the Lessee, signed by the Chief Financial Officer, the Controller or an Assistant Controller of PNM, to the effect that such officer has reviewed, or caused to be reviewed by individuals under his supervision, this Participation Agreement and each other Transaction Document and each Financing Document to which the Lessee is a party and has made, or caused to be made under his supervision, a review

6091.BURNHAM.1106.27:l
                of the transactions contemplated hereby and thereby and the condition of PNM during such preceding fiscal year, and such review has not disclosed the existence during such fiscal period, nor does such officer have knowledge of the existence as at the date of such certificate, of any condition or event that constitutes a Default or Event of Default or, if any such condition or event exists, specifying the nature and period of existence thereof and any action the Lessee has taken, is taking, or proposes to take with respect thereto;

                      (v) Opinion of  Counsel:  within 120 days after the end of each fiscal year of the Lessee, an opinion or opinions, satisfactory to the Owner Participant, the Owner Trustee, the Collateral Trust Trustee and the Indenture Trustee, of Keleher & McLeod, P.A., as general counsel for PNM, Snell & Wilmer, as special Arizona counsel for the Lessee, and/or other counsel acceptable to the Owner Participant (A) either to the effect that (1) all filings and recordations (or refilings and rerecordations) required to (i) convey to the Owner Trustee, and establish, preserve, protect and perfect the title of the Owner Trustee to, the Undivided Interest, the related Generation Entitlement Share and the Real Property Interest and establish, preserve and protect the Owner Trustee's rights under this Agreement and the other Transaction Documents, and, (ii) so long as any Note is Outstanding grant, perfect, and preserve the security interest of the Indenture Trustee in the Lease Indenture Estate, have been duly made, or (2) no such additional filings, recordations, refilings or rerecordations are necessary, to (i) convey to the Owner Trustee, and establish, preserve, protect and perfect the title of the Owner Trustee to, the Undivided Interest, the related Generation Entitlement Share and the Real Property Interest and establish, preserve and protect the Owner Trustee's rights under this Agreement and the other Transaction Documents, and (ii) so long as any Note is Outstanding, grant, perfect and preserve the security interest

                                      -37-
6091.BURNHAM.1106.27:1
                of the Indenture Trustee in the Lease Indenture Estate and (B) specifying the particulars of all action required during the period from the date of such opinion through the last day of the next succeeding calendar year, including, in the case of each UCC continuation statement required to be filed during such period, the office in which each such continuation statement is to be filed and the filing date and filing number of the original financing statement or fixture filing to be continued, and the dates within which such continuation statement may be filed under Applicable Law;

                      (vi) ANPP Information:  upon receipt by the Lessee, copies of all material notices, data, information and other written communications received by the Lessee under or pursuant to any ANPP Project Agreement or otherwise with respect to Unit 2, PVNGS or the PVNGS Site, subject in each case to applicable confidentiality undertakings with respect there-to, unless prohibited by Applicable Law;

                (vii) Other PVGS Information: the Lessee having by letter dated on or prior to the Closing Date described its internal procedures for monitoring PVNGS and reporting to the Owner Participant with respect thereto, prior written notice of any material change in such procedures; and copies of all notices of violation or other material communications from the NRC and all notices of Nuclear Incidents or other material occurrence given to the NRC (including, without limitation, all "Licensee Event Reports", Systematic Assessment of Licensee Performance (SALP) reports and all other NRC audit reports) in each case with respect to PVNGS or Unit 2;

                 (viii) Annual PVNGS Report: within 120 days after the end of each fiscal year of the Lessee, a certificate of the Lessee with respect to the status and operations of Unit 2 for such fiscal year and current information respecting the status of decommissioning funding arrangements for Unit 2,

6091.BURNHAM.1106.27:l

                   (ix) Information Relating to Weighted Factor through the Refunding Date, promptly after any change (other than a change resulting from changes in the interest rate borne from time to time by the Initial Series Note and the initial series notes issued in connection with other sale and leaseback transactions with respect to undivided interests in Unit 2 entered into by PNM on the Closing Date) in the Weighted Factor, a notice specifying the amount of such change, the amount of the Weighted Factor after giving effect to such change and the event or events which resulted in such change and, promptly following the Owner Participant's request therefor, from time to time, such other information regarding such factor and any events which have resulted or may result in a change there-in; and

                    (x) Requested Information: with reasonable promptness, unless prohibited by Applicable Law, such other data and information as to the business and properties of PNM or as to Unit 2, PVNGS or the PVNGS Site as from time to time may be reasonably requested by the Owner Participant, subject, however, to applicable confidentiality undertakings with respect thereto.

                (2) Further Assurances. The Lessee will cause to be promptly and duly taken, executed, acknowledged and delivered all such further acts, documents and assurances as the Owner Participant may from time to time reasonably request in order to carry out more effectively the intent and purposes of this Participation Agreement, the other Transaction Documents and the Financing Documents, and the transactions contemplated hereby and thereby. The Lessee will cause the financing statements (and continuation statements with respect thereto) and the documents enumerated and described in Schedule 3, and all other documents necessary or advisable in that connection, to be recorded or filed at such places and times, and in such manner, and will take all such other actions or cause such actions to be taken, as may be necessary or reasonably requested by the Owner Participant, the Collateral Trust Trustee, the Owner Trustee or the Indenture Trustee,

6091.BURNHAM.1106.27:l
       in order to establish, preserve, protect and perfect the title of the Owner Trustee to the Undivided Interest, the related Generation Entitlement Share and the Real Property Interest, and the Owner Trustee's rights and interests under this Participation Agreement and the other Transaction Documents and, so long as any Note is Outstanding, the first and prior security interest of the Indenture Trustee in the Lease Indenture Estate and the Indenture Trustee's rights under this Participation Agreement and the other Transaction Documents, all referred to and included under the granting clause of the Indenture.

                (3)     Covenants. The Lessee covenants and agrees as follows:

                       i) Maintenance of Corporate Existence, etc. The Lessee shall at all times maintain its existence as a corporation under the laws of the State of flew Mexico, except as permitted by paragraph (ii) below (including any consent given by the Owner Participant pursuant to such paragraph (ii)). The Lessee will do or cause to be done all things necessary to preserve and keep in full force and effect its rights (charter and statutory) and franchises; provided, however, that the Lessee may discontinue any right or franchise its board of directors shall determine that such discontinuance is necessary or desirable in the conduct of its business and does not materially and adversely affect or diminish any right of the Owner Participant or the Loan Participant.

                      (ii) Merger,  Sale, etc.: Owner  Participant.  Without the
                consent of the Owner Participant, the Lessee shall not (I) consolidate with any Person, (2) merge with or into any Person, or (3) subject to the provisions of Section 11(a) of the Facility Lease and except in connection with normal dividend policy of PNM, convey, transfer, lease, or dividend to any Person more than 5% of its assets, including cash, in any single transaction or series of related transactions, unless, immediately after giving effect to such transaction:

6091.BURNHAM.1106.27:l

                   (A) the person who is the Lessee  immediately  following such consolidation, merger, conveyance, transfer or lease (the Surviving Lessee) shall be a corporation or (with the prior written consent of the Owner Participant, which consent shall not be unreasonably withheld) other legal entity which (i) is organized under the laws of the United States of America, a state thereof or the District of Columbia, (ii) is a "public utility" under applicable state and Federal laws, (iii) is an ANPP Participant under the ANPP Participation Agreement with respect to Unit 2 (including the Undivided Interest), (iv) if other than the Lessee immediately prior to such transaction, shall have assumed each covenant and condition of the Lessee under the ANPP Participation Agreement and each other ANPP Project Agreement and (V) holds a valid and subsisting license from the NRC to possess Unit 2 (including the Undivided Interest);

                   (B) the Surviving Lessee, if other than the Lessee immediately prior to such transaction, shall execute and deliver to the Owner Participant an agreement, in form and substance reasonably satisfactory to the Owner Participant, containing the assumption by the Surviving Lessee of each covenant and condition of this Participation Agreement, each other Transaction Document and each Financing Document to which the Lessee immediately prior to such transaction was a party immediately preceding such transaction;

                   (C) no Default (other than a failure to deliver documents and other information  specified in Section  l0(b)(1)(vi),  (vii) or
                (viii) hereof) , Event of Default, Event of Loss or Deemed Loss Event shall have occurred and be continuing;

6091.BURNHAM.1106.27:l

                   (D) the  Bonds  (or,  if the Bonds  are not then  rated,  the preferred stock of the Surviving Lessee) after giving effect to such transaction, (1) shall be rated at least "investment grade" by Standard & Poor's Corporation and Moody's Investors Service, Inc. and (2) shall have an investment rating by Standard & Poor's Corporation and Moody's Investors Service, Inc. not less than one "smallest notch" below the rating assigned to the Bonds (or, if the Bonds are not then rated, the preferred stock of the Surviving Lessee) immediately prior to such transaction (or, if neither of such rating organizations shall rate the Bonds (or, if applicable, the preferred stock of the Surviving Lessee) at the time, by any nationally recognized rating organization in the United States of America);

                   (E) the Surviving Lessee shall have a Minimum Net Worth;

                   (F) the  Surviving  Lessee shall have  delivered to the Owner
                Participant and the Indenture Trustee an Officers' Certificate and an opinion of counsel (if other than Mudge Rose Guthrie Alexander & Ferdon or Keleher & McLeod, P.A., such counsel to be reasonably satisfactory to the Owner Participant) to the
                Surviving Lessee, each stating that (1) such transaction complies with this subparagraph (ii) and (2) all conditions precedent to the consummation of such transaction have been satisfied and any Governmental Action required in connection with such transaction has been obtained, given or accomplished;

                   (G) the  Surviving  Lessee shall have  delivered to the Owner
                Participant an opinion, reasonably satisfactory to the Owner Participant, of independent counsel to the Surviving Lessee stating that such transaction does not and will not cause a Tax Loss (as defined in the Tax Indemnification Agreement)

                   (H) such  transaction  is  otherwise  permitted  by and is in accordance with the ANPP Participation Agreement; and

6091.BURNHAM.1106.27:l

                   (I) the Coverage  Ratio of the  Surviving  Lessee shall be at least 1.6 to 1.

                Upon the consummation of such transaction the Surviving Lessee, if other than the Lessee, shall succeed to, and be substituted for, and may exercise every right and power of, the Lessee immediately prior to such transaction under this Participation Agreement and each other Transaction Document and each Financing Document to which the Lessee immediately prior to such transaction was a party immediately prior to such transaction, with the same effect as if the Surviving Lessee had been named herein and therein.

                   (iii) Merger, Sale, etc.:  Bondholders.  The Lessee shall not enter into any transaction constituting a consolidation1 merger, conveyance, transfer, lease or dividend not permitted by Section l0(b)(3)(ii), irrespective of any consent or waiver of the Owner Participant, unless immediately after giving effect to such transaction, the Bonds (or, if the Bonds are not then rated, the preferred stock of the Surviving Lessee) shall be rated at least "investment grade" by Standard & Poor's Corporation and Moody's Investors Service, Inc.

                   (iv) Prior Notice to Rating Agencies.  Prior to entering into any transaction as to which the conditions set forth in paragraphs (ii) and (iii) above shall be applicable, the Lessee shall give notice thereof to the rating agencies specified in such paragraphs, such notice to be sufficiently in advance of such transaction to enable the rating agencies to respond thereto prior to consummation thereof.

                       (V) Incurrence of Debt.  Without the consent of the Owner
                Participant, the Lessee shall not issue or assume any secured or unsecured indebtedness maturing more than eighteen months after the date of issuance thereof, if, immediately after such issue or assumption, the total amount of all secured and unsecured

6091.BURNHAM.1106.27:l
                indebtedness of the Lessee maturing more than one year after the date of such issue or assumption, exceeds 65% of the aggregate of (x) such total amount and (y) the total capital and surplus of the Lessee, in each case as shown on the Lessee's pro forma consolidated balance sheet on and as of the date of such issue or assumption.

                   (vi} Change in Chief Executive Office. The Lessee will notify the Owner Trustee, the Owner Participant, the Loan Participant and the Indenture Trustee promptly after any change in the location of its chief executive office and place of business, principal place of business or place where the Lessee maintains its business records.

                   (vii) No Petition Agreement. Prior to the 181st day following the payment in full of the Bonds and the discharge in accordance with its terms of the Collateral Trust Indenture, PNM will not file a petition, or join in the filing of a petition, seeking reorganization, arrangement, adjustment or composition of or in respect of the Loan Participant under the Bankruptcy Code or any other applicable Federal or state law or the law of the District of Columbia.

                   (viii) ANPP Project  Agreements.  Except where the failure to do so would not have a material and adverse effect on the Undivided Interest, the Real Property Interest, Unit 2 or the rights, interests and benefits of the Owner Trustee or the Owner Participant under any Transaction Document, the Lessee (without limiting its obligations under the next sentence) at all times, unless the Owner Participant shall otherwise consent, will (1) perform its obligations under and comply with the terms of each ANPP Project Agreement to be complied with by it, (2) exercise its rights under the ANPP Participation Agreement to maintain each ANPP Project Agreement in full force and effect, (3) keep unimpaired all of the Lessee's rights, powers and remedies under each ANPP Project Agreement and prevent any forfeiture or

609l.BURNHAM.1106.27:1
                impairment thereof, (4) enforce the ANPP Participation Agreement in accordance with its terms and (5) not take, fail to take or join in (i) any action with respect to, nor accept or approve any amendment or any other change in, the ANPP Participation Agreement or any other ANPP Project Agreement or (ii) any action or change the effect of which would be to relieve the Lessee of any obligation under the ANPP Participation Agreement on or after the Closing Date. The Lessee will not, unless the Owner Participant otherwise consents, accept or approve any amendment to any ANPP Project Agreement the effect of which would be to
                (A) reduce the Generation Entitlement Share related to the Undivided Interest, (B) impose, directly or indirectly, on the Owner Trustee or the Owner Participant any obligations, (C) discriminate against (x) the Owner Trustee or the Owner Participant in its capacity as lessor in a sale and leaseback transaction or (y) any present or future ANPP Participant because such ANPP Participant derived or will derive its status as "Participant" under the ANPP Participation Agreement from a lessor in a sale and leaseback transaction, or (D) deprive the owner Trustee or the Owner Participant, as the case may be, of the benefit of Sections 15.2.2, 15.10 and 32.1 of the ANPP Participation Agreement (or any comparable successor provisions). The Lessee shall (X) provide copies of any proposed amendment to or modification of the ANPP Participation Agreement to the Owner Participant not less than 45 days prior to the execution thereof by the Lessee (except where the Lessee is unaware thereof 45 days prior to such execution, in which case the Lessee shall provide notice thereof as promptly as possible after becoming so aware) and (Y) upon such execution furnish to the Owner Participant a copy of any such amendment or modification as executed. The Lessee will not, except as permitted by paragraph (ii) above, sell, transfer, assign or otherwise dispose of, except in the ordinary course of operation of PVNGS, all or any of its rights or interests in and to PVNGS.

6091.BURNHAM.1106.27:1

                    (ix) Notes and  Bonds.  The  Lessee  will not,  and will not permit any of its Affiliates to, acquire any of the Notes or, except in connection with the selection of Bonds for redemption pursuant to the Collateral Trust Indenture, the Bonds. The Lessee agrees that (1) neither it nor any of its Affiliates shall purchase any Bond more than 180 days in advance of the date of the mandatory sinking fund redemption applicable thereto, (2) the aggregate of Bonds of any one series so purchased shall not exceed the amount of the, next succeeding sinking fund payment applicable thereto and (3) any Bonds so purchased shall be the subject of a request by the Lessee pursuant to the provisions of the commitment agreement applicable to such series of Bonds.

                      (x) Cooperation.  The Lessee will cooperate with the Owner
                Participant and the Owner Trustee in obtaining the valid and effective issue, or, as the case may be, transfer or amendment of all Governmental Actions (including, but without limitation, the License) necessary or, in the opinion of the Owner Participant, desirable for the ownership, operation and possession of the Undivided Interest (including the related Generation Entitlement Share), the Real Property Interest or any portion of Unit 2 represented thereby by the Owner Trustee or any transferee, lessee or assignee thereof for the period from and after the Lease Termination Date to the Final Shutdown.

                    (xi) Decommissioning. (A) The Lessee will comply with its obligations under Applicable Law concerning the Decommissioning of Unit 2. If Applicable Law or Governmental Action shall not, on or before December 31, 1990, impose upon the Lessee the obligation to create and maintain an external reserve fund (which may be a fund which qualifies under Section 468A of the Code) dedicated to paying all Decommissioning Costs relating to the Undivided Interest, then the Lessee will create and maintain such a fund on terms reasonably satisfactory to the Owner

6091.BURNHAM.1106.27:l

                Participant; if Applicable Law or Governmental Action shall thereafter impose upon the Lessee an obligation to create and maintain such a fund, any fund in compliance with Applicable Law or such Governmental Action shall be deemed satisfactory to the Owner Participant for purposes of the preceding sentence. (B) Except to the extent provided in clauses (C) and (D) below, as between the Lessee, the Owner Trustee, the Owner Participant and any transferee (including by way of lease) or assignee of any of the Lessor's or the Owner Participant's right, title or interest in Unit 2, the Lessee agrees to pay, or cause to be paid, and to indemnify such parties against, all Decommissioning Costs, notwithstanding (i) the occurrence of the Lease Termination Date, any Event of Default, Default, Event of Loss, Deemed Loss Event or any other event or occurrence, (ii) any provision of any Transaction Document, or other document, instrument or agreement, including the ANPP Participation Agreement, (iii) any provision of the License or any other license or permit, or (iv) any Applicable Law, charter or by-law provision, Governmental Action or other impediment, including, without limitation, the bankruptcy or insolvency of the Lessee, either now or hereafter in effect; it being understood that the obligations of the Lessee under this clause (B) are and shall be a~so1ute and unconditional. (C) In the event that (i) the Facility Lease shall have expired upon expiration (or early termination pursuant to Section 14(e) of the Facility Lease) of the Lease Term (other than in connection with an Event of Loss, Deemed Loss Event or Event of Default) and (ii) thereafter the Lessor shall (I) re-lease the Undivided Interest to any Person or (2) retain the Undivided Interest and sell power and energy from its Generation Entitlement Share, then after the Lessor has received
                (x) in the case of clause (1) above, gross rents in an aggregate amount (when discounted back to such Lease Termination Date at a rate per annum equal to the Prime Rate) equal to 20% of Facility Cost, or (y) in the case of clause (2) above, net electric

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

                revenues in an aggregate amount (discounted as I aforesaid) equal to 20% of Facility Cost, the Lessor shall thereafter reimburse the Lessee for any expenditures incurred by the Lessee under clauses (A) and (B) of this Section 10(b) (3) (xi) in an amount equal to any further rent received or proceeds received from the sale of power and energy to the extent that such rent or proceeds are attributable to the decommissioning obligation of the Lessee under this Section 10(b) (3) (xi) with respect to the period from and after such Lease Termination Date (payable on an annual basis with respect to each year or portion thereof during the term of such lease referred to in clause (1) above or such period referred to in clause (2) above during which the Lessor retains the Undivided Interest); provided, however, that when such amount has been paid the Lessor shall be relieved of all obligations to make further reimbursement to the Lessee for such purpose. (D) In the event that (i) the Facility Lease shall have expired upon the expiration (or early termination pursuant to Section 14(e) of the Facility Lease) of the Lease Term (other than in connection with an Event of Loss1 Deemed Loss Event or Event of Default, (ii) the Lessor shall sell (other than in connection with the termination by the Lessee of the Facility Lease for obsolescence pursuant to Section 14 of the Facility Lease) the Undivided interest to any Person (including the Lessee in connection with the exercise by the Lessee of the purchase option provided by Section 13(b) of the Facility Lease), and (iii) the net sales proceeds (discounted back to such Lease Termination Date at a rate per annum equal to the Prime Rate) received by the Lessor in connection therewith shall exceed 20% of Facility Cost (reduced by the percentage of Facility Cost, if any, actually realized by the Lessor pursuant to clause (C) above), then the Lessor shall reimburse the Lessee for any expenditures incurred by the Lessee under clauses (A) and (B) of this Section 10(b)(3)(xi) in an amount equal to any net proceeds of such sale, to the extent that such proceeds are attributable to the decommissioning obligation of the Lessee

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

                under this Section 10(b) (3) (xi) with respect to the period from and after the date of such sale through the remaining useful life of Unit 2 (whereupon the reimbursement obligations of the Lessor under this Section 10(b) (3) (xi) shall terminate); provided, however, that any such reimbursement shall not reduce the amount of such net sales proceeds retained by the Lessor to an amount (discounted as aforesaid) equal to less than 20% of Facility Cost (reduced by the percentage of Facility Cost, if any, actually realized by the Lessor pursuant to clause
                (C) above). The reimbursement obligations of the Lessor under clauses (C) and (D) above are for the sole benefit of the Lessee, and no other Person shall be a third party beneficiary with respect thereto. In the event that the Lessee and the Lessor shall not agree as to the amount of gross rents, net electric revenues or net sales proceeds attributable to the decommissioning obligation of the Lessee under this Section l0(b)(3)(xi), such amount shall be determined by the Appraisal Procedure. For purposes of determining Facility Cost under clauses (C) and (0) of this Section l0(b)(3)(xi), Facility Cost shall be adjusted to reflect inflation or deflation from the Closing Date to the time of determination.

                    (xii) Other Leases with Respect to PVNGS.  The Lessee agrees that it will deliver to the Owner Participant, promptly following execution and delivery thereof by the, Lessee, all transaction documents pertaining to any sale and leaseback transaction that the Lessee or any Affiliate of the Lessee may enter into with respect to PVNGS. The Lessee agrees, upon the written request of the Owner Participant delivered within 60 days of receipt of transaction documents with respect to each such transaction, to enter (within a reasonable time as specified in such request) into an amendment to the Facility Lease as necessary to incorporate therein (in substitution for the definitions of such terms theretofore appended thereto) and at the option of the Owner Participant, any one or more of the following three alternatives: (I) the definitions of "Deemed

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

                Loss Event" and "Event of Loss", (II) the definition of "Final Shutdown", or (III) that portion of "Deemed Loss Event" as relates to changes in the Price-Anderson Act, the Atomic Energy Act or any other Applicable Law relating to the matters set forth in clause (2) of the definition of "Deemed Loss Event" contained in Appendix A hereto, in each case as appended to or contained in the Facility Lease entered into in connection with such transaction (the Subject Lease). For purposes of the foregoing, the definitions of any of such terms shall include such other terms as may be used in such transaction to connote events similar to those contained in any of the definitions referred to above. In connection with any such amendment, the Owner Participant shall submit (subject to review by the Lessee's financial advisors) new Schedules of Special Casualty Values and/or casualty Values, in each case calculated on the same assumption as the comparable schedules appended to the Subject Lease. In connection with any such amendment, such substituted definitions shall include and be subject to, mutatis mutandis, the same qualifications and waivers and incorporate, mutatis mutandis, the same definitions as shall be provided in the Subject Lease or related transaction documents with respect to any of the definitions referred to above which shall be substituted.

                   (xiii)  Acknowledgment  and  Agreement.   The  Lessee  hereby
                acknowledges and agrees to the provisions of Section 7(b) (4) of this Participation Agreement.

                    (xiv) Real Estate Matters. The Lessee agrees that upon request of the Owner Participant and at the expense of the Lessee, the Lessee (if permitted by Applicable Law and the ANPP Participation Agreement) will enter into amendments to the Transaction Documents as necessary to reflect reasonable alternative arrangements with respect to the Real Property Interest involving the transfer of the Real Property to the Lessee, the grant to the Lessor of easements, an option to purchase a ground lease or other rights (or a combination thereof) with respect to the Real Property

609l.BURNHAM.1106.27:l

                 Interest and, (ii) if necessary or desirable to effect such arrangements and if requested by the Owner Participant, repurchase the Real Property Interest from the Lessor at the higher of Fair Market Sales Value thereof and an amount equal to the Real Estate Investment; provided, however, the Lessee will not be obligated to accept any alternative arrangements unless the Lessee shall have determined, based upon an opinion of counsel, that such arrangements will not materially adversely affect the status of the Owner Participant as owner of the Undivided Interest for Federal income tax purposes.

                      (xv) Amendment of Subject and Subordinate Provisions.  The
                Lessee shall not unreasonably withhold its consent to any proposed amendment to the ANPP Participation Agreement which would have the effect of eliminating the provisions thereof under which the rights of the Owner Trustee and the Owner Participant hereunder shall be subject and subordinate to the rights of the ANPP Participants, provided that the Lessee shall have no obligations to initiate any such amendment.

                 SECTION 11. Conditions Precedent.

                (a) Owner Participant and Loan Participant Conditions. The obligation of (x) the Loan Participant to make the Loan on the Closing Date, and
(y) the Owner Participant to make the Investment and the Real Estate Investment on the Closing Date, shall (except as provided below) be subject to the fulfillment, on or prior to the Closing Date, of the following conditions precedent (each instrument, document, certificate or opinion referred to below to be in form and substance satisfactory to the Loan Participant and the Owner Participant):

                (1) Notice of Closing; Transaction Documents. Each shall have received executed copies, or sets of executed counterparts, of (x) the Notice of Closing, and (y) each Transaction Document (other than the Tax Indemnification Agreement), the Mortgage Release, each Financing Document being executed on the Closing Date and such other documents as are contemplated by this Participation Agreement.

6091.BURNHAM.1106.27:1

                (2) Tax Indemnification Agreement. The Owner Participant shall have received an executed copy of the Tax Indemnification Agreement.

                (3) Authentication Request, etc. The Owner Trustee shall have delivered to the Indenture Trustee (x) a request, dated the Closing Date, authorizing the Indenture Trustee to authenticate and deliver the Initial Series Note to the Loan Participant upon its payment to the Indenture Trustee, for the account of the Owner Trustee/ of the proceeds of the Loan, and (y) the Original of the Facility Lease.

                (4) Due Authorization, Execution and Delivery. All of the documents described in clauses (1) and (2) of this Section 11(a) shall have been duly authorized, executed and delivered by the respective parties thereto and shall be in full force and effect on the Closing Date, and the Loan Participant and the Owner Participant shall have received evidence as to such authorization, execution and delivery.

                (5) Initial Series Note and Bond Transactions; Investment. In the case of the Loan Participant, (A) the Loan Participant shall have received the proceeds from the sale of the Initial Series Bonds as a result of the consummation of the transactions contemplated by the Term Loan Agreement, (B) the Owner Trustee shall have executed, and the Indenture Trustee shall have authenticated and delivered to the Loan Participant, the Initial Series Note evidencing the Loan made on the Closing Date, (C) the Collateral Trust Trustee shall have accepted the Term Note Supplemental Indenture and shall have released the amount of the Loan from the lien of the Collateral Trust Indenture, and (D) the Owner Participant shall have made the Investment and the Real Estate Investment.

                (6) Loan. In the case of the Owner Participant, the Loan Participant shall have made the Loan.

                (7) ANPP Administrative Committee. the ANPP Administrative Committee shall have made the finding required by Section 15.6.2 of the ANPP Participation Agreement and the Lessee shall have delivered evidence thereof to the Loan Participant and the Owner Participant.

6091.BURNHAM.1l06.27:1

                (8) No Violation. The making by the Owner Participant of the Investment and the Real Estate Investment and by the Loan Participant of the Loan shall not violate any Applicable Law.

                (9) No Default. No Default, Event of Default, Indenture Default or Indenture Event of Default shall have occurred and be continuing.

                (10) Recording and Filing. The financing statements and fixture filings under the Uniform Commercial Code and certain Transaction Documents, in each case as enumerated and described in Schedule 3, shall have been duly filed or recorded in the respective places or offices set forth in such Schedule and all recording and filing fees with respect thereto shall have been paid.

                (11) Representation. and Warranties of the Loan Participant. In the case of the Owner Participant, the representations and warranties of the Loan Participant set forth in Section 6(a) shall be true and correct on and as of the Closing Date with the same effect as though made on and as of the Closing Date, and the Owner Participant shall have received an Officers' Certificate of the Loan Participant, dated the Closing Date, to such effect.

                (12) Opinion of the Loan Participant's Counsel. In the case of the Owner Participant, it shall have received a favorable opinion of Mudge Rose Guthrie Alexander & Ferdon, as counsel for the Loan
        Participant, dated the Closing Date and addressed to the Owner Participant, to the effect set forth in Schedule 4.

                (13) Representation. and Warranties of the "Owner Participant." In the case of the Loan Participant, the representations and warranties of the Owner Participant set forth in Section 7 (a) shall be true and correct on and as of the Closing Date with the same effect as though made on and as of the Closing Date, and the Loan Participant shall have received a certificate of an officer of the Owner Participant, dated the Closing Date, to such effect.

6091.BURNHAM.1106.27:l

                (14) Opinion of the Owner Participant's Special Counsel and Other Counsel. In the case of the Loan Participant, it shall have received favorable opinions of counsel and special counsel for the Owner Participant, dated the Closing Date and addressed to the Loan Participant, to the effect set forth in Schedule 5.

                (15) Representations and Warranties of the Owner Trustee. The representations and warranties of FNB and the Owner Trustee set forth in
        Section 8(a) shall be true and correct on and as of the Closing Date with the same effect as though made on and as of the Closing Date, and the Loan Participant and the Owner Participant shall have received a certificate of an officer of FNB and a certificate of the Owner Trustee, dated the Closing Date, to such effect..

                (16) Opinion of the Owner Trustee's Counsel. The Loan Participant and the Owner Participant shall have received a favorable opinion of Csaplar & Bok, as counsel for the Owner Trustee, dated the Closing Date and addressed to each such Person, to the effect set forth in Schedule 6.

                (17) Representations and Warranties of the Indenture Trustee.- The representations and warranties of Chemical and the Indenture Trustee set forth in Section 9(a) shall be true and correct on and as of the Closing Date with the same effect as though made on and as of the Closing Date, and the Loan Participant and the Owner Participant shall have received a certificate of an officer of chemical and the Indenture Trustee, dated the Closing Date, to such effect.

                (18) Opinion of the Owner participant's Special NRC Counsel. The Owner Participant shall have received a favorable opinion of Shaw, Pittman, Potts & Trowbridge, as special NRC counsel for the Owner Participant, dated the Closing Date and addressed to the Owner Participant, to the effect set forth in Schedule 7.

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

                (19) Representations and Warranties of the Lessee. (A) The representations and warranties of the Lessee set forth in Section 10(a), in each other Transaction Document, in the Term Loan Agreement and in each certificate or other document to which the Lessee is a party executed or delivered in connection with the transactions contemplated hereby or thereby shall be true and correct on and as of the Closing Date with the same effect as though made on and as of the Closing Date and (B) no Deemed Loss Event or Event of Loss shall have occurred and. no Default or Event of Default shall have occurred and be continuing and the Loan Participant and the Owner Participant shall have received an Officers' Certificate of the Lessee, dated the Closing Date, to such effect. Such Officers' Certificate shall state that, except as may be disclosed in the Lessee's reports on Form l0-Q and 8-K (which shall have been delivered to the Owner Participant prior to the Closing Date), there has been no material adverse change in the properties, business, prospects or financial condition of the Lessee since December 31, 1985, and no event has occurred since that date which would materially adversely affect the ability of the Lessee to perform its obligations under this Participation Agreement or any other Transaction Document to which it is, or is to become, a party.

                (20) Opinion of the Lessee's Special Counsel. The Loan Participant and the Owner Participant shall have received a favorable opinion of Mudge Rose Guthrie Alexander & Ferdon, as special counsel for the Lessee, dated the Closing Date and addressed to each such Person, to the effect set forth in Schedule 8.

                (21) Opinion of Lessee's General Counsel. The Loan Participant and the Owner Participant shall have received a favorable opinion of Keleher & McLeod, P.A., dated the Closing Date and addressed to each such Person, to the effect set forth in Schedule 9.

                (22) Opinion of Lessee's Arizona Counsel. The Loan Participant and the Owner Participant shall have received a favorable opinion of Snell & Wilmer, dated the Closing Date and addressed to each such Person, to the effect set forth in Schedule 10.

6091.BURNHAM.1106.27:l

                (23) Opinion of Special FERC Counsel. The Owner Participant shall have received a favorable opinion of Newman & Holtzinger, P.C., dated the Closing Date and addressed to the Owner Participant, to the effect set forth in Schedule 11.

                (24) Opinion of Owner Participant's Special Arizona Counsel. The Owner Participant shall have received a favorable opinion of Meyer, Hendricks, Victor, Osborn & Maledon, dated the Closing Date and addressed to the Owner Participant, to the effect set forth in Schedule 12.

                (25) Opinion of Owner Participant's Special New Mexico Counsel. The Owner Participant shall have received a favorable opinion of Rodey, Dickason, Sloan, Akin & Robb, P. A. dated the Closing Date and addressed to the Owner Participant, to the effect set forth in Schedule 13.

                (26) Opinion of the Owner Participant's Special Counsel. The Owner Participant shall have received a favorable opinion of Shearman & Sterling, dated the Closing Date and addressed to the Owner Participant, with respect to such Federal tax and other tax matters as the Owner Participant may reasonably request.

                (27) Opinion of the Loan Participant's Counsel. The Loan Participant shall have received a favorable opinion of Mudge Rose Guthrie Alexander & Ferdon, dated the Closing Date and addressed to it, to the effect set forth in Schedule 4.

                (28) Taxes. All Taxes, if any, payable in connection with the execution, delivery, recording and filing of the Transaction Documents and all the documents and instruments enumerated and described in
        Schedule 3, or in connection with the issuance and sale of the Initial Series Note and the Initial Series Bonds and the making by the Owner Participant of the Investment and the Real Estate Investment, and all Taxes payable in connection with the consummation of the transactions contemplated hereby and by the other Transaction Documents, shall have been duly paid in full by the Lessee.

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
                (29) Form U-7D. A certificate on Form U-7D with respect to the Facility Lease shall have been duly executed and delivered by the Owner Trustee and the Owner Participant and shall be in due form for filing.

                (30) Appraisal. The Owner Participant shall have received a letter, dated the Closing Date and addressed to the Owner Participant, from Ebasco Business Consulting Company, as the appraiser heretofore selected by the Owner Participant, in form and substance satisfactory to the Owner Participant, containing an appraisal of the Undivided Interest, which appraisal shall reflect such appraiser's reasonable conclusion that (w) the fair market value in the hands of the Owner Trustee of the Undivided Interest on the Closing Date, taking into account the effect and existence of the Real Property Interest, the Assignment and Assumption and the ANPP Participation Agreement, is equal to the Purchase Price as set forth in the Notice of Closing, (x) the estimated remaining economic useful life of Unit 2 (including the Undivided Interest) is at least 39.309 years, (y) at the expiration of the Renewal Term the Undivided Interest will have an estimated residual value taking into account the effect and the existence of this Participation Agreement, the Real Property Interest, the Assignment and Assumption and the ANPP Participation Agreement, in the hands of the Owner Trustee or a Person (unrelated to the Lessee) who could lease or purchase the Undivided Interest from the Owner Trustee for commercial use, equal to at least 20% of the Purchase Price, determined without including in such value any increase or decrease for inflation or deflation during the period from the Closing Date through the expiration of the Renewal Term, and (z) taking into account the effect and the existence of the Real Property Interest, the Assignment and Assumption and the ANPP Participation Agreement, the use of the Undivided Interest at the Lease Termination Date by any User is feasible from an engineering and economic point of view and is commercially reasonable.

                (31) Offering and Sale of Interest. The Loan Participant, the Owner Trustee and the Owner Participant shall have received a letter from Kidder, Peabody & Co. Incorporated, Goldman, Sachs & Co., Citibank, N.A. and Mellon Bank, N.A., with respect to the offering and sale of the equity interests in the transactions contemplated by this Participation Agreement.

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

                (32) Extension Letter. The Extension Letter shall have been duly executed by the respective parties thereto and delivered to the Collateral Trust Trustee.

                (33) Governmental Action. The Lessee shall have obtained all Governmental Actions (including, without limitation, the New Mexico Order, which order shall be final and non-appealable, and any amendments to the License) required or, in the opinion of the Owner Participant, advisable for the consummation of all the transactions contemplated by this Participation Agreement and the other Transaction Documents and the Financing Documents in accordance with their respective terms.

                (34) Title Report; Title Insurance. The Owner Participant shall have received (i) an updated title report, dated the Closing Date, with respect to the PVNGS Site, which report does not disclose any exceptions materially adverse to the possession or operation of Unit 2 or the performance by the Lessee of its obligations under this Participation Agreement and the other Transaction Documents to which the Lessee is a party; and (ii) such title insurance policies with respect to the PVNGS Site and improvements thereon (including the Owner Trustee's interests therein) as it shall have reasonably requested, such policies to be in form and substance satisfactory to the Owner Participant.

                (35) No Change or Proposed Change in Tax laws. No change shall have occurred or been proposed in the Code or any other tax statute, the regulations thereunder or any interpretation thereof that would adversely affect the tax consequences anticipated by the Owner Participant with respect to the transactions contemplated by the Transaction Documents, unless the effect of such change or proposed change is provided for in Section 3(d) of the Facility Lease.

                (36) Insurance. The Owner Participant shall have received a written report from its independent insurance consultant in form and substance satisfactory to the Owner Participant.


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6091.BURNHAM.1106.27:l

                (37) Site Arrangement Plan. The Owner Participant shall have received a site arrangement plan of the nuclear plant site prepared subsequent to January 1, 1979.

                (38) Special Certificate of the Lessee. The Owner Participant shall have received a certificate of the Lessee, dated the Closing Date, to the effect that, except as set forth on the Schedule thereto, (A)
        Unit 2 has been in all material respects completed in a good and workmanlike manner and in accordance with the plans and specifications relating thereto (as the same may have been modified from time to time to reflect Unit 2 as actually completed), Applicable Law (including, but without limitation, the regulations of the NRC), the License and the ANPP Participation Agreement, (B) all Governmental Action necessary for the commercial operation of Unit 2 (including the Undivided Interest) has been received, other than Governmental Action that is routine in nature for PVNGS or that cannot be obtained under Applicable Law, or is typically not applied for, prior to the time it is required, and that the Lessee reasonably expects to be obtained in due course, (C) the plans and specifications relating to Unit 2 are complete in all material respects (modified or to be modified as aforesaid) and consistent with prudent engineering practice, (D) the testing and startup procedures for Unit 2 and the operation and maintenance programs for Unit 2 are consistent with such plans and specifications, Applicable Law and prudent engineering practice, (E) Unit 2 has been tested in accordance with all customary testing and startup procedures which would have been performed on or prior to the Closing Date, and such tests and procedures indicate that Unit 2 will have the capacity and functional ability to perform in commercial operation, on a continuing basis, the function for which it is designed in accordance with such plans and specifications and has a nominal capacity of 1,270 megawatts electric, (F) all material Governmental Actions relating to the construction, operation or maintenance of Unit 2 are listed in a schedule thereto, (G) there is no present event or condition which would materially adversely affect the capability of Unit 2 to operate in accordance with such plans and specifications and (H) based upon the Lessee's present reasonable



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


        expectations, and I subject to Applicable Law, the rights and interests made available to the ANPP Participants (including the Lessee) pursuant to the ANPP Participation Agreement, as such rights and interests are made available to the Owner Trustee, any successor or assign of the Owner Trustee or any "Transferee" of the Owner Trustee under Section
        15.10 of the ANPP -Participation Agreement, under and pursuant to this Participation Agreement, the Deed, the Assignment of Beneficial Interest or the Assignment and Assumption, together with the rights to be made available under and pursuant to the Assignment and Assumption, are adequate to permit, during the period following the Lease Termination Date or the taking of possession of the Undivided Interest and the Real Property Interest in the exercise of remedies under Section 16 of the Facility Lease, in accordance with the ANPP Project Agreements (i) the construction, location, occupation, connection, maintenance, replacement, renewal, repair or removal of Unit 2, (ii) the use, operation and possession of Unit 2, (iii) the construction, use, operation, possession, maintenance, replacement, renewal and repair of all alterations, modifications, additions, accessions, improvements, appurtenances, replacements and substitutions thereof and thereto, (iv) adequate ingress to and egress from Unit 2for any reasonable purpose in connection with the exercise of rights under the Assignment and Assumption and the Owner Trustee's ownership and possession of the Undivided Interest and (v) the obtaining of nuclear fuel, of water and of transmission services to the ANPP Switchyard sufficient to enable delivery of the Generation Entitlement Share related to the Undivided Interest in a commercially efficient manner and on commercially reasonable terms. Nothing in the foregoing clause (H) shall be deemed to be or be construed as a warranty by the Lessee as to the performance by the Operating Agent of its obligations under the ANPP Participation Agreement. Such certificate shall also be attested to by J.D. Maddox, Group Manager, Environmental and Resources Management, PNM Electric, who shall state that (i) he is a qualified engineer, and that he has made such investigation, inspection and review as he deems necessary to make the statements in such certificate and (ii) to the best of his knowledge, the statements of the Lessee in such certificate are true and correct.


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


                (39) Real Estate Appraisal. The Owner Participant shall have received an appraisal of the Real Property Interest, which appraisal shall reflect the appraiser's reasonable conclusion that the fair market value in the hands of the Owner Trustee of the Real Property Interest on the Closing Date is equal to the Real Estate Investment as set forth in the Notice of closing. Such appraisal shall have covered such other matters as the Owner Participant shall have requested.

                (40) Nuclear Matters. There shall have been no change in the circumstances involving the condition, nature, operation or value of Unit 2, or in the regulation of the United States domestic nuclear industry.

                (41) Independent Engineer. The Owner Participant shall have received a report from its nuclear engineer with respect to the status and condition of Unit 2.

                (42) Certain Unit 1 Leases. The Lessee shall have obtained the consent required by Section 10(b) (3) (xii) of each of the three Participation Agreements dated as of December 16, 1985, relating to separate sale and leaseback transactions involving undivided interests in Unit 1 in respect of which the Lessee is lessee.

                (43) Other Matters. The Loan Participant and the Owner Participant shall have received such other documents, certificates and opinions as the Loan Participant or the Owner Participant, or their respective counsel, shall reasonably request.

                (b) Lessee Conditions. The obligation of the Lessee to sell and lease back the Undivided Interest and the Real Property Interest on the Closing Date pursuant to Section 4 shall be subject to the fulfillment on or prior to the Closing Date of the following conditions precedent, in each case in form and substance satisfactory to the Lessee:

                (1) Paragraph (a) Documents. The Lessee, the Owner Trustee and the Indenture Trustee shall have received executed copies of the documents, certificates, opinions (other than the opinion referred to in

609l.BURNHAM.1106.27:1

        Section 11(a)(26)), appraisals, letters and forms described in paragraph
        (a) of this Section 11. All such opinions shall be addressed to the Lessee, the Indenture Trustee, the Loan Participant and the Owner Trustee, except the opinions or documents to which reference is made in clauses (18), and (26) of said paragraph (a), and the opinions referred to in clauses (14), (16), (20), (21), (22) and (27) will be addressed to the Collateral Trust Trustee as provided in Section 2.04(5) of the Collateral Trust Indenture.

                (2) Payment of Purchase Price. The Owner Trustee shall have paid to the Lessee an amount, in immediately available funds, equal to the Purchase Price and the purchase price of the Real Property Interest.

                (3) Special Opinion of the Lessee's Special Counsel. The Lessee shall have received a favorable opinion of Mudge Rose Guthrie Alexander & Ferdon, dated the Closing Date and addressed to the Lessee, with respect to such Federal tax and other matters as the Lessee may reasonably request.

                (4) Accountant's Letter. The Lessee shall have received a letter satisfactory to it from Peat, Marwick, Mitchell & Co., to the effect that, under generally accepted accounting principles and SFAS No. 13, the Facility Lease is an "operating lease".

                (5) Order. The NMPSC Order shall be in form and substance satisfactory to the Lessee.

                (6) Weighted Factor. The weighted Factor shall not exceed 11.7% of the Purchase Price.

                (c) Conditions to Re1everaging. The obligation of the Loan Participant to make, and the Owner Trustee to borrow the proceeds of, a Releveraging Loan on the Releveraging Date shall be subject to the fulfillment on or prior to such Releveraging Date of the following conditions precedent (each instrument, document, certificate or opinion to be in form and substance satisfactory to the Loan Participant and the Owner Participant):

609l.BURHAM.1106.27:l

                (1) Authentication Request, etc. The Owner Trustee shall have delivered to the Indenture Trustee a request, dated the Releveraging Date, authorizing the Indenture Trustee to authenticate and deliver the Releveraging Note to the Loan Participant upon its payment to the Indenture Trustee, for the account of the Owner Trustee, of the proceeds of the Releveraging Loan.

                (2) Releveraging Note and Bond Transaction. (A) The Loan Participant shall have received the proceeds from the sale of
        Releveraging Bonds in an amount at least sufficient to make the Releveraging Loan, (B) the Owner Trustee shall have executed, and the Indenture Trustee shall have authenticated and delivered to the Loan Participant, the Releveraging Note evidencing the Releveraging Loan made on the Releveraging Date and (C) the collateral Trust Trustee shall have accepted a supplement to the Collateral Trust Indenture subjecting the Releveraging Note to the lien of the Collateral Trust Indenture and shall have released the amount of the Releveraging Loan from the lien of the Collateral Trust Indenture.

                (3) No Violation. The return to, the Owner Participant of a portion of the Investment and the making by the Loan Participant of the Releveraging Loan shall not violate any Applicable Law.

                (4) No Indenture Default. No Indenture Default or Indenture Event of Default shall have occurred and be continuing.

                (5) Representations and Warranties of the Owner Participant. In the case of the Loan Participant, the representations and warranties of the Owner Participant set forth in Section 7(a) shall be true and correct on and as of the Releveraging Date with the same effect as though made on and as of the Releveraging Date (with all references to the Closing Date in such representations and warranties being changed to references to the Releveraging Date), and the Loan Participant shall have received a certificate of the Owner Participant, dated the Releveraging Date, to such effect.

                (6) Representations and Warranties of the Owner Trustee. In the case of the Loan Participant, the representations and warranties of FNB and the Owner Trustee set forth in Section 8(a) shall be true and

6091.BURNHAM.1106.27:1
        correct on and as of the Releveraging Date I with the same effect as though made on and as of the Releveraging Date (with all references to the Closing Date in such representations and warranties being changed to references to the Releveraging Date), and the Loan Participant shall have received a certificate from an officer of the and a certificate of the Owner Trustee, dated the Releveraging Date, to such effect.

                (7) Representations and Warranties of the Lessee. In the case of the Loan Participant and the Owner Participant, (A) the representations and warranties of the Lessee set forth in Section 10(a) shall be true and correct on and as of the Releveraging Date with the same effect as though made on and as of the Releveraging Date (with all references to the Closing Date in such representations and warranties being changed to references to the Releveraging Date) and (B) no Deemed Loss Event or Event of Loss shall have occurred and no Default or Event of Default shall have occurred and be continuing and the Loan Participant and the Owner Participant shall have received an Officers' Certificate of the Lessee, dated the Releveraging Date, to such effect.

                (8) Opinions of Counsel.The Loan Participant shall have received a favorable opinion of each of special counsel for the Owner Participant, Csaplar & Bok, as counsel for the Owner Trustee, Mudge Rose Guthrie Alexander & Ferdon, as special general counsel for the Lessee, and Keleher & McLeod, P.A., as general counsel for the Lessee, each dated the Releveraging Date and addressing such matters relating to the transactions in connection with the Releveraging Loan as the Loan Participant may reasonably request.

                (9) Opinions of Counsel. The Owner Participant shall have received a favorable opinion of each of Mudge Rose Guthrie Alexander & Ferdon, as special Counsel for the Lessee, and Keleher & McLeod, P.A., as general counsel for the Lessee, each dated the Releveraging Date and addressing such matters relating to the transactions in connection with the Releveraging Loan as the Owner Participant may reasonably request.

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


                (10) Weighted Factor. If such Releveraging Date occurs after the Refunding Date, the weighted Factor shall not be increased as a result of such Releveraging Loan and the Owner Participant shall have received a certificate from the Lessee to such effect and setting forth the calculation of such weighted Factor, in form and substance satisfactory to the Owner Participant.

                (d) Conditions to Refunding. In addition to the limitations set forth in Section 2(d), the obligation of the Owner Participant and the Loan Participant to participate in a refunding of the Initial Series Note (and the Releveraging Notes, if any, theretofore issued) as provided in Section 2(d) shall be subject to the fulfillment on or before the Refunding Date of the following Conditions precedent (each instrument, document, certificate or opinion to be in form and substance satisfactory to the Loan Participant and the Owner Participant):

                (1) Authentication Request, etc. The Owner Trustee shall have delivered to the Indenture Trustee a request, dated the Refunding Date, authorizing the Indenture Trustee to authenticate and deliver the Fixed Rate Note to the Loan Participant against redelivery of the Initial Series Note (and the Releveraging Notes, if any, theretofore issued) to the Indenture Trustee for cancellation.

                (2) Fixed Rate Note and Bond Transaction. (A) The Loan Participant shall have received the proceeds from the sale of Refunding Bonds in an amount at least sufficient to make the Refunding Loan, (B) the Owner Trustee shall have executed, and the Indenture Trustee shall have authenticated and delivered to the Loan Participant, the Fixed Rate Note evidencing the Refunding Loan made on the Refunding Date and (C) the Collateral Trust Trustee shall have accepted the Refunding Supplemental Indenture subjecting the Fixed Rate Note to the lien of the Collateral Trust Indenture and shall have released the Initial Series Note (and the Releveraging Notes, if any, theretofore issued) from the lien of the Collateral Trust Indenture.

                (3) No Default. No Default or Event of Default or Indenture Event of Default shall have occurred and be continuing.


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


                (4) Representations and Warranties of the Owner Participant. The representations and warranties of the Owner Participant set forth in
        Section 7(a) shall be true and correct on and as of the Refunding Date with the same effect as though made on and as of the Refunding Date (with all references to the closing Date in such representations and warranties being changed to references to the Refunding Date), and the Loan Participant shall have received a certificate of the Owner Participant, dated the Refunding Date, to such effect.

                (5) Representations and Warranties of the Owner Trustee. The representations and warranties of FNB and the Owner Trustee set forth in
        Section 8(a) shall be true and correct on and as of the Refunding Date with the same effect as though made on and as of the Refunding Date (with all references to the Closing Date in such representations and warranties being changed to references to the Refunding Date), and the Loan Participant and the Owner Participant shall have received a certificate from an officer of FNB and a certificate of the Owner Trustee, dated the Refunding Date, to such effect.

                (6) Representations and Warranties of the Lessee. (A) The representations and warranties of the Lessee set forth in Section 10(a) shall be true and correct on and as of the Refunding Date with the same effect as though made on and as of the Refunding Date (with all references to the Closing Date in such representations and warranties being changed to references to the Refunding Date), (B) no Event of Default, Deemed Loss Event or Event of Loss shall have occurred and be continuing and the Loan Participant and the Owner Participant shall have received an Officers' certificate of the Lessee, dated the Refunding Date, to such effect and (C) on the date it became effective and on the Refunding Date, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading, and the Final Prospectus did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading under the circumstances under which any such shall have been made.


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


                (7) Opinions of Counsel The Loan Participant shall have received a favorable opinion of each of special counsel for the Owner Participant, Csaplar & Bok, as counsel for the Owner Trustee, Mudge Rose Guthrie Alexander & Ferdon, as special counsel for the Lessee, and Keleher & McLeod, P.A., as general counsel for the Lessee, each dated the Refunding Date and addressing such matters relating to the transactions in connection with the Refunding Loan as the Loan Participant may reasonably request.

                (8) Opinions of Counsel. The Owner Participant shall have received a favorable opinion of each of Mudge Rose Guthrie Alexander & Ferdon, as special counsel for the Lessee, and Keleher & McLeod, P.A., as general counsel for the Lessee, each dated the Refunding Date and addressing such matters relating to the transactions in connection with the Refunding Loan as the Owner Participant may reasonably request.

                (9) Weighted Factor. The Weighted Factor would not, after giving effect to an assumed 11% increase in the Basic Rent (excluding any Rent Differential) which would have been payable on the Basic Rent Payment Date immediately prior to the Refunding Date had no adjustments been made pursuant to Section 3(d) or Section 3(e) of the Facility Lease (other than adjustments to reflect actual Transaction Expenses), adjusted to reflect the rate of interest on the Notes if such rate is higher than 10.5% and any additional Transaction Expenses actually paid, exceed 11.08%, and the Loan Participant and the Owner Participant shall have received a certificate from the Lessee to such effect and setting forth the calculation of such Weighted Factor, in form and substance satisfactory to the Owner Participant.

                SECTION 12. Consent to Assignment of the Facility Lease; Consent to Indenture; Consent to Assignment of Notes.

                (a) Consent to Assignment of Facility Lease. The Lessee hereby acknowledges, and consents in all respects to, the partial assignment of the Facility Lease by the Owner Trustee to the Indenture Trustee under and pursuant to the Indenture and agrees:

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


                      (i) to make each  payment of Basic  Rent and  Supplemental
                Rent due or to become due thereunder to the extent constituting Assigned Payments (excluding, in any event, all Excepted Payments) directly to the Indenture Trustee at the Indenture
                Trustee's Office, so long as any of the Notes shall be Outstanding and unpaid: and

                      (ii) not to seek to  recover  any  payment  (other  than a payment that both the owner Trustee and the Lessee agree was made in mistake) made to the Indenture Trustee in accordance with the Indenture once such payment is made.

                (b) Consent to Indenture. The Lessee hereby consents in all respects to the execution and delivery of the Indenture, and to all of the terms thereof, and the Lessee acknowledges receipt of an executed counterpart of the Indenture; it being understood that such consent shall not be construed to require the Lessee's consent to any future supplement to, or amendment, waiver or modification of the terms of, the Indenture or any Note, except to the extent expressly provided for therein.

                (c) Consent to Assignment by Loan Participant. Each of the parties hereto acknowledges that the Loan Participant is assigning its right, title and interest in and to the Notes to the collateral Trust Trustee as security for the Bonds to the extent set forth in the Collateral Trust Indenture, and each of the parties hereto consents to such assignment.

                SECTION 13. Lessee's Indemnities.

                (a) General Indemnity. The Lessee agrees, whether or not any of the transactions contemplated hereby shall be consummated and whether or not the Facility Lease, any other Transaction Document or any Financing Document shall have expired or have been terminated, to assume liability for, and the Lessee does hereby agree to indemnify, protect, defend, save and keep harmless each Indemnitee, on an After-Tax Basis, from and against, any and all Claims which may be imposed on, incurred by or asserted against any Indemnitee (whether because of act or omission by such Indemnitee or otherwise and whether or not

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

such Indemnitee shall also be indemnified as to any such Claim by any other Person) in any way relating to or arising out of (i) Unit 2, the Undivided Interest, the Real Property Interest, PVNGS or the PVNGS Site, or any part of any thereof 1 any ANPP Project Agreement, the issuance or payment of the Bonds or the Notes, this Participation Agreement or any other Transaction Document or any Financing Document (including, without limitation, the performance or enforcement of any of the obligations and terms hereunder or thereunder), (ii) a disposition of all or any part of the Undivided Interest, the Real Property Interest, Unit 2 or any other interest of the Owner Trustee in connection with any termination of the Facility Lease, or (iii) the design, manufacture, financing, erection, purchase, acceptance, rejection, ownership, acquisition, delivery, non delivery, lease, sublease, preparation, installation, repair, transfer of title, abandonment, Decommissioning, possession, use, operation, maintenance, condition, sale, return, storage or disposition of the Undivided Interest, Unit 2, the Real Property Interest, any Capital Improvement, the PVNGS Site, any other facilities on the PVNGS Site or any other interest of the Owner Trustee in any thereof or any accident, nuclear incident or extraordinary nuclear occurrence in connection therewith (including, without limitation, (A) claims or penalties arising from any violation of law (subject, however, to the proviso to clause (E) below) or liability in tort (strict or otherwise) or from the active or passive negligence of any Indemnitee, (B) loss of or damage to any property or the environment or death or injury to any Person, (C) latent and other defects, whether or not discoverable, (D) any claim for patent, trademark, service-mark or copyright infringement and (E) any claim of any Indemnitee incurred in the administration of this Participation Agreement, any other Transaction Document or any Financing Document and not paid as Transaction Expenses or included in Facility Cost and, if not included in Transaction Expenses, the reasonable fees and disbursements of counsel and other professionals incurred in connection therewith); provided, however, that the Lessee shall not be required to indemnify any Indemnitee pursuant to this
Section 13(a), (1) for any Claim in respect of Unit 2, the Undivided Interest or the Real Property Interest arising from acts or events not attributable to the Lessee or Decommissioning (including any defects, errors, or omissions with respect thereto) which occur after redelivery of the Undivided Interest to the

6091.BURNHAM.1106.27:1

Owner Trustee in accordance with Section 5 of the Facility Lease, except to the extent expressly provided in any Transaction Document, the ANPP Participation Agreement or any other agreement or undertaking of the Lessee, (2) for any Claim against such Indemnitee resulting solely from acts which would constitute the willful misconduct or gross negligence of such Indemnitee (unless imputed to such Indemnitee by reason of Unit 2, the Undivided Interest, the Real Property Interest, PVNGS, the PVNGS Site or any other facilities at the PVNGS Site or any occurrence in connection with any thereof or by reason of any act or omission of the Lessee, whether as agent for such Indemnitee or otherwise), (3) for any Transaction Expense to be paid by the Owner Trustee pursuant to Section 14(a) or
(4) for any Claim resulting solely from a transfer by the Owner Trustee or the Owner Participant of all or part of its interest in the Facility Lease, Unit 2, the Real Property Interest or the Undivided Interest other than in connection with any early termination of the Facility Lease or any exercise of remedies under Section 16 thereof or the transfer contemplated by Section 7(b)(4) or the first transfer by the Owner Participant to an Affiliate of the Owner Participant or (5) for any Claim based upon an untrue statement or alleged untrue statement or omission or alleged omission in the Registration Statement or any document or agreement in connection with the sale of the Bonds which is based upon information furnished to the Lessee or its agents by such Indemnitee expressly for use therein. To the extent that an Indemnitee in fact receives indemnification payments from the Lessee under the indemnification provisions of this Section 13(a), the Lessee shall be subrogated, to the extent of such indemnity paid, to such Indemnitee's rights with respect to the transaction or event requiring or giving rise to such indemnity, but only so long as such subrogation shall not materially adversely affect the rights of such Indemnitee or any other Indemnitee hereunder. Nothing herein or elsewhere contained shall be construed as constituting a guaranty by the Lessee of the principal of, premium, if any, or interest on the Notes or the Bonds or of the residual value or useful life of the Undivided Interest.

                (b)      General Tax Indemnity.

6091.BURNMAM.1106.27:1

                (1) Indemnity. All payments by the Lessee in connection with the transactions contemplated by the Transaction Documents shall be free of expense to each Indemnitee for collection or other charges. All such payments shall be free of withholdings of any nature whatsoever (and at the time that the Lessee is required to make any payment upon which any withholding is required, the Lessee shall pay an additional amount such that the net amount actually received by the Person entitled to receive such payment will, after such withholding, equal the full amount of the payment then due). If, for any reason, the Lessee is required to make any payment to a taxing authority with respect to, or as a result of, any withholding tax imposed on any Indemnitee in respect of the transactions contemplated by the Transaction Documents, which withholding tax is not the responsibility of the Lessee under this
        Section 13(b) as determined pursuant to this Section 13(b) but without regard to the immediately preceding sentence of this Section 13(b)(l), then such Indemnitee shall pay to the Lessee on an After-Tax Basis an amount which equals the amount paid by the Lessee with respect to, or as a result of, such withholding tax. Whether or not any of the transactions contemplated hereby are consummated, except as provided in
        Section 13(b)(2)1 the Lessee shall pay, and shall indemnify, defend and hold each Indemnitee harmless, on an After-Tax Basis, from and against, any and all Taxes howsoever imposed (whether imposed on or with respect to the Indemnitee, the Lessee, Unit 2, the Undivided Interest, the Real Property Interest, any Capital Improvement or the PVNGS Site or any part thereof or interest therein or otherwise) by any Federal, state or local government or subdivision thereof or taxing authority in the United States or by any foreign country or subdivision thereof or by any foreign or international taxing authority in connection with or relating to (A) the design, construction, financing, purchase, acquisition, acceptance, rejection, delivery, nondelivery, transport, ownership, assembly, possession, repossession, operation, use, condition, maintenance, repair, improvement, sale, return, abandonment, preparation, installation, storage, replacement, redelivery, manufacture, insuring, leasing, subleasing, modification, transfer of title, rebuilding, rental, importation, exportation or other application or disposition of, or the imposition of any Lien other than Owner Participant's Liens and Owner Trustee's Liens (or incurrence of any

6091.BURNHAM.1106.27:l
        liability to refund or pay over any amount as a result of any Lien other than Owner Participant's Liens and Owner Trustee's Liens) on, Unit 2, the Undivided Interest, the Real Property Interest, any Capital Improvement or the PVNGS Site, or any part thereof or interest therein,
        (B) the payment of Rent or the receipts or earnings arising from or received with respect to, and the indebtedness with respect to, Unit 2, the Undivided Interest, the Real Property Interest or any Capital Improvement, or any part thereof, interest therein or application or disposition thereof, (C) any amount paid or payable pursuant to this Participation Agreement, any other Transaction Document or any Financing Document or the transactions contemplated hereby or thereby (D) Unit 2, the Undivided Interest, the Real Property Interest, any Capital Improvement or the PVNGS Site, or any part thereof, or interest therein, or the applicability of the Facility Lease to the Undivided Interest or any Capital Improvement, or any part thereof or interest therein, (E) this Participation Agreement, any other Transaction Document or any Financing Document or (F) otherwise with respect to or in connection with the transactions contemplated by this Participation Agreement, any other Transaction Document or any Financing Document.

                (2) Exclusions from General Tax Indemnity. Section 13(b)(l) (except for the first two sentences thereof) shall not apply to:

                      (i) Taxes based on, or measured by, net income  imposed by the United States federal government (including, without limitation, any minimum Taxes, capital gains Taxes, withholding Taxes, any Taxes on, or measured by, items of tax preference1 surcharges, additions to tax, penalties, fines or other charges in respect thereof)

                      (ii) Taxes (other than sales, use or rental Taxes) imposed by any state or local government or subdivision thereof or taxing authority in the United States or by any foreign country or subdivision thereof or by any foreign or international taxing authority that are based on, or measured by, the net income, items of tax preference, net worth or capital of an Indemnitee,

6091.BURNHAM.1106.27:1
                or any franchise or other taxes imposed in substitution for any such Taxes, except, with respect to the Owner Trustee, the Trust, the Trust Estate, the Owner Participant and any Affiliate of any thereof, any such Taxes imposed by a jurisdiction as a result of a relation or asserted relation of such jurisdiction to the transactions contemplated by the Transaction Documents or the Financing Documents or as a result of the activities of the Lessee, any ANPP Participant or any Affiliate of any thereof in such jurisdiction; provided, however, that the amount of any such excepted Taxes shall be calculated (i) on a pro forma basis assuming that such Indemnitee has no other taxable income or loss in the taxing jurisdiction imposing the Tax (provided that such calculation shall take into account any allocation or apportionment method used by such jurisdiction except to the extent that such method takes into account the income or activities of business entities organized outside the United States) and is able to use any net operating loss carryovers based on such pro forma calculation to the fullest extent allowed by law and (ii) by taking into account any actual reduction in Taxes in any other jurisdiction in which such Indemnitee is subject to tax (whether such reduction results from the operation of allocation or apportionment formulas, from credits or otherwise) which reduction results from the transactions contemplated by the Transaction Documents or the Financing Documents; provided further, however, that, with respect to any Tax based on, or measured by, capital or net worth, the Lessee's indemnity obligation shall not exceed the incremental portion of such Tax attributable to the transactions contemplated by the Transaction Documents;

                        (iii) Taxes that are imposed  with respect to any period
                after (a) the Lease Termination Date and (b) the date possession of the Undivided Interest and the Real Property Interest has been delivered to the Lessor as provided in Section 5(a) of the Facility Lease, but excluding the Agency Period, if any, unless such Taxes relate to events occurring or matters arising prior to or simultaneously with such date;

6091.BURNHAM.1106.27:l

                      (iv) Taxes on or with respect to an Indemnitee arising from any voluntary transfer by such Indemnitee of any interest in the Undivided Interest, the Real Property Interest, the Trust Estate, the Indenture Estate, the Notes or any other right or interest arising under the Transaction Documents or the Financing Documents, unless an Event of Default has occurred and is continuing, or Taxes arising from an involuntary transfer by such Indemnitee of any such interest arising from a bankruptcy or similar proceeding in which such Indemnitee is the debtor unless such bankruptcy or other proceeding was caused by a Default or Event of Default by the Lessee or an Affiliate. thereof;

                      (v) Taxes based on or measured by any fees,  commission or compensation received by an Indemnitee for acting as trustee, or for other services rendered, in connection with any of the transactions contemplated by the Transaction Documents or the Financing Documents;

                      (vi) Taxes on or with respect to an Indemnitee  arising by reason of such Indemnitee's failure to file proper and timely reports or returns (unless the filing of such reports or returns is the obligation of the Lessee under the Transaction Documents or the Financing Documents) and any penalties or additions to tax imposed by reason of such Indemnitee's failure to comply with the laws imposing such Tax or its material failure to comply with its obligations under Section 13(b)(6), unless such failure results from any action of the Lessee or failure by the Lessee to comply with any provision of the Transaction Documents or the Financing Documents, including the failure to provide necessary information;

6091.BURNHAM.1106.27:l

                      (vii) Taxes on or with respect to an Indemnitee arising as a result of a material failure of such Indemnitee to fulfill its obligations with respect to the contest of any claim in accordance with Section l3(b)(4) of this Participation Agreement;

                      (viii) Taxes imposed on or with respect to a transferee (or subsequent transferee) of an original Indemnitee (other than a transferee or subsequent transferee either of which is an Affiliate of the original Indemnitee) to the extent that the amount of such Taxes exceeds the amount of taxes that would have been imposed on or with respect to such original Indemnitee but for the transfer to such transferee or, if imposed, would not have been subject to indemnification under this Section 13(b); provided, however, that the exception in this clause shall not apply to any transferee where such transfer shall have occurred during the continuance of an Event of Default:

                      (ix) any Taxes imposed on the Lessor or the Owner Participant resulting from, or which would not have occurred but for, Lessor's Liens or Owner Participant's Liens and any Taxes imposed on the Indenture Trustee which would not have occurred but for Indenture Trustee's Liens;

                      (x) any Tax that results  solely from the activities of an
                Indemnitee in any taxing jurisdiction which activities are unrelated to the transactions contemplated by the Transaction Documents or the Financing Documents:

                      (xi) any Tax on or with respect to an Indemnitee resulting from any amendment or modification entered into by such Indemnitee to any Transaction Document or Financing Document if the Lessee is not a party to such amendment or modification or has not consented to such amendment or modification, in each case unless an Event of Default shall have occurred and be continuing; and

6091.BURNHAM.1106.27:l

                      (xii) any Tax on or with respect to an Indemnitee resulting from the gross negligence or willful misconduct of such Indemnitee (it being understood that no Indemnitee is responsible for determining whether a Tax is payable if such Tax is the responsibility of the Lessee under this Section 13(b)).

provided, however, that the foregoing subdauses (i) through (xii) shall not apply to any Tax imposed on the Loan Participant or the indenture estate under the Collateral Trust Indenture.

                (3) Calculation of General Tax Indemnity Payments. If any Indemnitee realizes a net permanent tax benefit by reason of the payment of any indemnity under Section 13(b)(l), such Indemnitee shall pay the Lessee, but not before the Lessee shall have made all payments theretofore due to such Indemnitee pursuant to this Section 13(b), an amount equal to the lesser of (x) the sum of such tax benefit plus any other net tax benefit realized by such Indemnitee as the result of any payment made by such Indemnitee pursuant to this sentence (determined in a manner consistent with the definition of After Tax Basis set forth in Appendix A and with the last sentence of Section 13(b)(6) hereof), and
        (y) the amount of such payment by the Lessee to such Indemnitee and any other payment by the Lessee to such Indemnitee theretofore made pursuant to this Section 13(b) less the aggregate amount of all prior payments by such Indemnitee to the Lessee pursuant to this clause (y) with respect to amounts paid pursuant to Section 13(b)(l), it being intended that no Indemnitee should realize a net tax benefit pursuant to this Section 13(b) unless the Lessee shall first have been made whole for any payments by it to such Indemnitee pursuant to this Section 13(b); provided, however, that in computing any permanent tax benefit, such Indemnitee shall be deemed first to have utilized all deductions and credits available to it otherwise than by reason of any payment by the Lessee pursuant to this Section 13(b); provided further, however, that notwithstanding the provisions of this clause (3), such Indemnitee shall not be obligated to make any payment to the Lessee pursuant to this clause (3) if at the time such payment shall be due an Event of Default shall have occurred and be continuing.

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

                (4) General Tax Indemnity Contests. If a written claim shall be made against any Indemnitee for any Tax for which the Lessee is obligated pursuant to this Section 13(b), such Indemnitee shall notify the Lessee promptly of such claim, but the failure so to notify the Lessee shall not affect any obligation of the Lessee pursuant to this
        Section 13(b) except as provided in Section 13(b)(2)(vii). If the Lessee shall request in writing within 30 days after receipt of such notice, such Indemnitee shall in good faith and at the Lessee's expense contest the imposition (including the amount) of such Taxes; provided, however, that such Indemnitee may in its sole discretion select the forum for such contest and determine whether any such contest shall be by (A) resisting payment of such Taxes, (B) paying such Taxes under protest or
        (C) paying such Taxes and seeking a refund thereof; provided further, however, that (W) such Indemnitee shall not be obligated to contest any claim in which the amount in question is less than $125,000, (X) at such Indemnitee's option, such contest shall be conducted by the Lessee in the name of such Indemnitee (subject to the preceding proviso) and (Y) in no event shall such Indemnitee be required or the Lessee permitted to contest the imposition of any Taxes for which the Lessee is obligated pursuant to this Section 13(b) unless (u) the Lessee shall have acknowledged its liability to such Indemnitee for an indemnity payment pursuant to this Section 13(b) as a result of such claim if and to the extent such Indemnitee or the Lessee, as the case may be, shall not prevail in the contest of such claim; (v) such Indemnitee shall have received from the Lessee (i) satisfactory indemnity for any liability, expense or loss arising out of or relating to such contest including, but not limited to, (A) all reasonable legal, accountants' and investigatory fees and disbursements, (B) the amount of. any interest, additions to tax or penalty that may be payable as a result of contesting such claim and (C) if such contest is to be initiated by the payment of, and the claiming of a refund for such Tax, sufficient funds to make such payment on an After Tax Basis and (ii) an opinion of independent tax counsel selected by the Lessee and approved by such Indemnitee (which approval shall not be unreasonably withheld) and furnished at the Lessee's sole expense to the effect that a Reasonable Basis exists for contesting such claim or, in the event of an appeal, that there exists a substantial possibility that an appellate

6091.BURNHAM.ll06.27:1
       court or an administrative agency with appellate jurisdiction, as the case may be, will reverse or substantially modify the adverse determination; (w) the Lessee shall have agreed to pay such Indemnitee on demand all reasonable costs and expenses that such Indemnitee may incur in connection with contesting such claim (including, without limitation, all costs, expenses, losses, reasonable legal and accounting fees, disbursements, penalties, interest and additions to tax); (x) such Indemnitee shall have reasonably determined that the action to be taken will not result in any danger of sale, forfeiture or loss of, or the creation of any Lien (except if the Lessee shall have adequately bonded such Lien or otherwise made provision to protect the interests of such Indemnitee in a manner satisfactory to such Indemnitee) on, Unit 2, any part thereof, the Undivided Interest, the Real Property Interest, or any interest in any of the foregoing; and (y) if such contest shall be conducted in a manner requiring the payment of the claim, the Lessee shall have paid the amount required. The Lessee agrees to give such Indemnitee reasonable notice of any contest prior to the commencement thereof. If any Indemnitee shall obtain a refund of all or any part of any Taxes paid by the Lessee, or if any such refund would be payable to the Indemnitee in the absence of an offsetting liability for Taxes payable to the taxing authority in question, such Indemnitee shall pay the Lessee, but not before the Lessee shall have made all payments theretofore due to such Indemnitee pursuant to this Section 13 (b), an amount equal to the lesser of (xx) the amount of such refund so received or receivable, including interest received or receivable and attributable thereto, plus any net permanent tax benefit realized by such Indemnitee (determined in a manner consistent with the definition of After Tax Basis set forth in Appendix A and with the last sentence of Section 13(b)(6) hereof) as a result of any payment by such Indemnitee made pursuant to this sentence (after taking into account the tax consequences of the receipt of such refund and such interest) or (yy) such tax payment by the Lessee to such Indemnitee plus any other payment by the Lessee to such Indemnitee theretofore made pursuant to this Section 13(b), in either case, net of any expenses not already paid or incurred by the Lessee;

6091.BURNHAM.1106.27:1
        provided, however, that in computing any tax benefit, such Indemnitee shall be deemed first to have utilized all deductions and credits available to it otherwise than by reason of any payment by the Lessee pursuant to this Section 13(b); provided, further, however, that notwithstanding the provisions of this clause (4), such Indemnitee shall not be obligated to make any payment to the Lessee pursuant to this clause (4) if at the time such payment shall be due a Default or an-Event of Default shall have occurred and be continuing under the Facility Lease. An Indemnitee shall not be required to make any payment pursuant to this clause (4) before such time as the Lessee shall have made all payments and indemnities then due under the Transaction Documents to such Indemnitee. Notwithstanding anything contained in this clause (4) to the contrary, no Indemnitee shall be required to contest any claim if the subject matter thereof shall be of a continuing nature and shall have previously been decided pursuant to the contest provisions of this clause (4) unless there shall have been a change in the law (including, without limitation, amendments to statutes or regulations, administrative rulings and court decisions) after such claim shall have been so previously decided, and such Indemnitee shall have received an opinion of independent tax counsel selected by the Lessee and approved by such Indemnitee (which approval shall not be unreasonably withheld) and furnished at the Lessee's sole expense to the effect that such change provides a Reasonable Basis for the position which such Indemnitee and the Lessee, as the case may be, had asserted in such previous contest or for an alternative position based upon such change that the Lessee now desires to assert. Nothing contained in this
        Section 13(b) shall require any Indemnitee to contest or permit the Lessee to contest a claim which it would otherwise be required to contest pursuant to this Section 13(b) if such Indemnitee shall waive payment by the Lessee of any amount that might otherwise be payable by the Lessee under this Section 13(b) by way of indemnity in respect of such claim.

                (5) General Tax indemnity Reports. If any report, return or statement is required to be filed with respect to any obligations of the Lessee under or arising out of this Section 13(b), the Lessee shall timely file the same, except for any such report, return or statement which such Indemnitee has notified the Lessee that it intends to file.

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


       The Lessee shall either file such report, return or statement so as to show the ownership of the Undivided Interest or the Real Property Interest, as the case may be, in the Owner Trustee and send a copy of such report, return or statement to the Owner Trustee and such Indemnitee or, where not so permitted, notify the Owner Trustee and such Indemnitee of such requirement and prepare and deliver such report1 return or statement to the Owner Trustee and such Indemnitee in a manner satisfactory to the Owner Trustee and such Indemnitee within a reasonable time prior to the time such report, return or statement is to be filed or, where such return, statement or report shall be required to reflect items in addition to any obligations of the Lessee under or arising out of this Section 13(b), provide the Owner Trustee and such Indemnitee with information sufficient to permit such return, statement or report properly to be made with respect to any obligations of the Lessee under or arising out of this Section 13(b) (and the Lessee shall hold each Indemnitee harmless from and against any liabilities, obligations, losses, damages, penalties, claims, actions, suits and reasonable costs arising out of any insufficiency or inaccuracy in any such return, statement, report or information). The Lessee shall not have any right to examine the tax returns of any Indemnitee.

                (6) General Tax Indemnity-Payment. All Taxes shall be paid when due and payable (except with respect to Arizona real property taxes, which shall be paid before they become delinquent) and, unless otherwise requested by the appropriate Indemnitee, the Lessee shall pay any Taxes for which it is liable pursuant to this Section 13(b) directly to the appropriate taxing authority and shall pay such appropriate Indemnitee promptly on demand in immediately available funds any amount due such Indemnitee pursuant to this Section 13(b) with respect to such Taxes. Any such demand shall specify in reasonable detail the payment and the facts upon which the right to payment is based. Each Indemnitee shall promptly forward to the Lessee any notice, bill or advice received by it concerning any Taxes. Within 30. days after the date of each payment by the Lessee of any Taxes, the Lessee shall furnish the appropriate
        Indemnitee  the  original  or a  certified  copy  of a  receipt  for the

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

        Lessee's payment of such Taxes or such other evidence of payment of such Taxes as is acceptable to such Indemnitee. The Lessee shall also furnish promptly upon request such data as any Indemnitee may require to enable such Indemnitee to comply with the requirements of any taxing jurisdiction. Whenever any payment is to be made by the Lessee under this Section 13(b) and it shall be necessary, in calculating the After Tax Basis amount of such payment, to compute the amount of any liability for federal, state or local tax imposed on or measured by the net income of any Indemnitee, such computation shall be based on the assumption that such taxes shall be payable at the highest marginal statutory rate in effect for the relevant period.

                (7) Definition of Indemnitee. For purposes of this Section 13(b), the term Indemnitee shall mean and include the successors and assigns of each respective Indemnitee, and for purposes of federal income taxes, the affiliated group of corporations and each member thereof (within the meaning of Section 1504 of the Code) of which such Indemnitee is a member, if such group shall file a consolidated United States federal income tax return, and, for purposes of income or franchise taxes imposed by a particular state or 16ca1 taxing jurisdiction, shall mean and include any consolidated or combine group of which such Indemnitee is or shall be a member that is treated as such by such state or local taxing jurisdiction.

                  (c) Supporting Material. Each Indemnitee shall provide to the Lessee such supporting material (other than tax returns) as the Lessee shall reasonably request in connection with the matters set forth in Section 13(b). The Lessee shall reimburse to any Indemnitee any expenses incurred in providing requested supporting material to the Lessee.

                (d) Cooperation. The Owner Participant shall cooperate and shall cause the Owner Trustee to cooperate with and consider in good faith any request by, the Lessee, upon the written request and at the expense (including a reasonable allowance for internal legal costs) of the Lessee, in order to avoid or minimize any taxes for which the Lessee is responsible under Section 13(b) hereof.



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


                SECTION 14. Transaction Expenses.

                (a) Transaction Expenses. Subject to the pro-visions of paragraph (C) below, with funds provided by the Owner Participant, the Owner Trustee hereby agrees that it will pay when due an appropriate portion of the following costs and expenses (Transaction Expenses):

                      (i) the reasonable  legal fees and  disbursements of Mudge
                Rose Guthrie Alexander & Ferdon (as counsel for the Loan Participant), Milbank, Tweed, Hadley & Mccloy, Shearman & Sterling, Cravath, Swaine & Moore, Reed Smith Shaw & McClay, Csaplar & Bok, Shaw, Pittman, Potts & Trowbridge, Meyer,
                Hendricks, Victor, Osborn & Maledon, Rodey, Dickason, Sloan, Akin & Robb, P.A. and Wilikie, Farr & Gallagher (as counsel for the Indenture Trustee) for their services rendered in connection with the execution and delivery of this Participation Agreement and the other Transaction Documents and all fees, expenses and disbursements incurred by them in connection with such -transactions; reasonable legal fees, expenses and disbursements of Mudge Rose Guthrie Alexander & Ferdon and Snell & Wilmer in connection with NRC and ANPP Participant approvals in connection with such transactions; and (if agreed to in writing by the Lessee) the internal charges of attorneys employed by the Owner Participant or any Affiliate of the Owner Participant incurred in connection with the transactions contemplated by the Transact ion Documents;

                      (ii) the initial (but not the  ongoing)  fees and expenses of the Owner Trustee and the Indenture Trustee;

                      (iii) all stenographic,  printing, reproduction, and other reasonable out-of-pocket expenses (other than investment banking or brokerage fees) incurred in connection with the execution and delivery of this Participation Agreement and the other Transaction Documents and all other agreements, documents or instruments prepared in connection therewith (including all computer analysis and travel related costs);


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


                      (iv) the fees of Ebasco  Business  Consulting  Company for services rendered as contemplated by Section ll(a)(30), the fees of the special nuclear consultants to the Owner Participant, the fees of the appraiser for services rendered as contemplated by Section ll(a)(39) and the fees of the insurance consultant for services rendered as contemplated by Section 11 (a) (36);

                       (V) all costs of issue of the  Initial  Series  Bonds and
                the Refunding Bonds including, without limitation, the costs of preparing the Financing Documents, filing fees relating to the Registration Statement and the fees, expenses and disbursements of Wilikie, Farr & Gallagher, as counsel for the Collateral Trust Trustee and the banks party to the Term Loan Agreement, Mudge Rose Guthrie Alexander & Ferdon, as counsel for the Loan Participant, the Loan Participant's special Arizona and New Mexico counsel, Willkie, Farr & Gallagher, as counsel for the underwriters of the Refunding Bonds, the initial fees of the Collateral Trust Trustee and its out-of-pocket expenses through the Refunding Date, rating agency fees, the fees and commissions of the underwriters of the Refunding Bonds and the fees, expenses and disbursements of the Loan Participant;

                      (vi) the fees and out-of-pocket expenses of Kidder, Peabody & Co., Incorporated, and Goldman, Sachs & Co. in connection with the placement of the beneficial interest in the Trust; and

                      (vii) the  commitment  fees  payable to the banks party to the Term Loan Agreement.

Subject to the provisions of paragraph (c) below, funds for the payment of Transaction Expenses will be provided by the Owner Participant to the Owner Trustee and the Owner Trustee will promptly disburse such funds.



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
                (b) Post-Closing Expenses. The Lessee will pay, Supplemental Rent, (i) the ongoing fees, expenses, disbursements and costs (including legal and other professional fees and expenses) of or incurred by the Owner Trustee, the Indenture Trustee and the Collateral Trust Trustee, including in connection with the issue, sale and purchase of Notes and Bonds after the Closing Date, and
(ii) all fees, expenses, disbursements and costs (including legal and other professional fees and expenses) incurred by the Loan Participant, the Owner Participant, the Owner Trustee, the Indenture Trustee and the Collateral Trust Trustee in connection with (a) any Default, Event of Default, Indenture Default or Indenture Event of Default, (b) the entering into or giving or withholding of any amendment, modification, supplement, waiver or consent with respect to any Transaction Document or Financing Document, (c) any Event of Loss or Deemed Loss Event, (d) any transfer of all or any part of the right, title and interest of the Indenture Trustee in, to and under the Transaction Documents, (e) any transfer of all or any part of the right, title and interest of the Owner Trustee in the Undivided Interest, the Real Property Interest or in, to and under the Transaction Documents, (f) any transfer contemplated by Section 7(b)(4) and (g) any releveraging or refunding referred to in Section 2(c) or 2(d) (except to the extent constituting Transaction Expenses)

                (c) Lessee's Obligation.  Notwithstanding  Section 14(a) hereof,
(i) in the event the transactions contemplated by this Participation Agreement shall not be consummated, the Lessee shall pay or cause to be paid, and shall indemnify and hold harmless the Loan Participant, the Indenture Trustee, the Owner Trustee and the Owner Participant in respect of all Transaction Expenses unless such failure to consummate shall result solely from the Owner Participant's default in making its Investment hereunder and (ii) the Lessee shall pay or cause ~o be paid that portion of the Transaction Expenses which exceeds 2% of the Purchase Price.

                 SECTION 15. Owner Participant's Transfers.

                  (a) Transfers. After the Closing Date, except as contemplated by Section 7(b)(4) or by the Facility Lease, the Owner Participant shall not assign, convey or otherwise transfer all or any part of (including, without limitation, an undivided interest in) its right, title or interest in and to this Participation Agreement, any of the other Transaction Documents or the Trust Estate (except its right to receive Excepted Payments) to any Person (a Transferee) except on the following conditions:


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


                      (i) the Transferee shall enter into an agreement or agreements whereby such Transferee confirms that (1) it shall be bound by the terms of this Participation Agreement and each other Transaction Document, to the extent of the interest transferred, as if it had been originally named as the Owner Participant hereunder and thereunder and (2) if such Transferee is a public utility company, it shall have waived its right to claim Special Casualty Value upon the occurrence of a Deemed Loss Event (of the type specified in clause (1) of the definition thereof) under the Facility Lease;

                  (ii) the Transferee shall be either (A) a financial institution, a corporation or a partnership with a net worth or capital and surplus of at least $25,OOO,OOO (or, in the case of a partnership, at least one of whose general partners has such a net worth or capital and surplus), or a direct or indirect wholly-owned subsidiary of such a financial institution or corporation, (B) a direct or indirect wholly-owned subsidiary of
                (1) the Owner Participant or (2) any direct or indirect parent of the Owner Participant, (C) the Lessee or any Affiliate of the Lessee, (D) such other Person as shall have been approved by the Lessee or (E) any Person; provided, however, that if the Transferee is a subsidiary referred to in clause (A) above or a Person referred to in clause (E) above, the transferring Owner Participant (and any parent thereof secondarily liable pursuant to this Section 15(a) (ii)) shall continue to be liable for (or the parent of such Transferee, which shall otherwise be a permitted Transferee, shall enter into an agreement whereby such parent confirms that it shall be secondarily liable for) the obligations of such Transferee under Section 7(b) (i) notwithstanding such transfer; and

                      (iii) such transfer  shall not violate the  Securities Act or any provision of, or create a relationship which would be in violation of, any Applicable Law or agreement to which the transferring Owner Participant or the Transferee is a party or by which its property is bound.

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6091.BURNHAM.1106.27:l

Upon any transfer permitted pursuant to the foregoing provisions, the transferring Owner Participant shall, except as expressly provided in clause
(ii) above, be released from its obligations under this Participation Agreement and the other Transaction Documents (including, without limitation, the Trust Agreement) to the extent of the interest transferred. An agreement to transfer shall not in and of itself constitute a transfer for purposes of this Section 15.

                (b) Procedure. If the Owner Participant transfers all or any part of its interest hereunder pursuant to this Section 15, it shall give written notice thereof to the Lessee, the Owner Trustee, the Indenture Trustee and the Loan Participant, specifying the name and address for notices to the Transferee, such other information and evidence as shall be necessary to establish compliance with this Section 15 and the extent of the interest transferred to such Transferee. If, as a result of any such transfer, the original Owner Participant is not to continue to receive all payments to be made by the Indenture Trustee to the "Owner Participant" under the Indenture, the original Owner Participant shall from time to time, by notice to the Indenture Trustee, with copies to the Lessee, the Owner Trustee and the Collateral Trust
Trustee, designate the manner in which any such payments to the "Owner Participant" are to be allocated, and the Indenture Trustee shall be entitled to rely on such notice for all purposes. This Section 15 (other than the notice provisions contained in the first sentence of this Section 15(c)) is for the benefit of the Lessee, the Owner Trustee and the Owner Participant and may not be enforced by any other party hereto. The Owner Participant agrees that it will use reasonable efforts to provide (or cause to be provided) such information as the Lessee may reasonably request to comply with requests for information received from the NRC with respect to the Transferee (provided that the Owner Participant shall not be required to provide (or cause to be provided) any information of a confidential or proprietary nature).






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6091.BURNHAM.1106.27:1

                  SECTION 16. Brokerage and Finders' Fees and Commissions.

                  Except to the extent of amounts payable by the Owner Participant pursuant to Section 14, the Lessee will indemnify and hold harmless the Loan Participant, the Indenture Trustee, the Owner Trustee and the Owner Participant in respect of any commissions, fees, judgments or other expenses of any nature and kind which any of them may become liable to pay by reason of any claims by or on behalf of brokers, finders, agents, advisors or investment bankers in connection with the transactions contemplated by this Participation Agreement, any other Transaction Document or any Financing Document, or any litigation or similar proceeding arising from any such claim, other than claims arising out of written undertakings of the party claiming indemnification under this Section 16 or any Affiliate or shareholder (or Affiliate of such shareholder) of such Person with any such broker, finder, agent, advisor or investment banker.

                  SECTION 17. Survival of Representations and Warranties; Binding Effect.

                  (a) Survival. All indemnities, Representations and warranties contained in this Participation Agreement, in any other Transaction Document, in any Financing Document and in any agreement, document or certificate delivered pursuant hereto or thereto or in connection herewith or therewith, shall survive, and shall continue in effect following, the execution and delivery of this Participation Agreement, the making of the investments and the loans referred to herein, any disposition of any interest in the Undivided Interest, Unit 2 or any other property referred to in this Participation Agreement and the expiration or other termination of any of the Transaction Documents or Financing Documents and shall be and continue in effect notwithstanding (i) any investigation made by the Owner Participant or the Loan Participant or (ii) the fact that any of the Indenture Trustee, the Owner Trustee, the Loan Participant or the Owner Participant may waive compliance with any of the other terms, provisions or conditions of any of the Transaction Documents or Financing Documents. The obligations of the Lessee under Sections 10(b) (2), 10(b) (3)
(vii) , 10(b) (3) (x)  l0(b)(3)(xi),  13,  14, 16 and 19(f)  shall  survive  the expiration or other  termination  of this  Participation  Agreement or any other



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

Transaction Document or Financing Document. The modification by law of any statute of limitations, or the waiver or extension of any statute of limitations by the Owner Trustee, the Indenture Trustee, the Lessee, the Owner Participant, the Loan Participant or any Indemnitee shall not affect such survival.

                  (b) Binding Effect. All agreements, representations and warranties in this Participation Agreement, the other Transaction Documents and the Financing Documents and in any agreement, document or certificate delivered concurrently with the execution of this Participation Agreement or from time to time thereafter, shall bind the party making the same and its successors and permitted assigns and shall inure to the benefit of each party for whom made and its successors and permitted assigns, and, to the extent provided in the next sentence, each Indemnitee and its successors and assigns. The obligations of the Lessee under Section 13 hereof and Section 20 of the Facility Lease are expressly made for the benefit of, and shall be enforce-able by, any Indemnitee, separately or together, without declaring the Facility Lease to be in default and notwithstanding any assignment by the Lessor of the Facility Lease or any of its rights thereunder or any disposition of all or any part of any interest in the Undivided Interest, the Real Property Interest, Unit 2 or any other property referred to in this Participation Agreement, or in any Transaction Document or any Financing Document. All payments required to be made pursuant to Section 13 shall be made directly to, or as otherwise requested by, the Indemnitee entitled thereto upon written demand by such Indemnitee. The Lessee shall not assign any of its rights or obligations hereunder without the prior written consent of the Owner Participant and the Owner Trustee. Except as otherwise indicated, all references herein to any party to this Participation Agreement and the other Transaction Documents shall include the permitted successors and assigns of such party.

                  SECTION 18. Notices.

                All communications, notices and consents provided for herein shall be in writing, and sent by telex, telecopy or other wire transmission containing a request for assurance of receipt in a manner typical with respect to communications of that type, or mailed by registered or certified mail,



                                      -88-

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

personally delivered or delivered by express delivery service, and shall be addressed (i) if to the Owner Participant, at 60 Broad Street, New York, New York 10004, Attention: Assistant Treasurer; (ii) if to the Loan Participant, at Corporation Trust Center, 1209 Orange Street, Wilmington Delaware 19801,
Attention: President; (iii) if to FNB, or the Owner Trustee, at 100 Federal Street, Boston, Massachusetts 02110, Attention: Corporate Trust Division (TWX No. 940581); (iv) if to the Indenture Trustee, at 55 Water Street, New York, New York 10041: Attention of Corporate Trustee Administration; and (v) if to the Lessee, at Alvarado Square, Albuquerque, New Mexico 87158, Attention: Secretary; or at such other address as any party hereto may from time to time designate by notice duly given in accordance with the provisions of this Section to the other parties hereto. All such communications, notices and consents given in the manner provided above shall be effective on the date of receipt of such communication or notice.

                  SECTION 19. Miscellaneous.

                (a) Execution. This Participation Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute but one and the same instrument. Although this Participation Agreement is dated as of the date first above written for convenience, the actual dates of execution hereof by the parties hereto are respectively the dates set forth under the signatures hereto, and this Participation Agreement shall be effective on the latest of such dates.

                  (b) Intention of the Owner Trustee and the Owner Participant. Each of the Owner Trustee and the Owner Participant intends to exercise its rights and carry out its obligations hereunder and under the other Transaction Documents solely with a view to furthering its own best interests and does not have, and does not expect to have, any form of joint profit motive with any other Person. The Owner Trustee and the Owner Participant shall not be required to share any Rent to which they are entitled under the Facility Lease, or the residual value of the Undivided Interest or the Real Property Interest, with any other Person. The Owner Trustee and the Owner Participant are not under the



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

control of nor shall they be deemed to be under the control of any other Person having any interest in Unit 2, and shall not be the agent of or have a right or power to bind any such Person (other than the Owner Participant as regards the Owner Trustee) without its express written consent. The Owner Trustee (on behalf of the Owner Participant) and the owner Participant (on its own behalf) have and at all times shall retain the right separately to take or dispose of the Undivided Interest and the Real Property Interest, subject only to the rights of the Lessee and the Loan Participant under the Transaction Documents. The Owner Trustee and the Owner Participant accordingly do not intend to create any form of partnership or joint venture with any other Person by virtue of the transactions contemplated hereby or by any of the Transaction Documents. In the event that it is determined, contrary to the intent of the Owner Trustee and the Owner Participant, that, for purposes of the Code or any other income tax law, a form of partnership or joint venture exists between the Owner Trustee or the Owner Participant and any other Person, the Owner Trustee and the Owner Participant hereby elect to the extent permitted by law (i) not to have the partnership provisions of the Code or such other income tax law apply to any of the transactions contemplated hereby or by any of the Transaction Documents and
(ii) to be treated solely as owning the Undivided Interest and the Real Property Interest.

                (c) Governing Law. This Participation Agreement has been negotiated and delivered in the State of New York and shall be governed by, and be construed in accordance with, the laws of the State of New York.

                (d) Amendments, Supplements, etc. Neither this Participation Agreement nor any of the terms hereof may be amended, supplemented, waived or modified orally, but only by an instrument in writing signed by the party against which enforcement of such change is sought.

                (e) Headings. The headings of the sections and paragraphs of this paragraphs of this Participation Agreement have been inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms or provisions hereof.

                (f) Bankruptcy of Owner Participant. If (a) the Owner Participant or the Owner Trustee becomes a debtor subject to the reorganization provisions of the Bankruptcy Code, or any successor provision,

6091.BURNHAM.1106.27:1

(b) pursuant to such reorganization provisions the Owner Participant or the Owner Trustee is required, by reason of the Owner Participant being held to have recourse liability directly or indirectly to the Holder of any Note or the Indenture Trustee, to make payment on account of any amount payable as principal or interest on such Note and (c) such Holder or the Indenture Trustee actually receives any Excess Amount which reflects any payment by the Owner Participant on account of clause (b) of this Section1 then such Holder or the Indenture Trustee, as the case may be, shall promptly refund to the Owner Participant such Excess Amount. For purposes of this Section, "Excess Amount means the amount by which such payment exceeds the amount which would have been received on or prior to the date of such payment by such Holder or the Indenture Trustee if the Owner Participant or the Owner Trustee had not become subject to the recourse liability referred to in clause (b) of this Section, Nothing contained in this Section shall prevent such Holder or the Indenture Trustee from enforcing any personal recourse obligation (and retaining the proceeds thereof) of the Owner Participant expressly provided for under this Participation Agreement.

                  (g) Entire Agreement. This Participation Agreement (including the Schedules hereto and the waiver letter dated as of the Closing Date), the other Transaction Documents and the Financing Documents supersede all prior agreements, written or oral, between or among any of the parties hereto relating to the transactions contemplated hereby and thereby and each of the parties hereto represents and warrants to the others that this Participation Agreement and the other Transaction Documents and the Financing Documents constitute the entire agreement among the parties relating to the transactions contemplated hereby and thereby.

                (h) Publicity. Each party hereto agrees that it will not issue or release for external publication any article or advertising or publicity matter relating to the transaction contemplated hereby or any similar transaction mentioning or implying the identity of the Owner Participant without the prior written consent of the Owner Participant; provided, however, that the Owner Participant agrees that such written consent shall not be withheld if such disclosure is required by Applicable Law.

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


                (i) Section 48(d) Election. Neither the Owner participant nor the Owner Trustee makes any representation or warranty to the Lessee or any other Person as to the availability or amount of any investment tax credits with respect to the Undivided Interest. The Owner Participant hereby agrees with the Lessee that:

                (1) Within a reasonable time after the execution of this participation Agreement (but in no event later than the date required by the Regulations under Section 48(d) of the Code), the Owner participant will execute and file with the Lessee and will cause the common parent (the "Common Parent") of the affiliated group of corporations of which the owner Participant is a member (the "Group") and the Owner Trustee to execute and file with the Lessee a statement in the form of Exhibit C hereto (the section 48(d) Election);

                (2) The Owner Participant will attach and will cause the common parent and the Owner Trustee to attach to their respective Federal income tax returns and to the consolidated Federal income tax return of the Group for their respective taxable years in which the Facility Lease commences a summary statement in the form of Exhibit D hereto (the Summary Statement; and

                (3) The Owner Participant will keep and will cause the Common Parent and the Owner Trustee to keep the Section 48(d) Election as part of their respective records.

                To the best of the Owner Participant's knowledge, the information set forth in clauses (i)(a), (i) (b) , (ii) (a) and (ii) (b) of the
Section 48(d) election is true and correct, and the information set forth in clauses (i)(a) and (i)(k) of the Summary Statement is true and correct. The owner Participant has no present intention to take any action that would render clause (vii) of the Section 48(d) Election incorrect at any time during the continuance of the Facility Lease, The Owner Participant has no present intention to become, at any time during the continuance of the Facility Lease when a loss or recapture described herein would result, a Person who may not make a valid election under Section 48(d) of the Code or a Person whose status as a lessor of the Undivided Interest would result in the loss or recapture of

6091.BURNHAM.11060.27:1
any investment-tax credits claimed by the Lessee with respect to the Undivided Interest under Sections 46(d) or 48(d) of the Code. The Owner Participant has no present intention to make a disposition of its interest in the Trust State at any time during the continuance of the Facility Lease when a loss or recapture would result, to a Person described in the preceding sentence.

6091.BURNHAM.1106.27:1

                IN WITNESS WHEREOF, the parties hereto have each caused this Participation Agreement to be duly executed by their respective officers thereunto duly authorized as of the dates set forth below.


                                      BURNHAM LEASING CORPORATION

                                      By ____________________________
                                            Assistant Treasurer

                                      Date:        August 18, 1986



                                      FIRST PV FUNDING CORPORATION

                                      By_________________________
                                             Vice President

                                      Date:        August 18, 1986

                                      PUBLIC SERVICE COMPANY OF
                                        NEW MEXICO


                                      By_____________________

                                      Date:        August 18, 1986

                                      THE FIRST NATIONAL BANK OF BOSTON, in its
                                        individual capacity and as
                                        Owner Trustee


                                      By:_____________________________
                                             AUTHORIZATION OFFICER


                                      Date:        August 18, 1986

6091.BURNHAM.1106.27:1

                                      CHEMICAL BANK, in its
                                        individual capacity and as
                                        Indenture Trustee




                                      By
                                          ----------------------------
                                            Vice President

                                      Date:  August 18, 1986






























                                      -95-
6091.BURNHAM.1106.27:1

                                   Schedule 1


                      PUBLIC SERVICE COMPANY OF NEW MEXICO

                          PALO VERDE NUCLEAR GENERATING
                                 STATION UNIT 2



                                NOTICE OF CLOSING

                           BURNHAM LEASING CORPORATION


                Pursuant to Section 5(a) of the Participation Agreement, dated as of August 12, 1986 (the Participation Agreement), among Burnham Leasing Corporation, as Owner Participant (the Owner Participant), First PV Funding
Corporation, as Loan Participant, The First National Bank of Boston, as Owner Trustee, Chemical Bank, as Indenture Trustee, and Public Service Company of New Mexico (PNM), PNM hereby gives notice of a Closing to occur at 10:00 a.m. on August 18, 1986 (the Closing Date). The Closing will be held at the offices or in the hallway of Messrs. Mudge Rose Guthrie Alexander & Ferdon, 180 Maiden Lane, New York, New York 10038.

                (i)  Based  upon   information   supplied   to  PNM,   Estimated
        Transaction Expenses are an aggregate of $10,077,400. A list of such expenses is attached hereto.

                (ii) Payment of the Purchase Price and the Real Estate Investment shall be made pursuant to (i) that certain Owner Participant Escrow Letter, dated August 18, 1956, between the Owner Participant and Chemical Bank, and (ii) that certain Collateral Trust Escrow Agreement, dated August 18, 1986, between Chemical Bank and Chemical Bank, as Collateral Trust Trustee.

                  Capitalized terms used herein and not otherwise specifically defined herein shall have the meanings set forth in Appendix A to the Participation Agreement.



6091.BURNHAM.1106.27b:2

                  IN WITNESS WHEREOF, Public Service Company of New Mexico has executed this Notice of Closing this 18th day of August, 1986.

                                     PUBLIC SERVICE COMPANY OF NEW MEXICO


                                     By___________________________
                                         Vice President, Revenue
                                              Management




































                                       -2-

6091.BURNHAM.1106.27b:2

                                   Schedule 2

                               PRICING ASSUMPTIONS



                Basic  Rent,  Casualty  Values,   Special  Casualty  Values  and
Termination Values, as set forth in the Facility Lease as originally executed, have been computed on the basis of the fol1owing pricing assumptions:

    1.  Investment Percentage:               26.03987685%
    2.  Loan Percentage:                     73.96012315%

    3.  Interest Rate on Initial
        Series Note:                         10.5% per annum.

    4.  Federal ACRS Deductions:             10-year public utility
                                             property deductions on the basis
                                             of 95% of Purchase
                                             Price allocated to
                                             Unit 2 and 100% of
                                             Purchase Price allocated to Common
                                             Facilities.

    5.  Investment Tax Credit
        Retained by the Lessor:              10% of Purchase
                                             Price Allocated to
                                             Unit 2.

    6.  Owner Participant's Tax
        Year-End:                            December 31.

    7.  Purchase Price:                      $100,000,000

        a.   Purchase Price
             Allocated to Unit 2:            $87,000,000

        b.   Purchase Price
             Allocated to Common
             Facilities:                     $13,000,000

    8.  Closing Date:                        August 18, 1986.


6091.BURNHAM.1106.27a:3

    9.  Transaction Expenses:                0.8% of Purchase
                                             Price paid by the
                                             Owner Participant in
                                             addition to its
                                             Investment
                                             (amortized on a
                                             straight-line basis
                                             during the basic
                                             lease term and
                                             interim period).

   10.  Real Estate Investment:              $47,000.00

   11.  Basic rent payment dates:            January 15 and July 15
                                             of each year (rent
                                             payable in arrears).

   12.  First basic rent payment
        date:                                July 15, 1987.

   13.  Last basic rent payment
        date:                                January 15, 2016.

   14.  Interim rent payment
        date:                                January 15, 1987.

   15.  Marginal Composite Tax
        Rate:                                46%

   16.  First Estimated Tax
        Payment Date:                        September 15, 1986.

   17.  Tax Accounting Method:               Accrual.

   18.  Amortization of Initial
        Series Note:                         See schedule
                                             attached thereto.

   19.  Tax Estimation Method:               90% current estimate;
                                             10% make-up
                                             payment in March of
                                             the following year.


                                       -2-

6091.BURNHAM.1106.27a:3

                                   Schedule 3

                            Recordations and Filings

Part I. Recordations in Respect of the Sale of, and the Owner Trustee' 5 Title to, the Undivided Interest and the Real Property Interest. County Recorder, Maricopa County, Arizona:

             (i) Deed;
            (ii) Bill of Sale;
           (iii) Assignment and Assumption;
            (iv) Facility Lease;
             (v) Indenture;
            (vi) Indenture of Partial
                 Release/Facility; and
           (vii) Indenture of Partial Release/Real Property.

Part II. UCC-1 Financing Statements.

         A.    County Recorder, Maricopa County, Arizona:

                      (i) A  financing  statement  on form UCC-l  naming PNM, as lessee, the Owner Trustee, as lessor, and the Indenture Trustee, as assignee of the Owner Trustee, in respect of the Facility Lease;
                      (ii) A financing  statement on form UCC-l naming the Owner
                Trustee1 as debtor, and the Indenture Trustee, as secured party, in respect of the Lease Indenture Estate; and

                      (iii) A financing statement amendment on form UCC-2 naming the Loan Participant, as debtor, and the Collateral Trust Trustee, as secured party, in respect of the Pledged Property (as defined in the Collateral Trust Indenture) with respect to the Term Note Supplemental Indenture.









6091.BURNMAM.1106.27:1

                  B.   Secretary of State, Arizona:

                      (i) A  financing  statement  on form UCC-l  naming PNM, as lessee, the Owner Trustee, as lessor, and the Indenture Trustee, as assignee of the Owner Trustee, in respect of the Facility Lease;

                      (ii) A financing  statement  on form UCC-l  naming PNM, as lessee, the Owner Trustee, as lessor and the Indenture Trustee, as assignee of the Owner Trustee, in respect of the Facility Lease [Filed as a public utility filing];

                      (iii) A financing statement on form UCC-l naming the Owner
                Trustee, as debtor, and the Indenture Trustee, as secured party, in respect of the Lease Indenture Estate; and

                      (iv) A financing  statement amendment on form UCC-2 naming the Loan Participant, as debtor, and the Collateral Trust Trustee, as secured party, in respect of the Pledged Property (as defined in the Collateral Trust Indenture) with respect to the Term Note Supplemental Indenture.


                C.  Office of County Clerk, Bernalillo County, New Mexico:

                      (i) A  financing  statement  on form UCC-l  naming PNM, as lessee, the Owner Trustee, as lessor, and the Indenture Trustee, as assignee of the Owner Trustee, in respect of the Facility Lease;

                      (ii) A financing  statement on form UCC-l naming the Owner
                Trustee, as debtor and the Indenture Trustee, as secured party, with respect to the Lease Indenture Estate; and

                      (iii) A UCC financing  statement amendment naming the Loan
                Participant, as debtor, and the Collateral Trust Trustee, as secured party, with respect to the Pledged Property (as defined in the Collateral Trust Indenture) in respect of the Term Note Supplemental Indenture.

                                       -2-

6091.BURNHAM.1106.27:l

                  D.   Secretary of State, New Mexico:

                      (i) A  financing  statement  on form UCC-l  naming PNM, as lessee, the Owner Trustee, as lessor, and the Indenture Trustee, as assignee of the Owner Trustee, in respect of the Facility Lease;

                      (ii) A financing  statement on form UCC-l naming the Owner
                Trustee, as debtor, and the Indenture Trustee, as secured party, in respect of the Lease Indenture Estate; and

                      (iii) A UCC financing  statement amendment naming the Loan
                Participant, as debtor, and the Collateral Trust Trustee, as secured party, with respect to the Pledged Property (as defined in the Collateral Trust Indenture) in respect of the Term Note Supplemental Indenture.

                  E.  Secretary of State, Massachusetts:
                              (i) A financing statement on form UCC-l naming the
                  Owner Trustee, as debtor, and the Indenture Trustee, as secured party, in respect of the Lease Indenture Estate.

Part III. Other Filings:

                Filing of the Indenture with the Secretary of State of the State of New Mexico pursuant to the New Mexico Public Utility Act.

6091.BURNHAM.1106.27:1

                                                                     SCHEDULE 4




[Letterhead of Mudge Rose Guthrie Alexander & Ferdon]


                                 August 18, 1986

To Each Person Listed on The Attached Schedule

                 SALE AND LEASEBACK OF AN UNDIVIDED INTEREST IN
                  PALO VERDE NUCLEAR GENERATING STATION UNIT 2
                          AND CERTAIN COMMON FACILITIES

Dear Sirs:

                We have acted as counsel for First PV Funding Corporation, a Delaware corporation (Funding Corp.), in connection with the transactions contemplated by the Participation Agreement, dated as of August 12, 1986 (the Participation Agreement), among Burnham Leasing Corporation, a New York corporation, as Owner Participant, The First National Bank of Boston, a national banking association, individually and as Owner Trustee, Funding Corp., Chemical Bank, a New York banking corporation, individually and as Indenture Trustee and Public Service Company of New Mexico, a New Mexico corporation. All capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in Appendix A to the Participation Agreement. This opinion is being delivered pursuant to Sections 11(a) (12) and 11(a) (27) of the Participation Agreement.



6091.BURNHAM.1106.08:l

                As such counsel we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements and other instruments., certificates, orders, opinions, correspondence with public officials, certificates of officers and representatives of Funding Corp. and other documents, as we have deemed necessary or advisable for the purposes of rendering the opinions set forth herein.

                  Based on the foregoing, we are of the opinion that:

                  (1) Funding Corp. is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware and has the corporate power and authority to carry on its business as presently conducted, own its properties, and enter into and perform its obligations under the Participation Agreement and each other Transaction Document and each Financing Document to which it is a party.

                  (2) The execution, delivery and performance by Funding Corp. of the Participation Agreement and each other Transaction Document and each Financing Document to which it is a party, have been duly authorized by all necessary corporate action on the part of Funding Corp. and do not require the consent or approval of the stockholder of Funding Corp. The Participation Agreement and each other Transaction Document and each Financing Document to which Funding Corp. is a party have been duly executed and delivered by Funding Corp. and, assuming due authorization, execution and delivery by each other party thereto, constitute legal, valid and binding agreements of Funding Corp. enforceable against it in accordance with their respective terms.

                (3) Neither the execution, delivery or performance by Funding Corp. of the Participation Agreement or any other Transaction Document or any Financing Document to which it is a party, nor the consummation by Funding Corp. of the transactions contemplated thereby, nor compliance by Funding Corp. with the provisions thereof conflicts with,



                                       -2-
6091.BURNHAM.1106.08:1
        or results in the breach of any provision of, the Certificate of Incorporation or By-Laws of Funding Corp. or any Federal, Delaware or New York law or any indenture, mortgage or agreement to which Funding Corp. is a party or by which it or its property is bound or requires any Governmental Action with respect to Funding Corp. under Federal, Delaware or New York law, except such as have been, duly obtained, given or accomplished.

                  The opinions set forth above are subject to the qualifications that enforceability of the Participation Agreement and each other Transaction Document and each Financing Document to which Funding Corp. is a party in accordance with their respective terms may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally, as well as the general principles of equity and the availability of equitable remedies.

                  This opinion is limited to the Federal laws of the United States, the laws of the State of New York and the corporate law of the State of Delaware.


                                      Very truly yours,











                                       -3-
6091.BURNHAM.1106.08:1

                                    SCHEDULE


First PV Funding Corporation,
  as Loan Participant
Corporate Trust Center
1209 Orange Street
Wilmington, Delaware 19801

Burnham Leasing Corporation,
  as Owner Participant
60 Broad Street
New York, New York 10004
Attention: Assistant Treasurer

Public Service Company of New Mexico,
  as Lessee
Alvarado Square
Albuquerque, New Mexico 87158

The First National Bank of Boston,
  as Owner Trustee
100 Federal Street
Boston, Massachusetts 02110

Chemical Bank,
  as Indenture Trustee and Collateral "Trust Trustee
55 Water Street
New York, New York 10041















609l.BURNHAM.1l06.08:l

                                                                    Schedule 5


     [Letterhead of Milbank, Tweed, Hadley & McCloy]

     To Each Person Listed on
      The Attached Schedule

                                                 August 18, 1986


        SALE AND LEASEBACK OF AN UNDIVIDED INTEREST IN
        PALO VERDE NUCLEAR GENERATING STATION UNIT 2
                      AND CERTAIN COMMON FACILITIES


Dear Sirs:

                We have acted as special New York counsel for Burnham Leasing Corporation, a New York corporation (the Owner Participant), in connection with the transactions contemplated by the Participation Agreement1 dated as of August 12, 1986, (the Participation Agreement), among the Owner Participant, The First National Bank of Boston, a national banking association, individually and a Owner Trustee, First PV Funding Corporation, a Delaware corporation, Chemical Bank, a New York banking corporation, as Indenture Trustee and Public Service Company 6f New Mexico, a New Mexico corporation. All capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in Appendix A to the Participation Agreement. This opinion is being delivered pursuant to Section 11(a) (14) of the Participation Agreement.

                  As such counsel we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements and other instruments, certificates; orders, opinions, correspondence with public officials, certificates of officers and representatives of the Owner Participant, and other documents, as we have deemed necessary or advisable for the purposes of rendering the opinions set forth herein.

                  Based upon the foregoing, we are of opinion that:




6091.BURNHAM.1106.08:1

                (1) The Owner Participant is a corporation validly existing and in good standing under the laws of its state of incorporation and has the corporate power and authority to enter into and perform its obligations under the Participation Agreement and each other Transaction Document to which it is a party.

                    (2) The making and performance by the Owner Participant of the Participation Agreement and each other Transaction Document to which the Owner Participant is a party have been duly authorized by all necessary corporate action on the part of the Owner Participant and do not require the consent or approval of its stockholders (except for any such consents or approvals as have been obtained).

                    (3) The Participation Agreement and each other Transaction Document to which the Owner Participant is a party have been duly executed and delivered by the Owner Participant and constitute legal, valid and binding agreements of the Owner Participant, enforceable against it in accordance with their respective terms, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforceability of creditors' rights generally and to general principles of equity (regardless of whether an enforcement action is considered in a proceeding in equity or at law). In addition, we wish to point out that provisions in the Participation Agreement and in the other Transaction Documents to which the Owner Participant is a party which permit the Owner Participant to make determinations or take actions may be subject to a requirement that such determinations be made and such actions be taken on a reasonable basis and in good faith.

                    (4) Neither the execution, delivery or performance by the Owner Participant of the Participation Agreement or any other Transaction Document to which it is a party, nor the consummation by the Owner Participant of the transactions contemplated thereby, nor compliance by the Owner Participant with the provisions thereof, conflicts with, or results in the breach of any provision of the corporate charter or the by-laws of the Owner Participant or contravenes any agreement or instrument to which the Owner Participant



                                       -2-

6091.BURNHAM.1106.08:1
        is a party of which we are aware, or requires any Governmental Action with respect to the Owner Participant under Federal or New York law, except such as are contemplated by the Transaction Documents (including the filing of Form U-7D with the SEC within 30 days of the date hereof) or the Financing Documents or such as have been duly obtained, given or accomplished.

                We are members of the Bar of the State of New York and we express no opinion with regard to any law other than the laws of the State of New York and the Federal laws of the United States of America. We do not hold ourselves out as experts on the laws of the State of Arizona or the State of New Mexico, and to the extent such laws may be relevant to any opinion herein expressed, we have, with your permission, relied upon the opinions dated this date of Meyer, Hendricks, Victor, Osborn & Maledon; Snell & Wilmer; Rodey, Dickason, Sloan, Akin & Robb, P.A.; and Keleher & McLeod, P.A., without independently considering the matters covered thereby. Further, we express no opinion as to matters governed by the Atomic Energy Act or the Nuclear Waste Act.

                                Very truly yours,
















                                       -3-
6091.BURNHAM.1106.08:l

                                    SCHEDULE




First PV Funding Corporation,
     as Loan Participant
Corporate Trust Center
1209 Orange Street
Wilmington, Delaware 19801

Public Service Company of New Mexico,
    as Lessee
Alvarado Square
Albuquerque, New Mexico 87158

The First National Bank of Boston,
    as Owner Trustee
100 Federal Street
Boston, Massachusetts 02110

Chemical Bank,
  as Indenture Trustee and Collateral Trust Trustee
55 Water Street
New York, New York 10041

Burnham Leasing Corporation,
     as Owner Participant
60 Broad Street
New York, New York 10004
Attention:  Assistant Treasurer












6091.BURNHAM.1106.08:1

                                                                    SCHEDULE 6



                          (Letterhead of Csaplar & Bok]


                                                             August 18, 1986


To Each Person Listed on The Attached Schedule

                 SALE AND LEASEBACK OF AN UNDIVIDED INTEREST IN
                  PALO VERDE NUCLEAR GENERATING STATION UNIT 2
                          AND CERTAIN COMMON FACILITIES


Gentlemen:

                We have acted as special counsel to The First National Bank of Boston, a national banking association (FNB) in connection with the transactions contemplated by the Participation Agreement, dated as of August 12, 1986 (the Participation Agreement), among Burnham Leasing Corporation, a New York corporation (the Owner Participant), First PV Funding Corporation, a Delaware corporation, FNB, in its individual capacity and as Owner Trustee under a Trust Agreement dated as of August 12, 1986, with the Owner Participant (in such fiduciary capacity, the Owner Trustee), Chemical Bank, a New York banking corporation, as Indenture Trustee and Public Service Company of New Mexico, a New Mexico corporation. All capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in Appendix A to the Participation Agreement. This opinion is being delivered pursuant to Section 11(a) (16) of the Participation Agreement.

                As such counsel we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements and other instruments, certificates, orders, opinions, correspondence with public officials, certificates of officers and representatives of FNB, and other documents, as we have deemed necessary or advisable for the purposes of rendering the opinions set forth herein. With respect to our opinion set forth in paragraph 6 hereof, we have assumed that, for federal income tax purposes,



6091.BURNHAM.1106.08:l
the trust created by the Trust Agreement will be treated as a grantor trust subject to section 671 of the Internal Revenue Code of 1954, as amended. We have also assumed that each of the Transaction Documents is legal, valid, binding and enforceable under the laws of the State of New York, subject only to such limitations as are set forth below.

                  Based on the foregoing, we are of the opinion that:

                (1) FNB is a national banking association duly organized and validly existing in good standing under the laws of the United States of America and has all requisite corporate power and authority to enter into and perform its obligations under (x) the Trust Agreement and, to extent it is a party to the Participation Agreement in its individual capacity, the Participation Agreement and (y) acting as Owner Trustee, the Participation Agreement and each other Transaction Document to which FNB is a party as Owner Trustee.

                (2) The  Participation  Agreement  and  each  other  Transaction
        Document to which FNB is a party have been duly authorized by all necessary corporate action of FNB (in its individual capacity or as Owner Trustee, as the case may be) and, upon execution and delivery thereof, the Participation Agreement and each such other Transaction Document will be duly executed and delivered and will be legal, valid and binding agreements of FNB (in its respective capacities), enforceable against it (in its respective capacities) in accordance with their respective terms except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except that the enforceability of certain of the remedial provisions in the Indenture may be limited by applicable state laws, which laws, however, do not in our opinion make the remedies provided in such documents inadequate for the practical realization of the benefits provided thereby.

6091.BURNHAM.1106.08:1

                (3) Neither the execution and delivery by (X) of the Trust Agreement and, to the extent FNB is a party thereto in its individual capacity, the Participation Agreement and (y) the Owner Trustee of the Participation Agreement and each other Transaction Document (other than the Trust Agreement) to which the Owner Trustee is a party, nor the performance by FNB, in its individual capacity or as Owner Trustee, as the case may be, of its obligations under each, conflicts with, or results in the breach of any provision of, its Charter or By-Laws and does not contravene any Applicable Law of the United States of America or The Commonwealth of Massachusetts governing the banking or trust powers of FNB, and does not contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument, known to us, to which FNB is a party or by which it is bound or require any Governmental Action with respect to the Owner Trustee under any Federal or Massachusetts law except such as are contemplated by the Transaction Documents or the Financing Documents or such as have been duly obtained, given or accomplished.

                (4) To the best of our knowledge, after due inquiry, no Indenture Default or Indenture Event of Default has occurred and is continuing and the Owner Trustee is not in violation of any of the terms of the Participation Agreement or of any other Transaction Document to which it is a party.

                  (5) To the best of our knowledge, but without independent investigation, there is no action, suit, investigation or proceeding pending, or to our knowledge, threatened against FNB (in either such capacity) before any court, arbitrator or administrative or governmental body and which relates to its banking or trust powers which, individually or in the aggregate, if decided adversely to the interests of FNB (in either such capacity), would have an adverse effect upon the ability of FNB (in either such capacity) to perform its obligations under the Participation Agreement or any other Transaction Document to which it is a party (in any capacity).

                  (6) Neither the execution by FNB (in any capacity) of the Participation Agreement, the Initial Series Note or any other Transaction Document to which it (in any capacity) is a party, nor the performance in any capacity by it of its obligations thereunder, will subject the Trust Estate or the Lease Indenture Estate, or any portion thereof, to any Owner Trustee's Lien.

6091.BURNMAM.1106.08:1

                (7) Other than any tax imposed on FNB in its individual capacity or the Owner Trustee in respect of any compensation to which FNB or the Owner Trustee, as the case may be, is entitled or receives for its services in connection with the performance of its duties under the Trust Agreement or the Indenture, no taxes, fees or other charges will be imposed by The Commonwealth of Massachusetts or any political subdivision thereof on or with respect to the execution, delivery or performance of any of the Transaction Documents or with respect to the issuance of the Initial Series Note, except such taxes, fees or other charges which would have been imposed had FNB or the Owner Trustee, as the case may be, not performed in The Commonwealth of Massachusetts its duties under the Trust Agreement and the other Transaction Documents.

                The opinions expressed herein are limited to 1aws of The Commonwealth of Massachusetts and the Federal laws of the United States of America relating to the banking and trust powers of FNB.


                                Very truly yours,

6091.BURNHAM.1106.08:1

                                    SCHEDULE


Burnham Leasing Corporation,
     as Owner Participant
60 Broad Street
New York, New York 10004
Attention:  Assistant Treasurer

First PV Funding Corporation,
    as Loan Participant
Corporate Trust Center
1209 Orange. Street
Wilmington, Delaware 19801

Public Service Company of New Mexico,
     as Lessee
Alvarado Square
Albuquerque, New Mexico 87158

Chemical Bank,
  as Indenture Trustee and Collateral Trust Trustee
55 Water Street
New York, New York 10041

The First National Bank of Boston
100 Federal Street
Boston, Massachusetts 02110















6091.BURNHAM.1106.08:1

                                                                   SCHEDULE 7

      [Letterhead of Shaw, Pittman, Potts & Trowbridge]
                                                     August 18, 1986

To Each Person Listed on The Attached Schedule

                 SALE AND LEASEBACK OF AN UNDIVIDED INTEREST IN
                  PALO VERDE NUCLEAR GENERATING STATION UNIT 2
                          AND CERTAIN COMMON FACILITIES

Gentlemen:

                We have acted as special NRC counsel for Burnham Leasing Corporation, a New York corporation (the Owner Participant), in connection with the transactions contemplated by the Participation Agreement, dated as of August 12, 1986, (the Participation Agreement), among the Owner Participant, The First National Bank of Boston, a national banking association, individually and as Owner Trustee (the Owner Trustee), First PV Funding Corporation, a Delaware corporation, Chemical Bank, a New York banking corporation, as Indenture Trustee and Public Service Company of New Mexico, a New Mexico corporation. All capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in Appendix A to the Participation Agreement. This opinion is being delivered pursuant to Section 11(a)(18) of the Participation Agreement.

                The Owner Participant and Owner Trustee have requested our opinion with respect to three related issues: (1) whether the NRC Order issued December 12, l986, by the Nuclear Regulatory Commission ("NRC"), which authorizes PNM to proceed with the proposed transaction without requiring the Owner Participant or Owner Trustee to become NRC licensees during the term of the Facility Lease of the Undivided Interest, is a final order; (2) whether the Owner Participant or Owner Trustee would have any licensing or reporting
obligations  during  the  Lease  Term  under  any  nuclear-related   statute  or



6091.BURNHAM.1106.08:1
regulation; and (3) whether the Price-Anderson Act, 42 U.S.C. 5 2210, would protect the Owner Participant and Owner Trustee against liability with respect to any "nuclear incident" (as defined by the Act) and whether the Act would impose any financial obligations on the Owner Participant and Owner Trustee during the lease term.

                  In reaching the opinions on these issues set forth below, we have reviewed and relied upon the NRC Order and the SECY-85-367 NRC staff document to which the NRC Order refers. We also have reviewed PNM's Application to the NRC for approval of the transaction and various materials submitted in support of that Application, including the Arizona Nuclear Power Plant ("ANPP") Project Participation Agreement and Amendment No. 10 thereto. Finally, we have reviewed successive drafts (dated _____, _____ and _____ of the relevant transaction documents, in particular the Participation Agreement among the Owner Participant, Owner Trustee PNM and others, Appendix A thereto (Definition of Terms)' and the Facility Lease between the Owner Trustee and PNM. We have assumed for purposes of our opinions that the final versions of these documents will not differ materially from the _________ draft versions.


                The Finality of the NRC Order

                The NRC Order constitutes final agency action, pursuant to 42 U.S.C. 2239(a), on PNM's application for a license amendment. The Hobbs Act, 28 U.S.C. ss. 2344, permits any party aggrieved" by the NRC Order to petition for review in the appropriate court of appeals within sixty (60) days of its entry. Since no person intervened in the NRC proceeding to oppose PNM' 5 application, however, an appeal from the Order by any person other than PNM would be dismissed on standing grounds. E.g., American Civil Liberties Union v F.C.C., 774 F.2d 24, 25 (1st Cir. 1985) ("The courts have consistently interpreted the term "party aggrieved" to require that a petitioner have participated in the agency proceedings"); Gage v. AEC, 479 F.2d 1214, 1218 (D.C. Cir. 1973).

                Section 2.206 of the NRC Rules of Practice (l0 C.F.R. ss. 2.206) provides that "[a]ny person may file a request for [the appropriate NRC office] to institute a proceeding pursuant to ss. 2.202 to modify, suspend or revoke a

6091.BURNHAM.1106.08:1
license, or for such other action as may be appropriate." This provision would permit any person to request the NRC during the term of the Facility Lease to reconsider its Order and amend the License so as to add the Owner Participant and Owner Trustee as licensees. The likelihood that such a request would be filed, or that if filed it would be granted, appears to be extremely remote. In any event, this would not affect the "finality" of the NRC Order.

                Similarly, Section 2.204 of the Rules of Practice (10 C.F.R. 2.204) authorizes the NRC to take action of its own accord to modify a license "by issuing an amendment on notice to the licensee that the licensee may demand a hearing with respect to all or any part of the amendment." It seems equally unlikely that the NRC would take such action during the Lease Term to add the Owner Participant or Owner Trustee as a licensee of the Palo Verde facility.


                License and Reporting Obligations of the Owner Participant and Owner Trustee

                The NRC Order includes the condition requested by PNM that "the lessor and anyone else who may acquire an interest under the transaction which is the subject of this application are prohibited from exercising directly or indirectly any control over the licensees of the Palo Verde nuclear facility," and therefore concludes that the proposed sale-leaseback transaction "shall have no effect on the Palo Verde nuclear facility throughout the term of the license." The SECY-85-367 staff recommendation adopted by the Order further states:


                [W]here as here, the sale of the facility is simply a step in a transaction involving only the refinancing of capital, and where the investor owner only serves in a passive role with no authority or control over the nuclear facility, the Staff can perceive of no regulatory purpose which would be served by an interpretation of Section 101 of the Atomic Energy Act the source of the NRC's licensing authority], which requires the licensing of such financial investors.

6091.BURNHAM.1106.08:1

                The effect of this analysis and the NRC Order is that the Owner Participant and Owner Trustee are not required to become licensees during the Lease Term and therefore will incur no obligations as licensees during that period. By the same token, we believe that the Arizona Public Service Company, as Project Manager and Operating Agent under the ANPP Participation Agreement, and PNM, as lessee of the undivided interest from the Owner Trustee, will remain during the Lease Term the relevant licensees under Facility Operating License No. NPF-51 subject to all license obligations with respect to the management and operation of the PVNGS. Such license obligations include the costs and responsibilities of decommissioning the facility.

                  In addition,  it is our opinion that the Owner Participant and
Owner Trustee will have no reporting obligations during the Lease Term under any nuclear-related law or regulation. With one exception, such reporting obligations are limited to licensees or holders of construction permits for nuclear facilities. The exception is Section 206 of the Energy Reorganization Act of 1974, 42 U.S.C. 5846, which provides that each director and "responsible officer" of any firm "constructing, owning, operating, or supplying the components of any facility or activity which is licensed or otherwise regulated" by the NRC, "who obtains information reasonably indicating that such facility or activity or basic components supplied to such facility" fails to comply with nuclear laws or regulations relating to substantial safety hazards or contains a defect that could create a substantial safety hazard, shall immediately notify the NRC of the failure to comply or the defect." Although the literal language of Section 206 would encompass even unlicensed owners of nuclear facilities, the NRC regulations implementing this provision (10 C.F.R. Part 21) make clear that its reporting requirements. extend only to licensees and to firms (including directors and responsible officers thereof) that construct or supply components to licensed facilities. 10 C.F.R. 21.2. Just as the NRC Order in this case reflects the agency's understanding that despite the literal language of Section 101 of the Atomic Energy Act the sale of an ownership interest in a nuclear facility does not require licensing of the passive investor owner, Part 21 of the NRC Regulations reflects the agency's understanding that the reporting requirements established by Section 206 were not intended to reach passive

6091.BURNHAM.1106.08:1
investors or-lenders and make sense only if applied to those persons actually involved in the management operation or construction of a nuclear facility or in the supply of components for such facilities. Accordingly, it is our opinion that neither Section 206 nor its implementing regulations would impose any reporting requirements on the Owner Participant or Owner Trustee during the Lease Term.


                The Price-Anderson Act

                Section 170 of the Price-Anderson Act, in its present form, requires "licensees" of nuclear facilities to maintain financial protection in specified amounts against liability for "nuclear incidents" (as that term is defined in the Price-Anderson Act, 42 U.S.C. 2014(q)), which protection includes both mandatory insurance coverage and retroactive premium assessments of $5,000,000 per facility for each nuclear incident. 42 U.S.C. 2210(a) & (b). The Price-Anderson Act also protects all "persons indemnified" against liability for nuclear incidents beyond the sum of the amount covered by the required financial protection and the limits of indemnification provided by the NRC. 42 U.S.C. 2210(e).. The Act defines the term "persons indemnified" to include both persons who are required to maintain financial protection, i.e., licensees, and "any other person who may be liable for public liability." 42 U.S.C. 2014(t). The term public liability," in turn, is defined to mean "any legal liability arising out of or resulting from a nuclear incident" (emphasis added), except for workers' compensation claims of persons employed at the site where the incident occurs, claims arising out of an act of war, and claims relating to loss of or damage to property located at the site of and used in connection with the activity where the incident occurs. 42 U.S.C. 2014(w).

                In light of the NRC Order holding that PNM remains the licensee of the Palo Verde facility during the lease term, in our opinion the Owner Participant and Owner Trustee will have no obligation under the Price Anderson Act or its implementing regulations to maintain financial protection during the lease term. In addition, the terms of the Act described above extend full financial protection to the Owner Participant and Owner Trustee against liability for nuclear incidents.

6091.BURNHAM.1106.08:1

                In summary, it is our opinion that: (1) the NRC Order issued December 12, 1985, is final subject only to reconsideration at the instance of the NRC or some other person under Sections 2.204 and 2.206 of the NRC'S Rules of Practice; (2) under the terms of the NRC Order and under a proper reading of
Section 101 of the Atomic Energy Act and its implementing regulations in their present form, the Owner Participant and Owner Trustee will not have any license or reporting obligations during the lease term under any nuclear-related law or regulation; and (3) the Price-Anderson Act in its present form protects the Owner Participant and Owner Trustee against financial exposure from any liability for nuclear incidents and does not require the Owner Participant or Owner Trustee to maintain financial protection during the lease term against liability for such nuclear incidents.


                                            Sincerely,

6091.BURNHAM.1106.08:1

                                    SCHEDULE


Burnham Leasing Corporation,
  as Owner Participant
60 Broad Street
New York, New York 10004
Attention:  Assistant Treasurer

The First National Bank of Boston,
  as Owner Trustee
100 Federal Street
Boston, Massachusetts 02110

Chemical Bank,
  as Indenture Trustee
55 Water Street
New York, New York 10041





















6091.BURNHAM.1106.08:1

                                                                    SCHEDULE 8

[Letterhead of Mudge Rose Guthrie Alexander & Ferdon]


                                                           August 18, 1986

To Each Person Listed on The Attached Schedule:

                 SALE AND LEASEBACK OF AN UNDIVIDED INTEREST IN
                  PALO VERDE NUCLEAR GENERATING STATION UNIT 2
                          AND CERTAIN COMMON FACILITIES

Dear Sirs:

                We have acted as special counsel for Public Service Company of New Mexico, a New Mexico corporation (PNM), in connection with the transactions contemplated by the Participation Agreement, dated as of August 12, 1986 (the Participation Agreement), among Burnham Leasing Corporation, a New York corporation, as Owner Participant, First PV Funding Corporation, a Delaware corporation, The First National Bank of Boston, a nationa1 banking association, individually and as Owner Trustee, Chemical Bank, a New York banking corporation, individually and as Indenture Trustee, and PNM. All capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in Appendix A to the Participation Agreement. This opinion is being delivered pursuant to Section 11(a) (20) of the Participation Agreement.

                  As such counsel we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements and other instruments, certificates, opinions, correspondence with public officials, certificates of officers, management personnel and representatives of PNM, and such other documents, as we have deemed necessary or advisable for the purposes of rendering the opinions set forth herein.


6091.BURNHAM.1106.08:l

                Based on the foregoing and subject to the qualifications set forth below, we are of the opinion that:

                (1) The Participation Agreement and each other Transaction Document to which PNM is a party have been duly executed and delivered by PNM, and, assuming the due authorization, execution and delivery thereof by the other parties thereto, the Participation Agreement and each other Transaction Document to which PNM is a party constitute the legal, valid and binding agreements of PNM, enforceable against PNM in accordance with their respective terms.

                (2) Neither the execution, delivery or performance by PNM of the Participation Agreement or any other Transaction Document or any Financing Document to which PNM is a party, nor the consummation by PNM of the transactions contemplated thereby, nor compliance by PNM with the provisions thereof, conflicts with, or results in a breach or contravention of any of the provisions of, the Restated Articles of Incorporation or By-Laws of PNM, or any Federal or New York Applicable Law.

                  (3) No Federal or New York Governmental Action under any Applicable Law now in effect is required in connection with the execution, delivery or performance by PNM of, or the consummation by PNM of the transactions contemplated by, the Participation Agreement or any other Transaction Document in effect on the date hereof to which PNM is a party, except such Federal and New York Governmental Actions (i) as have been duly obtained, given or accomplished, (ii) as are routine in nature and that cannot be obtained, or are not normally applied for, prior to the time they are required, (iii) as may be required under the Holding Company Act, (iv) as may be required to be obtained, given or accomplished from time to time in connection with the maintenance, use, possession, operation or improvement of Unit 2 or otherwise with respect to Unit 2 and PNM's or the operating Agent's involvement therewith, (V) as may be required in consequence of any transfer of ownership of any Note or Bond by the Holder thereof, the beneficial interest in the Trust by the Owner Participant, or the Undivided Interest or the Real Property

6091.BURNHAM.1106.08:l

        Interest by ,the Owner Trustee, (vi) as may be required in consequence of the issuance, sale or exchange and delivery of or any obligations issued under and pursuant to any Collateral Trust Indenture (other than the Initial Series Note), (vii) as may be required by existing Applicable Law if, after termination or expiration of the Facility Lease, PNM should provide transmission services for the Owner Trustee or
        (viii) as may be required under Federal or New York law not now in effect. No Federal or New York Governmental Action is or will be required (a) in connection with the participation by the Owner Trustee, the Indenture Trustee, the Owner Participant or the Loan Participant in the consummation of the transactions contemplated by the Participation Agreement, any other Transaction Document in effect on the date hereof or any Financing Document in effect on the date hereof or (b) to be obtained by any of such Persons during the term of the Facility Lease with respect to Unit 2 except such Federal or New York Governmental Actions (i) as have been duly obtained, given or accomplished, (ii) as may be required by Applicable Law not now in effect, (iii) as may be required in consequence of any transfer of ownership of any Note or Bond by the Holder thereof, the beneficial interest in the Trust by the Owner Participant, or the Undivided Interest or the Real Property Interest by the Owner Trustee, (iv) as may be required in consequence of the issuance, sale or exchange and delivery of or any obligations issued under and pursuant to any Collateral Trust Indenture (other than the Initial Series Note), (v) as would be required by existing Applicable Law upon termination or expiration of the Facility Lease in connection with taking possession of an interest in Unit 2, (vi) as may be required by existing Applicable Law if, after termination or expiration of the Facility Lease, PNM should provide transmission services for the Owner Trustee or cease to be agent for the Owner Trustee as provided under the Assignment and Assumption, or (vii) as may be required in consequence of any exercise of remedies or other rights by any such Person in connection with taking possession of an interest in Unit 2.

                (4) So long as the Facility Lease is in effect, assuming the proper filing of Form U-7D with the SEC on or within 30 days after the

6091.BURNHAM.1106.08:1
        date hereof, under Federal law now in effect, neither the Loan Participant, the Owner Participant, FNB nor the Owner Trustee will be or become, solely by reason of either its entering into the Participation Agreement or any other Transaction Document to which any of them is a party, or the transactions contemplated thereby, subject to regulation (including, without limitation, as an electric utility company, an electric utility, a public-utility company or corporation, a public utility, a holding company, a public utility holding company, an electric corporation, or a utility company or corporation) by any Federal or New York public utility commission or other regulatory body, authority or group (including, without limitation, the SEC and the FERC). PNM is not a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" within the meaning of the Holding Company Act.

                (5)  PNM  is  not  an   "investment   company",   or  a  company
        "controlled" by an "investment company", within the meaning of the Investment Company Act.

                The opinions set forth above are subject to the qualifications that (i) enforceability of the Participation Agreement and the other Transaction Documents to which PNM is a party in accordance with their respective terms may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' or lessors' rights generally, as well as the general principles of equity and the availability of equitable remedies, and (ii) certain laws and judicial decisions may affect the enforceability against PNM of certain rights and remedies provided in the Transaction Documents. With respect to the latter qualification, however, we are of the opinion that none of such laws now in effect and none of such judicial decisions make the rights and remedies provided in the Transaction Documents, taken as a whole, inadequate for the realization of the benefits of the Transaction Documents.

6091.BURNHAM.1106.08:1

                Our opinion is limited to the laws of the State of New York and the Federal laws of the United States of America, however we express no opinion as to any matters relating to the Atomic Energy Act or the Nuclear Waste Act.

                                            Very truly yours,

6091.BURNHAM.1106.08:1

                                    SCHEDULE


Burnham Leasing Corporation,
  as Owner Participant
60 Broad Street
New York, New York 10004
Attention:  Assistant Treasurer

Public Service Company of New Mexico,
  as Lessee
Alvarado Square
Albuquerque, New Mexico 87158

First PV Funding Corporation,
  as Loan Participant
Corporate Trust Center
1209 Orange Street
Wilmington, Delaware 19801

The First National Bank of Boston,
  as Owner Trustee
100 Federal Street
Boston, Massachusetts 02110

Chemical Bank,
  as Indenture Trustee and Collateral Trust Trustee
55 Water Street
New York, New York 10041

Keleher & McLeod, P.A.
414 Silver Avenue; S.W.
Albuquerque, New Mexico 87102









                                       -5-
609l.BURNHAM.1106.08:l

                                                                   SCHEDULE 9


                [Letterhead of Keleher & McLeod, P.A.]
                                                          August 18, 1986

To Each Person Listed on The Attached Schedule


                 SALE AND LEASEBACK OF AN UNDIVIDED INTEREST IN
                  PALO VERDE NUCLEAR GENERATING STATION UNIT 2
                          AND CERTAIN COMMON FACILITIES

Dear Sirs:

                  We have acted as general counsel for Public Service Company of New Mexico, a New Mexico corporation (PNM), in connection with the transactions contemplated by the Participation Agreement, dated as of August 12, 1986 (the Participation Agreement), among Burnham Leasing Corporation, a New York corporation, as Owner Participant, The First National Bank of Boston, a national banking association, individually and as Owner Trustee, First PV Funding
Corporation, a Delaware corporation, Chemical Bank, a New York banking corporation, as Indenture Trustee, and PNM. All capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in Appendix A to the Participation Agreement. This opinion is being delivered pursuant to
Section 11(a) (21) of the Participation Agreement.

                As such counsel we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements and other instruments, certificates, orders, opinions, correspondence with public officials, certificates of officers and representatives of PNM, and other documents, as we have deemed necessary or advisable for the purposes of rendering the opinions set forth herein.




6091.BURNHAM.1106.08:1

                Based on the foregoing, we are of the opinion that:

                (1) PNM is a corporation duly organized and validly existing in good standing under the laws of the State of New Mexico and has the corporate power and authority to carry on its business as presently conducted, to own or hold under lease its properties and to enter into and perform its obligations under the Participation Agreement, each other Transaction Document to which PNM is a party, and each Financing Document to which PNM is a party. PNM is duly qualified and in good standing to do business as a foreign corporation in the State of Arizona and has not failed to qualify to do business or to be in good standing in any other jurisdiction where failure so to qualify or be in good standing would materially and adversely affect the financial condition of PNM or its ability to perform any of its obligations under the Participation Agreement, any other Transaction Document to which PNM is a party, or any Financing Document to which PNM is a party.

                (2) The execution, delivery and performance by PNM of the Participation Agreement, each other Transaction Document to which PNM is a party, and each Financing Document to which PNM is a party have been duly authorized by all necessary corporate action on the part of PNM and do not require the consent or approval of the stockholders of PNM or any trustee or holder of any indebtedness or other obligation of PNM, other than (i) the Mortgage Release, (ii) the finding of the ANPP
        Administrative Committee described in Section 15.6.2 of the ANPP Participation Agreement, and (iii) such other consents and approvals as have been duly obtained, given or accomplished.

                (3) The Participation Agreement, each other Transaction Document to which PNM is a party, and each Financing Document to which PNM is a party have been duly executed and delivered by PNM, and, assuming the due authorization, execution and delivery thereof by the other parties thereto, the Participation Agreement, each such other Transaction Document and each such Financing Document constitutes the legal, valid and binding agreement of PNM, enforceable against PNM in accordance with their respective terms.


                                       -2-

6091.BURNHAM.1106.08:1

                (4) Neither the execution, delivery or performance by PNM of the Participation Agreement, any other Transaction Document to which PNM is a party, or any Financing Document to which PNM is a party, nor the consummation by PNM of the transactions contemplated thereby, nor compliance by PNM with the provisions thereof, conflicts with, or results in a breach or contravention of any of the provisions of, the Restated Articles of Incorporation or By-Laws of PNM or any Affiliate of PNM, or any Applicable Law, or any indenture, mortgage, lease or any other agreement or instrument, known to us, to which PNM or any Affiliate of PNM is a party or by which the property of PNM or any Affiliate of PNM is bound, or results in the creation or imposition of any Lien (other than Permitted Liens) upon any property of PNM or any Affiliate of PNM.

                (5) No New Mexico Governmental Action under Applicable Law now in effect is required in connection with the execution, delivery or performance by PNM of, or the consummation by PNM of the transactions contemplated by, the Participation Agreement, any other Transaction Document to which PNM is a party, or any Financing Document to which PNM is a party, except such New Mexico Governmental Actions (i) as have been duly obtained, given or accomplished, and (ii) as may be required under existing New Mexico Applicable Law to be obtained, given or accomplished from time to time after the date hereof in connection with the maintenance, use, possession or operation of Unit 2 or otherwise with respect to Unit 2 and PNM's involvement therewith and which are, for PVNGS, routine in nature and which we have no reason to believe will not be timely obtained. No New Mexico Governmental Action is required (a) in connection with the participation by the Owner Trustee, the Indenture Trustee, the Owner Participant or the Loan Participant in the consummation of the transactions contemplated by the Participation Agreement, any other Transaction Document in effect on the date hereof or any Financing Document in effect on the date hereof or (b) to be obtained by any of such Persons during the term of the Facility Lease with respect to Unit 2 except such New Mexico Governmental Actions (i) as have been duly obtained, given or accomplished, (ii) as may be required by Applicable Law not now in effect, (iii) as may be required


                                       -3-
6091.BURNHAM.1106.08:1
        in consequence of any transfer of ownership of the Undivided Interest or the Real Property Interest by the Owner Trustee, (iv) as would be required by existing Applicable Law upon termination or expiration of the Facility Lease in connection with taking possession of an interest in Unit 2, (v) as may be required by existing Applicable Law if, after termination or expiration of the Facility Lease, PNM should provide transmission services for the Owner Trustee or cease to be agent for the Owner Trustee as provided under the Assignment and Assumption, or (vi) as may. be required in consequence of any exercise of remedies or other rights by any such Person in connection with taking possession of an interest in Unit 2.

                (6) Except as disclosed in the financial statements to which reference is made in Section l0(a)(ll) of the Participation Agreement and in the reports to which reference is made in Section 10 (a) (12) of the Participation Agreement, there is no action, suit, investigation or proceeding pending or, to our knowledge, threatened against PNM before any Federal or New Mexico court, arbitrator or administrative or governmental body which questions the validity or enforceability of the Participation Agreement or any other Transaction Document or any Financing Document in effect on the date hereof or which, individually or in the aggregate, if decided adversely to the interests of PNM, would have a material adverse effect on the business or financial condition of PNM or materially and adversely affect the ability of PNM to perform its obligations under the Participation Agreement or any other Transaction Document or any Financing Document in effect on the date hereof to which PNM is a party.

                (7) The lien of the Existing Mortgage does not extend to contract rights of PNM under the Transaction Documents (other than the Facility Lease) or to the Generation Entitlement Share related to the Undivided Interest.

                The opinions set forth above are subject to the qualifications that (i) enforceability of the Participation Agreement, the other Transaction Documents to which PNM is a party, and the Financing Documents to which PNM is a party in accordance with their respective terms may be limited by bankruptcy,



                                       -4-

6091.BURNHAM.1106.08:l
insolvency, reorganization, moratorium of other similar laws affecting enforcement of creditors' or lessors' rights generally, as well as the general principles of equity and the availability of equitable remedies, and (ii) certain laws and judicial decisions may affect the enforceability of certain rights and remedies provided in the Transaction Documents. With respect to the latter qualification, however, we are of the opinion that none of such laws now in effect and none of such judicial decisions make the rights and remedies provided in the Transaction Documents, taken as a whole, inadequate for enforcing payment of the Initial Series Note and the security interest provided by the Indenture or the realization of the benefits of the Transaction Documents.

                In rendering the opinions set forth above, we have relied as to all matters relating to (A) the law of the State of New York, solely upon the opinion of Mudge Rose Guthrie Alexander & Ferdon, Special Counsel for PNM, delivered pursuant to Section 11(a) (20) of the Participation Agreement, as to which law we have, with your consent, made no independent investigation, (B) the laws of the State of Arizona, the Atomic Energy Act and the Nuclear Waste Act, solely upon the opinion of Snell & Wilmer, PNM's Special Arizona Counsel, delivered pursuant to Section 11(a) (22) of the Participation Agreement, as to which we have, with your consent, made no independent investigation, and (C) the Federal Power Act, upon the opinion of Newman & Holtzinger, P.C., PNM's Special FERC Counsel, delivered pursuant to Section 11(a) (23) of the Participation Agreement, as to which we have, with your consent, made no independent investigation. Each such opinion is satisfactory to us in form and scope, and we believe you and we are justified in relying thereon.

                For purposes of this opinion we have assumed that the Owner Participant and the Lessor will exercise their rights, and that PNM will perform its obligations, under Section 13(c) of the Facility Lease if it becomes necessary to do so to remain in compliance with the New Mexico Order. We have further assumed that no Lease Transaction (as that term is used in the New Mexico Order) entered into by PNM subsequent to the date hereof will result in a violation of the New Mexico Order.





                                       -5-

6091.BURNHAM.1106.08:1

                In rendering the opinions set forth in paragraphs (4) and (5) above, we have not passed upon and do not purport to pass upon the application of so-called "blue sky" or securities laws of any jurisdiction.


                                        Very truly yours,

                                        KELEHER & MCLEOD, P.A.


                                        By__________________
                                            Brian J. O'Rourke














                                       -5-

6091.BURNHAM.1106.08:1

                                    SCHEDULE


Burnham Leasing Corporation,
  as Owner Participant
60 Broad Street
New York, New York 10004
Attention: Assistant Treasurer

First PV Funding Corporation,
  as Loan Participant
Corporate Trust Center
1209 Orange Street and Collateral Trust Trustee
Wilmington, Delaware 19801

The First National Bank of Boston,
  as Owner Trustee
100 Federal Street
Boston, Massachusetts 02110

Chemical Bank,
  as Indenture Trustee and Collateral Trust Trustee
55 Water Street
New York, New York 10041

Public Service Company of New Mexico,
  as Lessee
Alvarado Square
Albuquerque, New Mexico 87158

Mudge Rose Guthrie Alexander & Ferdon
180 Maiden Lane
New York, New York 10038

Milbank, Tweed, Hadley & McCloy
One Chase Manhattan Plaza
New York, New York 10005







6091.BURNHAM.1106.08:1

                                                                  SCHEDULE 10
                    [Letterhead of Snell & Wilmer]


                                                            August 18, 1986



To Each Person Listed on The Attached Schedule

                 SALE AND LEASEBACK OF AN UNDIVIDED INTEREST IN
                  PALO VERDE NUCLEAR GENERATING STATION UNIT 2
                          AND CERTAIN COMMON FACILITIES

Dear Sirs:

                We have acted as Special Arizona counsel for Public Service Company of New Mexico, a New Mexico corporation (PNM), in connection with the transactions contemplated by the Participation Agreement, dated as of August 12, 1986 (the Participation Agreement), among Burnham Leasing Corporation, a New York corporation, as Owner Participant, The First National Bank of Boston, a national banking association (FNB), individually and as Owner Trustee, First PV Funding Corporation, a Delaware corporation, Chemical Bank, a New York banking corporation, as Indenture Trustee, and PNM. All capitalized terms used herein and not otherwise defined herein shall have the meaning set forth in Appendix A to the Participation Agreement. This opinion is' being delivered pursuant to
Section 11(a) (22) of the Participation Agreement.

                As such counsel we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements and other instruments, certificates, orders, opinions, correspondence with public officials, certificates of officers and representatives of PNM, and other documents, as we have deemed necessary or advisable for the purposes of rendering the opinions set forth herein.




6091.BURNHAM.1106.08:1.

                In rendering our opinions, we have also reviewed the Special Order of Exemption, issued December 26, 1985, by the Arizona Department of Real Estate with respect to PVNGS, together with two (2) Snell & Wilmer petition letters to the Arizona Department of Real Estate, dated December 19, 1985 and December 23, 1985 (the Special Order of Exemption and the petition letters being collectively referred to herein as the "Exemption Documents").

                In rendering our opinions, we have relied as to certain factual matters on the documents we have examined, on certificates of public officials, and on the Certificate attached as Exhibit A, and we have assumed:

                (1) Lessee is a corporation duly organized and validly existing in good standing under the laws of the State of New Mexico and has the corporate power and authority to carry on its business as presently conducted, to own or hold under lease its properties and to enter into and perform its obligations under each Transaction Document to which it is a party.

                (2) The execution, delivery and performance by Lessee of each Transaction Document to which it is a party have been duly authorized by all necessary corporate action on the part of Lessee and do not, and will not, require the consent or approval of the stockholders of Lessee.

                (3) Each Transaction Document to which Lessee is a party has been duly executed and delivered by Lessee, and each such Transaction Document (excluding the Facility Lease) to which Lessee is a party is the legal, valid and binding obligation of Lessee, enforceable against Lessee in accordance with its terms.

                (4) Each party to each Transaction Document, other than Lessee, is duly organized and validly existing in good standing under the laws of the jurisdiction of its organization, is duly registered, licensed or authorized to transact business in each other jurisdiction in which such registration, licensing or authorization is required, and has the power and the authority to enter into and to perform its obligations under each Transaction 'Document to which it is a party.


                                       -2-

6091.BURNHAM.1106.08:1

                (5) The execution, delivery and performance by each party to each Transaction Document, other than Lessee, have been duly authorized by all necessary action by such party and do not require the consent or approval of any of the stockholders of such party. Each Transaction
        Document has been duly executed and delivered by each party thereto, other than Lessee, and constitutes the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms.

                (6) The trusts of which the Owner Trustee, the Indenture Trustee and the Collateral Trust Trustee are the Owner Trustee, the Indenture Trustee and the Collateral Trust Trustee, respectively, were duly formed and are validly existing under the laws of the jurisdiction governing such trusts. Each of the Owner Trustee, the Indenture Trustee and the Collateral Trust Trustee has the power and authority under the trust agreement for its respective trust to enter into and perform its obligations under each Transaction Document to which it is a party.

                (7) The execution, delivery and performance by the Owner Trustee, the Indenture Trustee, and the Collateral Trust Trustee of each Transaction Document to which it is a party are authorized by the trust agreement of its respective trust and do not require the consent or approval of any other Person. Each Transaction Document to which the Owner Trustee, the Indenture Trustee or the Collateral Trust Trustee is a party has been duly executed and delivered by the Owner Trustee, the Indenture Trustee or the Collateral Trust Trustee, respectively, and constitutes the legal, valid and binding obligation of the Owner Trustee, the Indenture Trustee or the Collateral Trust Trustee, respectively, enforceable against the Owner Trustee, the Indenture Trustee or the Collateral Trust Trustee, respectively, in accordance with its terms.

                (8) Lessee's past, present and proposed activities in the State of Arizona (including, without limitation, Lessee's ownership and operation of electrical facilities in the State of Arizona) consist of, and are limited to, Lessee's ownership of an undivided interest in PVNGS (including the plant site) the ANPP Switchyard and associated


                                       -3-

6091.BURNHAM.1106.08:1
       transmission facilities therefor, and its ownership interest in, and operation of a certain portion of, certain transmission lines, facilities and control equipment located on real property owned by Lessee and/or other corporations and on easements owned by Lessee and/or other corporations in Greenlee County, Arizona. Lessee is not making, nor presently proposing to make, any sales of electricity in the State of Arizona (other than sales to or exchanges with other electric generating or distributing entities).

                (9) The Owner Participant,  FNB, (in its individual capacity and as the Owner Trustee), and the Indenture Trustee, and each of them, will not, by reason either of entering into the Participation Agreement, the Facility Lease, the Assignment and Assumption, the Indenture, or any other Transaction Document, consummation of the transactions contemplated thereby or otherwise, engage in any activity in Arizona involving the ownership and operation of electrical facilities, other than those presently conducted by the Lessee, as set forth in Paragraph 8 above;

                (10) Immediately prior to the execution and delivery of the Transaction Documents, Lessee owned the property to be transferred by Lessee to Owner Trustee under the Transaction Documents. Immediately after the execution and delivery of the Transaction Documents, Owner Trustee will own the property to be transferred by the Lessee to the Owner Trustee under the Transaction Documents. The assumptions in this Paragraph 10 do not apply to the opinion in the first sentence of
        Section 9 of this legal opinion.

                (11) Amendment Number 10 to the ANPP Participation Agreement has been duly authorized, executed and delivered by, constitutes the legal, valid and binding agreement of, and is enforceable against, each of the parties thereto. The transactions contemplated by the Transaction Documents are authorized and permitted to be performed pursuant to, and do not conflict with, the terms and conditions of any ANPP Project Agreement, including, without limitation, Amendment Number 10 to the ANPP Participation Agreement.


                                       -4-
6091.BURNHAN.1106.08:1

                (12) The sale and conveyance of the Undivided Interest, the Real Property Interest and any other property or interest in property transferred by Lessee under the Transaction Documents will not render Lessee insolvent nor is it being made in contemplation of Lessee's insolvency; the property remaining in the hands of Lessee after such sale, conveyance and transfer is not an unreasonably small capital; Lessee does not intend to or believe that it will incur debts beyond its ability to pay as they mature; and Lessee has no actual intent to hinder, delay or defraud either present or future creditors.

                (13) On the date of execution of the Transaction Documents and on the date hereof, there was adequate consideration for the execution and delivery by Lessee of the Transaction Documents to which it is a party and for Lessee entering into the transaction described in the Transaction Documents.

                (14) The chief executive office and the place of business of the Lessee and the office where it keeps its records concerning its accounts or contract rights is located at Alvarado Square, Albuquerque,. Bernalillo County, New Mexico 87158.

                (15) The Transaction Documents accurately and completely set forth all agreements, arrangements and understandings of the parties thereto with respect to the transaction described in and contemplated by the Transaction Documents and the Transaction Documents accurately and completely reflect the intentions of the parties with respect to such transaction.

                  (16) The Facility Lease is a "lease" for Federal income tax purposes and an "operating lease" and not a "capital lease" for financial reporting purposes under Financial Accounting Standards Board Statement 13 and will be so treated and reported for such purposes by Lessee and Owner Trustee.

                (17)  The  form  of  the  Transaction   Documents  executed  and
        delivered by the parties thereto conforms to the drafts of the Transaction Documents described above.

6091.BURNHAM.1106.08:1

                Based on the foregoing and subject to the qualifications set forth herein, we are of the opinion that:

                (1) Lessee is authorized to transact business and is in good standing as a foreign corporation under the General Corporation Law of the State of Arizona, Chapter 1, Title 10, Arizona Revised Statutes ("A.R.S.").

                (2) Lessee has the power and authority, and is not required to obtain any franchises, licenses or permits not already obtained, to engage in the State of Arizona in the business and activities now conducted by it therein, except that certain minor defects and exceptions may exist which, individually and in the aggregate, are not, in our judgment, material.

                (3) Lessee is not a public utility or public service corporation under Arizona Applicable Law.

                (4) Under Arizona Applicable Law the Owner Participant, FNB (in its individual capacity and as Owner Trustee) and each of them, will not be, by reason of entering into any Transaction Document or by reason of the activities contemplated by the Transaction Documents prior to the expiration or termination of the Facility Lease, subject to regulation as a public service corporation, public utility, or public utility holding company by any Arizona public utility commission or other Arizona regulatory body, authority or group (including, without limitation, the Arizona Corporation Commission), provided, however, we express no opinion regarding the effect of (i) Applicable Law not now in effect, (ii) any transfer of ownership of the Undivided Interest by the Owner Trustee, (iii) termination or expiration of the Facility Lease and the taking of possession by the Owner Trustee or any other Person of an interest in Unit 2, (iv) Lessee's providing of transmission services to the Owner Trustee or any other Person owning the Undivided Interest or the Real Property Interest, or (v) any exercise of remedies or other rights by any Person in connection with taking possession of an interest in Unit 2.

6091.BURNHAM.1106.08:1

                (5) All Governmental Action by the State of Arizona or any political subdivision thereof which is or will be required on or before the date hereof in connection with the execution and delivery by Lessee of each Transaction Document to which Lessee is a party and in connection with the performance by Lessee of those of its obligations pursuant to any Transaction Document to which Lessee is a party which are to be performed on or before the date hereof, have been duly obtained, given or accomplished, except that our opinion in this Section 5 does not relate to (i) any governmental Action required in connection with construction, improvement, maintenance, use, possession, operation, decommissioning or retirement from service of any portion of Unit 2 or PVNGS or otherwise with respect to Unit 2 or PVNGS or Lessee's or the Operating Agent's involvement therewith, Lessee's duties and obligations as a Participant under any of the ANPP Project Agreements, or Lessee's duties and obligations as Agent under the Assignment and Assumption;
        (ii) securities and taxation laws of any Arizona Governmental Authority; and (iii) the recording or filing of any Transaction Document; and (iv) the transfer of the "Assigned Project Agreements" (as that term is defined in the Deed) pursuant to the Deed.

                (6) The execution, delivery and performance of the Transaction Documents by the parties thereto do not violate the Atomic Energy Act, as now in effect, the NRC regulations now in effect, any order of the NRC now in effect, or the Nuclear Waste Act, as now in effect, provided that such parties comply with the terms and conditions of the License and the NRC Order. No Governmental Action by or with respect to the NRC is or will be required in connection with the execution, delivery or performance by Lessee of the Participation Agreement, the Facility Lease, the Assignment and Assumption or any other Transaction Document to which it is a party, except (i) such Governmental Actions as may be required pursuant to the terms of the License; (ii) such Governmental Actions as may be required pursuant to the terms of the NRC Order; (iii) such other Governmental Actions by or with respect to the NRC as have been duly obtained, given or accomplished on or before the date hereof;
        (iv) such  Governmental  Actions of or with respect to the NRC as may be

6091.BURNHAM.1106.08:1
        required under existing law or regulation to be obtained, given or accomplished from time to time after the Closing Date in connection with the construction, improvement, maintenance, operation, decommissioning or retirement from service of any portion of Unit 2 or PVNGS or otherwise with respect to Unit 2 or PVNGS and Lessee's or the Operating Agent's involvement therewith; and (v) such other Governmental Actions as may be required under law or regulation not now in effect.

                (7) The transfer of property and interest in property by Lessee to the Owner Trustee pursuant to the Participation Agreement, the Bill of Sale, the Deed, the Trust Assignment, and the Assignment and Assumption is not a fraudulent conveyance under the law of the State of Arizona, provided, however, that this opinion, in so far as it relates to A.R.S. Section 44-1061 and any common law vendor-in-possession fraudulent conveyance doctrine, is subject to the following comments.
        Section 44-1061 provides:

                         "A. A sale made by a vendor of goods and chattels in his possession or under his control, or an assignment of goods and chattels, unless the sale or assignment is accompanied by an immediate delivery and followed by an actual and continued change of possession of the things sold or assigned, is prima facie evidence of fraud against creditors of the vendor, or creditors of the person making the assignment, or subsequent purchasers in good faith.

                         "B. The term 'creditors' includes all persons who are creditors of the vendor or assignor at any time while such goods and chattels are in his possession or under his control."

                The Arizona court decisions interpreting Section 44-1061 arose in the context of tangible property in the actual possession of the seller. These decisions suggest that open, visible and unequivocal indications that there has been a change

6091.BURNHAM.1106.08:l
       of ownership would be sufficient to overcome the prima fade evidence of fraud established by Section 44-1061. See, e.g., Nolte V. Winstayley, 16 Ariz. 327, 145 Pac. 246 (1914). Unfortunately, this precedent is not very helpful in the context of the present transaction. In addition, the court decisions under Section 44-1061 are equivocal as to the effect of recording or filing transfer documents. Nolte V. Winstanley, supra; and Liebes V. Steffy, 4 Ariz. 11, 32 Pac. 261 (1893). Notwithstanding this equivocation, as to a subsequent encumbrancer of any personal property which is subject to Article 9 of the Uniform Commercial Code as in effect in Arizona, which is described in the three (3) UCC-1 Financing Statements, dated December 31, 1985 between Lessee, as lessee, and Owner Trustee, as lessor filed with the Secretary of State of Arizona and the County Recorder, Maricopa County, State of Arizona (Lease Financing Statements) and in which a security interest may be perfected by filing of a financing statement within Arizona, we believe that the filing of the Lease Financing Statements should be sufficient to overcome the prima facie evidence of fraud to the extent the description of such property in the Lease Financing Statements is accurate, complete, and legally adequate. In addition, as to future creditors with actual knowledge of the transfers in the Deed, the Bill of Sale, the Trust Assignment and the Assignment and Assumption prior to extending or committing to extend. credit, we believe that such knowledge should overcome the prima facie evidence of fraud in Section 44-1061.

                (8) Neither the execution and delivery by Lessee, nor the performance by Lessee, of any Transaction Document to which it is a party, conflicts with, or results in a breach of any statute, ordinance, governmental rule or regulation of the State of Arizona or Maricopa County, except that our opinion does not relate to any conflict or breach as a result of (i) construction, improvement, maintenance, use, possession, operation, decommissioning or retirement from service of any portion of Unit 2 or PVNGS or otherwise with respect to Unit 2 or PVNGS or the Lessee's or the operating Agent's involvement therewith, Lessee's duties and obligations as a Participant under any of the ANPP Project Agreements, or Lessee's duties and obligations as Agent under the

6091.BURNHAM.1106.08:1

        Assignment and Assumption; (ii) Applicable Law not now in effect; (iii) securities and taxation laws of any Arizona Governmental Authority; ((iv) any Refunding described in Section 2(c) of the Participation Agreement, any assumption by Lessee pursuant to Section 3.9 of the Indenture or any other similar or related provision in the Indenture or any of the other Transaction Documents, a transfer of the interest in the Trust Estate pursuant to Section 7(b) (4) of the Participation
        Agreement and any security interest granted pursuant to said Section 7(b)(4), the conversion of the Facility Lease to a security agreement pursuant to Section 9(c), Section 9(d), or Section. 16(e) of the Facility Lease or any other similar or related provisions in the Facility Lease or any of the other Transaction Documents, the subjection of the Undivided Interest or the Real Property Interest to the lien of the Indenture pursuant to Section 9(j) of the Facility Lease, any Supplemental Financing pursuant to Section 8(f) of the Facility Lease, or the transfer of the Assigned Project Agreements pursuant to the Deed;] (v) any action taken by Lessee pursuant to Section 10(b) (2) of the Participation Agreement or any similar provision in the Participation Agreement or any other Transaction Document; (vi) any involvement by Lessee in connection with any transfer of ownership of the Undivided Interest or the Real Property Interest by the Owner Trustee or the taking of possession of the Undivided Interest or the Real Property interest by Owner Trustee or any other Person upon expiration or termination of the Facility Lease; (vii) Lessee providing transmission services for the Owner Trustee or any other Person owning the Undivided Interest or the Real Property Interest or ceasing to serve as Agent pursuant to the Assignment or Assumption, (viii) any action by Lessee pursuant to Article VI of the Assignment and Assumption, or (ix) Lessor or any other Person, other than Lessee, receiving the Generation Entitlement Share of Lessee pursuant to Section 19 of the Facility Lease or any other provision of any Transaction Document.

                 (9) Assuming that any choice of law provision in favor of the law of a state other than the State of Arizona is disregarded therein, the Deed, the Bill of Sale and the Assignment and Assumption are in sufficient form to convey from Lessee to Owner Trustee the interests in

6091.BURNHAM.1106.08:1
        property described therein and for recording under the law of the State of Arizona, except that our opinion in this sentence and in the remainder of this Section 9 does not relate to the transfer of the Assigned Project Agreements pursuant to the Deed. The Trust Assignment is in sufficient form to convey from Lessee to Owner Trustee the interests in property therein described. The Deed, the Bill of Sale, the Assignment and Assumption and the Facility Lease when duly executed, acknowledged and delivered, each must be recorded in the Office of the Recorder of Maricopa County, Arizona, together with an [Affidavit of Legal Value] pursuant to A.R.S. Section 42-1612 with respect to any such document transferring title to real estate (other than leases or
        easements).   Precautionary  financing  statements  pursuant  to  A.R.S.
        Section 47-9408 must be filed in the office of the Arizona Secretary of State and the Office of the Recorder of Maricopa County, Arizona. Upon the completion of such recordings and filings, no other filings or recordings in Arizona are required to establish, preserve, perfect, and protect the Owner Trustee's rights and interests (including, without limitation1 any security interest which may be deemed to be created by the Facility Lease) in and to the Undivided Interest and the Real
        Property Interest (other than the interests transferred under the Assignment of Beneficial Interest), and no additional recordation is required to continue the effectiveness of such recordings, provided that our opinion in this Section 9 is limited to property constituting the Undivided Interest and the Real Property Interest that is either real property under the law of the State of Arizona or property subject to
        Article 9 of the Uniform Commercial Code (as in effect in Arizona) in which a security interest may be perfected by the filing of a financing statement within the State of Arizona. In addition, no additional financing statements, other than those filed with the Secretary of State of Arizona and in the Office of the County Recorder of Maricopa County, Arizona, are required to be filed in order to continue the effectiveness thereof except that continuation statements are required to be filed with respect to such financing statements within each of the six-month periods preceding the expiration of each six-year period after the respective dates of filing. We express no opinion regarding the form

6091.BURNHAM.1106.08:1
       for conveyance, the transfer or the perfection of rights in any Capital Improvements or regarding filings or recordings that may be required under the laws of any other state, under federal law or by reason of the application of the conflict of laws rules set forth in A.R.S. Section 47-9103. To the extent any recorded or filed Transaction Document refers to or incorporates by reference any other Transaction Document (for definitional purposes or otherwise) not recorded or filed in the same location or, if recorded [or] filed, not identifying the date and instrument or file number of such document incorporated by reference, our opinion in this Section 9 excludes the effect, if any, of such reference or incorporation by reference. In giving our opinion in this Section 9 we have assumed that the description of the Undivided Interest and the Real Property Interest in the Lease Financing Statements is accurate, complete and legally adequate.

                (10) You have requested that we advise you whether an Arizona court would give effect to the choice of law provision in favor of the law of the State of New York in each Transaction Document, other than the Deed, the Bill of Sale, the Trust Assignment, the Assignment and Assumption, and the Facility Lease. There is no Arizona case stating that an Arizona court will follow the choice of law provision of the parties to a contract. However, the Supreme Court of Arizona has consistently ruled that where it is not bound by a previous decision or by legislative enactment it will follow the rules in the Restatements of the Law including the Restatements of Conflict of Laws. Smith v. Normat, 51 Ariz. 134, 75 P.2d 38 1938); Western Coal & Min. Co. V. Hilvert, 66 Ariz. 171, 160 P.2d 331 (1945); and Taylor V. Security National Bank, 20 Ariz. App. 504, 514 P.2d 257 (1973). Section 187 of the Restatement (Second) Conflict of laws provides that the parties to a contract may stipulate to their choice of law t9 govern the contract and that the laws of the state chosen will be applied unless (i) the particular issue is one which the parties could not have resolved by an explicit provision in their agreement directed to that issue, and (ii) either:

6091.BURNHAM.1106.08:1

                         "(a) the chosen state has no substantial relationship to the parties or the transaction and there is no other reasonable basis for the parties' choice; or

                         "(b) application of the law of the chosen state would be contrary to a fundamental policy of a state which has a materially greater interest than the chosen state in the determination of the particular issue and which, under the rule of Section 188, would be the state of the applicable law in the absence of an effective choice of law by the parties."

                We believe that the State of New York has a "substantial relationship" to the parties or the transaction with respect to the documents covered by the opinion in this Section 9 and that with respect to such documents there is a reasonable basis for the choice of law of the State of New York because at least one of the parties to such documents is located in the State of New York and such documents have been substantially negotiated within and from the State of New York and have been executed and delivered within the State of New York. Thus, the effectiveness of the choice of law provisions in these documents will depend upon whether, as to the particular issue in question, (i) there would be a difference in the applicable substantive law of the State of New York, on the one hand, and the law of the State of Arizona or another state1 on the other hand, (ii) the resolution of such issue under the law of the State of New York would be contrary to a fundamental policy of the State of Arizona or such other state, (iii) the State of Arizona or such other state would have a materially greater interest than the State of New York in the determination of the particular issue and (iv) under Section 188 of the Restatement (Second) Conflict of Laws, the law of the State of Arizona or such other state would be the applicable law.

                (11) Assuming an Arizona court were not to give effect to the choice of law provision in the Facility Lease in favor of the law of the State of New York and were to apply the law of the State of Arizona

6091.BURNHAM.1106.08:1

        (other than choice of law rules), the Facility Lease is the legal, valid, and binding obligation of Lessee and is duly enforceable against Lessee in accordance with its terms:

                         (a)  Except  as  limited  by   applicable   bankruptcy,
                insolvency, moratorium, reorganization, and similar laws of general application;

                         (b) Except as limited by equitable principles of general application; and

                           (c) Except as limited by other applicable laws or general principles of law that may render unenforceable certain provisions of the Facility Lease, provided, however, that (i) if Owner Trustee does not violate its obligations under the Facility Lease (including, without limitation, the covenant of quiet enjoyment), such limitations will not interfere with the enforcement by Owner Trustee of the obligations of Lessee to pay Basic Rent as provided in Section 3(a) of the Facility Lease as the payments of Basic Rent become due on each Basic Rent Payment Date prior to termination of the Facility Lease and without acceleration or advancement thereof and (ii) Owner Trustee may obtain the return of the Undivided Interest and the Real Property interest upon termination or expiration of the Facility Lease, except in the case of each of (i) and (ii) for the economic consequences of any procedural delays that may result from such limitations.

                Anything in this opinion to the contrary notwithstanding, we express no opinion concerning (i) the ownership of, or legal or equitable title to, any property, (ii) whether the property described and referred to in the Transaction Documents is personal property or real property or whether any severance or other provision in the Transaction Documents purporting to make certain property personal property is effective, or (iii) the priority of the interest of any person in any property or interest in property.

6091.BURNHAM.1106.08:1

                The above opinions are limited to the laws of the State of Arizona as in effect on the date of this opinion and we express no opinion as to the applicability or effect of federal law, except as set forth in Section 6 of this opinion and as federal law is in effect on the date of this opinion, or the law of any state other than Arizona. This opinion is rendered to you solely in connection with the transactions described in and contemplated by the Transactions Documents. This opinion is not to be referred to, or quoted in, any document, report, or financial statement or filed with, or delivered to, any governmental entity or other person or entity, without our prior written consent.


                                Very truly yours,

6091.BURNHAM.1106.08:1

                                    SCHEDULE
Burnham Leasing Corporation,
  as Owner Participant
60 Broad Street
New York, New York 10004
Attention: Assistant Treasurer

First PV Funding Corporation,
  as Loan Participant
Corporate Trust Center
1209 Orange Street
Wilmington, Delaware 19801

Public Service Company of New Mexico,
  as Lessee
Alvarado Square
Albuquerque, New Mexico 87158

The First National Bank of Boston,
  as Owner Trustee
100 Federal Street
Boston, Massachusetts 02110

Chemical Bank,
  as Indenture Trustee and Collateral Trust Trustee
55 Water Street
New York, New York 10041

Mudge Rose Guthrie Alexander & Ferdon
180 Maiden Lane
New York, New York 10038

Keleher & McLeod, P.A.
414 Silver Avenue, SW.
Albuquerque, New Mexico 87102

The Chase Manhattan Bank (National Association)
1 Chase Manhattan Plaza
New York, New York 10081

Chemical Bank
277 Park-Avenue
New York, New York 10172

6091.BURNHAM.1106.08:l

Bank of America National Trust &
Savings Association
555 South Flower Street
Utilities No. 5164
Los Angeles, California 90071

Mellon Bank, N.A.
555 South Flower Street
Suite 4070
Los Angeles, California 90071

6091.BURNHAM.1106.08:l

                                    EXHIBIT A



                PUBLIC SERVICE COMPANY OF NEW MEXICO, a New Mexico corporation (the "Lessee"), hereby certifies the following to Snell & Wilmer in connection with their giving a legal opinion ("Legal Opinion") with respect to the sale and lease-back transaction that is the subject matter of the Participation Agreement ("Participation Agreement"), dated as of August 12, 1986, among Burnham Leasing Corporation, a New York corporation, as Owner Participant, FIRST PV FUNDING CORPORATION, The First National Bank of Boston (in its individual capacity and as Owner Trustee), Chemical Bank (in its individual capacity and as Indenture Trustee), and Lessee (all capitalized terms used herein and not otherwise defined herein will have the meanings ascribed to them in the Legal Opinion):

                (1) The relationship of Lessee and Owner Trustee in respect of each of the following Transaction Documents intended, agreed to, and understood by Lessee, Owner Trustee, and each other party to any of the Transaction Documents is as follows:

                (a) The  relationship  of Lessee and Owner Trustee in respect of the Deed, the Deed and Bill of Sale, the Deed and Assignment of Beneficial Interest, and the Assignment and Assumption is one of seller and purchaser, respectively; and

                (b) The  relationship  of Owner Trustee and Lessee in respect of
                    the   Facility   Lease  is  one  of   lessor   and   lessee,
                    respectively.

                (2) Each and all of the operative provisions of the Transactions Documents, in general, and the following basic aspects of the transaction described in and contemplated by the Transaction Documents, in particular, are intended, agreed to, and understood by each and all of Lessee, Owner Trustee, Owner Participant, and each other party to any of the Transaction Documents:



6091.BURNHAM.1106.08:1

                (a) The Deed, the Deed and Bill of Sale, the Deed and Assignment
                    of Beneficial Interest and the Assignment and Assumption are absolute, unconditional and indefeasible transfers of the property and interests in property described therein;

                (b) The  Undivided  Interest is leased back by Owner  Trustee to
                    Lessee for an extendable term as provided in the Facility Lease, subject to the early termination and other provisions of the Facility Lease;

                (c) Lessee's  obligation to pay rent under the Facility Lease is absolute and unconditional as set forth in Section 4 of the Facility Lease; and

                (d) The property and interests in property transferred by Lessee to Owner Trustee by the Deed, the Deed and Bill of Sale, the Deed and Assignment of Beneficial Interest and the Assignment and Assumption are to be owned by Owner Trustee upon expiration or earlier termination of the Facility Lease without further consideration passing from Owner Trustee to Lessee.

                (3) The Transaction Documents are an accurate and complete statement of the agreements, arrangements and understandings of the parties thereto with respect to the transaction described in and contemplated by the Transaction Documents.

                (4) From the first contact of Lessee, Owner Participant and each other party to any Transaction Document and continuing through all discussions and negotiations among the parties to the Transaction


                                       -2-

6091.BURNHAM.1106.08:1

        Documents, the transaction described in and contemplated by the Transaction Documents has been intended and understood by Lessee, Owner Participant, and each other such party to be a sale and lease-back transaction.

                IN WITNESS WHEREOF, Lessee has caused this Certificate to be executed on its behalf by its duly authorized officer as of August 18, 1986.


                                        PUBLIC SERVICE COMPANY OF NEW MEXICO,
                                          a New Mexico corporation


                                        By: ______________________
                                                 J.E. Sterba
                                               Vice President,
                                              Revenue Management




















                                       -3-
6091.BURNHAM.1106.08:1

                                                                   SCHEDULE 11

                    [Letterhead of Newman & Holtzinger, P.C.]


                                                August 18, 1986

To Each Person Listed on The Attached Schedule

                   SALE AND LEASEBACK OF AN UNDIVIDED INTEREST
                 IN PALO VERDE NUCLEAR GENERATING STATION UNIT 2
                          AND CERTAIN COMMON FACILITIES


Dear Sirs:

                We have acted as Special FERC counsel for Public Service Company of New Mexico, a New Mexico corporation (PNM) in connection with the transactions contemplated by the Participation Agreement, dated as of August 12, 1986 (the Participation Agreement), among Burnham Leasing Corporation, a New York corporation (the Owner Participant), The First National Bank of Boston, a national banking association, individually and as Owner Trustee, First PV Funding Corporation, a Delaware corporation, Chemical Bank, a New York banking corporation, as Indenture Trustee and PNM. All capitalized terms used herein and not otherwise defined shall have the meanings set forth in Appendix A to the Participation Agreement. This opinion is being delivered pursuant to Section 11(a)(23) of the Participation Agreement.

                As such counsel we have examined originals or copies, certified or otherwise identified to our satisfaction, of all corporate records, agreements and other instruments, certificates, opinions and correspondence with public officials, certificates of officers and representatives of PNM, and other documents as we have deemed necessary or advisable for the purposes of rendering the opinions set forth herein.




6091.BURNHAM.1106.08:1

                As to matters of fact relevant to our opinion, we have relied upon the representations of the parties as set forth in the Participation Agreement, including the supporting documentation related thereto and PNM's October 18, 1985 petition to the FERC for an order (1) disclaiming jurisdiction over its proposed sale and leaseback of a portion of its interest in Unit 1 of the Palo Verde Nuclear Generating Station, (2) disclaiming jurisdiction over the Equity Investors and Lessors of such interest, and (3) determining that the Owner Participants and Lessors would not become public utilities as defined in
Section 201(e) of the Federal Power Act, 16 U.S.C. 824(e) (1982) solely by reason of their participation in the proposed sale and leaseback arrangements. We have also relied upon the requested FERC Order Disclaiming Jurisdiction issued on December 5, 1985.

                Based on the foregoing, we are of the opinion that:

                           (a) So long as the Lease shall be in effect,  neither
                the Owner Participant nor the Owner Trustee will be or become a "public utility" within the meaning of Section 201(e) of the Federal Power Act, 16 U.S.C. 824(e) (1982), solely by reason of its participation in the transactions contemplated by the Participation Agreement; and

                           (b) PNM does not  require  authorization  pursuant to
                Section  203(a) of the Federal  Power Act, 16 U.S.C.  ss.824b(a)
                (1982), to sell the interest contemplated by the Participation Agreement to the Trust in accordance with the terms and conditions set forth in the Participation Agreement.

                There are no court cases on point with respect to our opinion expressed in paragraph (a). However, the FERC and its predecessor have consistently found that it would be inconsistent with the intent of the Federal Power Act for it to find that investors or trustees participating in financing transactions similar to those contemplated by the Participation Agreement would be public utilities under Section 201(e) of the Federal Power Act, 16 U.S.C.



                                       -2-
6091.BURNHAM.1106.08:1

824(e) (1982) solely by reason of such participation, a finding in which we concur. The FERC previously made such a finding with respect to PNM's sale of a part of its ownership interest in Palo Verde Nuclear Generating Station Unit 1 in its December 5, 1985 order. The most recent FERC order containing such a finding related to El Paso Electric Company's proposed sale of all or a portion of its ownership interest in Palo Verde Nuclear Generating Station Unit 2.

                We express no opinion as to the status of' the Owner Participant or the Owner Trustee upon termination of the Lease, the occurrence of an Event of Default, or the occurrence of any circumstance or event whereby the Owner Trustee or the Owner Participant may be in possession of, or control the operation of, the Undivided Interest or any interest therein. We also express no opinion as to any other aspects of the transactions contemplated by the Participation Agreement that are governed by any statute other than the Federal Power Act.

                                       Very truly yours,














                                       -3-
6091.BURNHAM.1106.08:1

                                    SCHEDULE

Burnham Leasing Corporation,
  as Owner Participant
60 Broad Street
New York, New York 10004
Attention:  Assistant Treasurer

Public Service Company of New Mexico,
  as Lessee
Alvarado Square
Albuquerque, New Mexico 87158

The First National Bank of Boston, as Owner Trustee
100 Federal Street
Boston, Massachusetts 02110

Chemical Bank,
  as Indenture Trustee and Collateral Trust Trustee
55 Water Street
New York, New York 10041

First PV Funding Corporation,
  as Loan Participant
Corporate Trust Center
1209 Orange Street
Wilmington, Delaware 19801

Mudge Rose Guthrie Alexander & Ferdon
180 Maiden Lane
New York, New York 10038

Keleher & McLeod, P.A.
414 Silver Avenue, S.W.
Albuquerque, New Mexico 87102

The Chase Manhattan Bank (National Association)
The Chase Manhattan Bank
(National Association)

Chemical Bank
277 Park Avenue
New York, New York 10172

6091.BURNHAM.1106.08:1

Bank of America National Trust &
Savings Association
555 South Flower Street
Utilities No. 5164
Los Angeles, California 90671

Mellon Bank, N.A.
555 South Flower Street
Suite 4070
Los Angeles, California 90071




























                                       -2-
6091.BURNHAM.1106.08:1

                                                                    SCHEDULE 12



                (Letterhead of Meyer, Hendricks, Victor, Osborn &
                                    Maledon]

                                                            August 18, 1986

To Each Person Listed on The Attached Schedule


                 SALE AND LEASEBACK 0F AN UNDIVIDED INTEREST IN
                  PALO VERDE NUCLEAR GENERATING STATION UNIT 2
                          AND CERTAIN COMMON FACILITIES

Dear Sirs:

                We have acted as special Arizona counsel for Burnham Leasing Corporation, a New York corporation (the Owner Participant, in connection with the transactions contemplated by the Participation Agreement, dated as of August 12, 1986 (the Participation Agreement), among Public Service Company of New Mexico, a New Mexico corporation (PNM), The First National Bank of Boston, a national banking association (FNB), individually and as Owner Trustee (the Owner Trustee), First PV Funding Corporation, a Delaware corporation, Chemical Bank, a New York banking corporation, as Indenture Trustee, and PNM. All capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in Appendix A to the Participation Agreement. This opinion is being delivered pursuant to Section 11(a) (24) of the Participation Agreement.

                As such counsel we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements and other instruments, certificates, orders, opinions, correspondence with public officials, certificates of officers and representatives of PNM, and other documents, as we have deemed necessary or advisable for the purposes of rendering the opinions set forth herein.




6091.BURNHAM.1106.08:1

                Certain facts particularly relevant to our opinion may be summarized as follows. The proposed transaction contemplates the sale of part of PNM's undivided 10.2% interest in Unit 2 and certain common facilities (the Facilities) to the Owner Trustee for the Owner Participant. The Owner Trustee, will lease the purchased interest in the Facilities back to PNM on a long-term net lease basis. The purchase of PNM's interest in the Facilities by the Owner Trustee will be financed in part by a loan made by the Loan Participant and evidenced by a non-recourse obligation (the Initial Series Note) of the Owner Trustee.

                The Initial Series Note will be issued by FNB under a lease indenture, for which Chemical Bank will serve as Indenture Trustee. Upon the closing of the lease indenture, the Initial Series Note will be pledged and assigned to the Collateral Trust Trustee. The Initial Series Note will not be secured by the property subject to the Lease, but instead will be secured by an assignment of the rights of the Owner Trustee, as lessor, to receive rentals and certain other payments under the Lease with PNM.

                First PV Funding Corporation, as the Loan Participant, will obtain funds for the purchase of the Initial Series Note by borrowing from commercial banks under a Term Loan Agreement and, in connection therewith, by the sale of debt securities.

                Based on the sale and leaseback transaction as described in this letter, and as qualified below, we are of the opinion that:

                           (i) the transaction will not be a fraudulent conveyance under Arizona law;

                           (ii) the Trust will not be subject to regulation as a
                public service corporation by the Arizona Corporation Commission, at least unless and until the Trust actually assumes possession of the Facilities;

                           (iii) the Conveyance Documents, as identified below,
                are sufficient under Arizona law to convey such title as PNM has in the Facilities; and



                                                        -2-

6091.BURNHAM.1106.08: 1

                           (iv) Arizona law does not prohibit FNB or Chemical Bank from serving, respectively, as Owner Trustee or Indenture Trustee and does not require either bank, based solely on its involvement in the Palo Verde sale and leaseback, to qualify to do business in Arizona.

                These conclusions are based on our understanding of the sale and leaseback transaction as stated in this letter and our analysis of authorities deemed by us to be analogous or otherwise relevant and briefly described in part below.

                1.      Fraudulent Conveyance.

         We understand that: (i) before the closing of the transaction, an independent appraisal will confirm that the aggregate purchase price to be paid for the Facilities is a reasonable estimate of their fair market value, and (ii) the proposed sale and leaseback as described in the Transaction Documents will be approved pursuant to a Final Order of the New Mexico Public Utility Commission (the "Final Order") and (ii;) such transactions will not render PNM insolvent or otherwise impair its financial condition.

                Our review of Arizona statutes and case law has revealed no authorities that directly address a sale and leaseback and suggest that the proposed transaction would be prohibited or fraudulent. Moreover, we believe that the transfer of PNM's interest in PVNGS as contemplated would be for "fair consideration" within the meaning of Arizona's Fraudulent Conveyance Act and therefore would not be fraudulent under Ariz. Rev. Stat. Section 44-1004 (conveyance without fair consideration rendering transferor insolvent) ; id.
Section 44-1005 (conveyance without fair consideration leaving transferor in business with unreasonably small capital); or id. Section 44-1006 (conveyance without fair consideration by transferor about to incur debts).

                Arizona case law indicates that even if a conveyance is for fair consideration, it may be found fraudulent under Ariz. Rev. Stat. Section 44-1007 if made with actual intent -- as distinguished from an intent presumed at law -- to hinder, delay or defraud creditors. Wallin v. Scottsdale Plumbing Co., Inc., 27

                                       -3-
609l.BURNHAM.1106.08:1

Ariz. App. 591, 557 .P.2d 190 (i976). We note that the proposed sale and leaseback will have been reviewed and approved in at least two public regulatory hearings. Based on our review of Arizona law and the facts as described, we see no basis for a successful claim that the transaction involves an actual intent to defraud PNM's creditors.

                Arizona also has a venerable statute that predates statehood and adoption of the Fraudulent Conveyance Act and provides that:

                A sale made by a vendor of goods and chattels in his possession or under his control, or an assignment of goods and chattels, unless the sale or assignment is accompanied by an immediate delivery and followed by an actual and continued change of possession of things sold or assigned, is prima facie evidence of fraud against creditors of the vendor, or creditors of the person making the assignment, or subsequent purchasers in good faith. Ariz. Rev. Stat.
Section 44-1061.A.

                Our research has not revealed any reported Arizona court decision in the last fifty years that relies upon this statute. The few old cases applying the statute make clear that failure of immediate delivery is not conclusive that a sale was fraudulent. Instead, the statute is held to create a presumption of fraud that may be overcome by proof that a transfer was made in good faith and for fair consideration. Nolte v. Winstanley, 16 Ariz. 327, 145 P. 246 (1914); Liebes V. Steffy, 4 Ariz. 11, 32 P. 261 (1893). If the statute applies to the proposed-sale and leaseback, it would seem relatively easy to rebut the presumption of fraud under the circumstances.

                Moreover, we believe that there are plausible arguments that Ariz. Rev. Stat. ss. 44-1061.A does not apply to the sale of PNM's interest in the Facilities. Although Arizona cases provide little guidance on the issue, such an interest arguably is not "goods and chattels" within the meaning of the statute. We note in this regard that, even if the interest being transferred is characterized as involving in part "personal property," Arizona by statute defines personal property to include interests other than goods and chattels. Ariz. Rev. Stat. ss. 1-215.25. Thus, even if PNM's interest in PVNGS is not real property, such interest would not necessarily constitute "goods and chattels."

                                       -4-

6091.BURNHAM.1106.08:l

                The few reported Arizona cases applying Ariz. Rev. Stat. ss.44-1061.A also do not foreclose an argument that "delivery" will in fact be made under the circumstances of the transaction. We note in this regard that ownership of PVNGS is governed by the ANPP Participation Agreement, which provides that Arizona Public Service Company is authorized to act as agent for the owners of PVNGS, and has responsibility and control over construction, operation, and maintenance of PVNGS.

                Gant v. Broadway, 2 Ariz. 315, 15 P. 862 (1887), which considered a predecessor statute to Ariz. Rev, Stat. ss. 44-1061.A, states that the acts which constitute delivery will depend upon the character of the property sold and the circumstances of each particular case. More specifically, Gant approved a jury instruction indicating that where property remains in possession of a third party, "delivery" can in some circumstances take place when the vendor, purchaser, and third party agree that the goods shall be subsequently held for the purchaser. Whether Gant would guide an Arizona court in applying Ariz. Rev. Stat. ss.44-1061.A is unclear, because the statute considered in that case differs textually from the current statute, i.e. ~ the earlier statute provided for a conclusive presumption of fraud and did not refer to assignment, and later cases apparently have not discussed Gant.

                Based on Gant, one could argued that any required "delivery" will occur with respect to the transfer of PNM's undivided interest in the Facilities because of the unusual nature of the property transferred, the fact that the transaction will have been subjected to prior review and approval in public regulatory hearings, and the seemingly indisputable point that the transaction simply does not involve the sort of surreptitious transfer that the statute intends to reach. Whether Arizona courts would be receptive to such an argument is difficult to predict, given the paucity of cases applying Ariz. Rev. Stat. Section 44-1061.A.








                                       -5-

6091.BURNHAM.1106.08:1

                2.      Arizona Utility Regulation.

                Based on our review of the Participation Agreement, other Transaction Documents, and the ANPP Participation Agreement, as amended, we do not believe that the Trust will become subject to Arizona utility

                Section 40-284.A of the Ariz. Rev. Stat. prohibits a foreign corporation from transacting "public service business" in Arizona unless authorized to do so. Moreover, Ariz. Rev. Stat. ss. 40-284.B prohibits a

        "license, permit or franchise to own, control, operate or manage any public service business [from being) granted or transferred, directly or indirectly, to any foreign corporation not lawfully transacting within this state a public service business of like character."

Violation of the provisions regulating a foreign corporation with regard to transacting a public service business can result in criminal and civil liability.

                Arizona law indicates that the provisions of Ariz. Rev. Stat. ~ 40-284 will not apply to the Trust as a result of the proposed sale and leaseback because PNM is not a public service corporation, nor is it currently transacting "public service business" within Arizona (for which conclusions we rely on the opinion of Snell & Wilmer of even date) and the Trust will not, during the term of the Facility Lease, transact such business in this state.

                The Arizona Constitution defines public service corporations to include corporations "furnishing electricity for light, fuel or power" without expressly indicating whether the electricity must be provided to the public in Arizona. The constitutional provision empowering the Arizona Corporation Commission to regulate rates and charges of public service corporations extends that power only to services rendered to the public in Arizona. Arizona statutes and case law conform to this limitation.




                                       -6-
6091.BURNHAM.1106.08:1

                Because PNM is not now operating as a public service corporation in Arizona in connection with its interest in PVNGS under the ANPP Participation Agreement and in any event will retain control, at least until default or other termination of the Facility Lease, of its Arizona business, we believe that the proposed sale and leaseback will not violate Ariz. Rev. Stat. Section 40-284. Moreover, because the Trust will not furnish electricity for sale to the public in Arizona during the term of the Facility Lease, we believe that the Owner Trustee and the Owner Participant will not be subject to regulation as public service corporations by the Arizona Corporation Commission. If the Owner Trustee did take possession, depending upon the manner and then current structure of the ANPP Participation Agreement, it is possible that the Trust could then become a public service corporation subject to regulation by the Corporation Commission.

                3.      Sufficiency of the Documents to Convey Title.

                Subject to the assumptions, exceptions and qualifications expressed below, we are of the opinion that the Deed, the Deed and Bill of Sale, and the Deed and Assignment of Beneficial Interest (all of the above instruments being collectively referred to herein as the "Conveyance Documents") of even date herewith executed in connection with the transaction, each of which names PNM as grantor and FNB in its capacity as Owner Trustee as grantee, are sufficient under Arizona law to convey to FNB as Owner Trustee all of the right, title and interest of PNM in and to the real and personal property constituting the Facilities and as identified in the Conveyance Documents.

                Our opinion is subject to the following assumptions, exceptions and qualifications. We assume that each of the Conveyance Documents has been: duly authorized and executed by appropriate action of each of the parties thereto; duly delivered by PNM; and filed or recorded in the appropriate public records. We express no opinion as to the condition of title or concerning the nature or existence of the interest of PNM in the real and personal property constituting the Facilities and as identified in the Conveyance Documents. We note that the Conveyance Documents do not convey any portion of PNM's interest in certain common facilities of PVNGS, certain ANPP Project Agreements, and the


                                       -7-
6091.BURNHAM.1106.08:1

Unit 2 Retained Assets, and certain warranties related to the Facilities. Finally, we are assuming that an appropriate amendment of the trust disclosure affidavit relating to Title USA Trust No. 530 will be recorded under Ariz. Rev. Stat. ss. 33-401 with respect to the transfer under the Deed and Assignment of Beneficial Interest.

                4. Activities of the Owner Trustee and the Indenture Trustee.

                Our research has revealed no Arizona statute or case law that would prohibit FNB or Chemical Bank from serving, respectively, as Owner Trustee or Indenture Trustee in the proposed transaction merely because of its status as an out-of-state bank. Moreover, we do not believe that either bank will be required, solely as result of its participation in the sale and leaseback transaction, to qualify to do business in Arizona.

                Our conclusion in this regard is qualified as follows. First, we understand that the Trust for which FNB will serve as trustee and the indenture trust for which Chemical Bank will serve as trustee will be formed exclusively for the purpose of the lease financing of the Palo Verde transaction. Second, the Owner Participant has informed us and we assume, that the Owner Participant has no interest in property located in Arizona except its beneficial interest as Owner Participant in the assets held by the Trust and that the Owner Participant engages in no business or other activities within this state, except the activities contemplated by the Participation Agreement. Third, FNB and Chemical Bank have participated previously in four sale and leaseback transactions substantially similar to that contemplated by the Participation Agreement and may participate in a limited number of substantially similar transactions in the future with respect to interests in PVNGS. Fourth, we do not offer any opinion whether activities of Chemical Bank or FNB within this state not described in this letter would require either bank to qualify to do business in this state when considered along with participation in the Palo Verde sale and leaseback. Finally, we do not offer any opinion whether qualification would be necessary if the Owner Participant or either bank, in its capacity as trustee, assumed actual possession of any portion of PVNGS upon default by PNM or upon other termination of the Facility proposed sale and leaseback and the property is located in Arizona.



                                       -8-

6091.BURNHAM.1106.08:l

                Apart from the case law described above, Ariz. Rev. Stat. ss. l0-106.B provides that, "(without excluding other activities which may not constitute transacting business in this state, foreign corporations shall not be considered to be transacting business by reason of carrying on in this state any one or more of the following activities." The specified activities include "(creating as a borrower or lender, or acquiring, indebtedness, mortgages or other security interests in real or personal property, "id. ss. 44-106.B.7, and "[s]ecuring or collecting debts or enforcing any rights in property securing the same," Id. ss. 44-106.B.8.

                Our research has revealed no reported Arizona cases that apply the statutory provisions described in the preceding paragraph in circumstances that are directly on point with respect to the proposed sale and leaseback. At the same time, we note that Arizona case law does pot suggest the statutory provisions will be applied other than in accord with their plain language. That language, we believe, indicates that certain actions by FNB and Chemical Bank will not constitute transacting business within Arizona.

         The statutory provisions indicate that FNB will not be transacting business in the state by virtue of its issuance of the Initial Series Note secured by assignment of the lease payments because this action, even if deemed to be carried on in Arizona, involves the creation as a borrower of indebtedness or other security interests in real or personal property. We note in this regard that Arizona case law indicates that the right to future payments under a real property lease is an incorporeal hereditament that constitutes and interest in land. Valley National Bank v. Avco Development Co., 14 Ariz. App. 56, 480 P.2d 671 (1971).

                The statutory provisions also suggest that Chemical Bank, as Collateral Trust Trustee, will not be transacting business within Arizona by virtue of its acceptance of the Initial Series Note or its receipt of the assigned rental payments because these actions constitute securing or collecting debts or enforcing any rights in property securing the same.




                                      -11-

6091.BURNHAM.1106.08:l

Assets, and certain warranties related to the Facilities. Finally, we are assuming that an appropriate amendment of the trust disclosure affidavit relating to Title USA Trust No. 530 will be recorded under Ariz. Rev. Stat. ~ 33-401 with respect to the transfer under the Deed and Assignment of Beneficial Interest.

                4.  Activities of the Owner Trustee and the Indenture Trustee.

                Our research has revealed no Arizona statute or case law that would prohibit FNB or Chemical Bank from serving, respectively, as Owner Trustee or Indenture Trustee in the proposed transaction merely because of its status as an out-of-state bank. Moreover, we do not believe that either bank will be required, solely as result of its participation in the sale and leaseback transaction, to qualify to do business in Arizona.

                Our conclusion in this regard is qualified as follows. First, we understand that the Trust for which FNB will serve as trustee and the indenture trust for which Chemical Bank will serve as trustee will be formed exclusively for the purpose of the lease financing of the Palo Verde transaction. Second, the Owner Participant has informed us and we assume, that the Owner Participant has no interest in property located in Arizona except its beneficial interest as Owner Participant in the assets held by the Trust and that the Owner Participant engages in no business or other activities within this state, except the activities contemplated by the Participation Agreement. Third, FNB and Chemical Bank have participated previously in four sale and leaseback transactions substantially similar to that contemplated by the Participation Agreement and may participate in a limited number of substantially similar transactions in the future with respect to interests in PVNGS. Fourth, we do not offer any opinion whether activities of Chemical Bank or FNB within this state not described in this letter would require either bank to qualify to do business in this state when considered along with participation in the Palo Verde sale and leaseback. Finally, we do not offer any opinion whether qualification would be necessary if the Owner Participant or either bank, in its capacity as trustee, assumed actual possession of any portion of PVNGS upon default by PNM or upon other termination of the Facility.



                                       -8-

6091.BURNHAM.1106.08:1

                The opinion stated in this letter is limited to matters of Arizona law and federal laws of general applicability as they exist on this date.

                We have not been asked to, and we expressly do not, render any opinion pertaining to any matter not specifically set forth herein.

                This opinion is being delivered to you solely for your use in connection with the proposed sale and leaseback contemplated by the Transaction Documents. This opinion may not be used or relied upon by you for any other purpose and may not be relied upon for any purpose by any person or entity other than you; provided, however, that your respective counsel may rely upon this opinion, but only to the extent that any opinion given by them in connection with the transactions contemplated by the Transaction Documents may concern matters of Arizona law. Except for the use permitted herein, this opinion is not to be quoted or reproduced in whole or in part or otherwise issued, circulated or referred to in any manner, nor is it to be filed with any governmental agency or delivered to any other person without our prior written consent.

                                            Very truly yours,















                                      -12-

6091.BURNHAM.1106.08:l

                                    SCHEDULE

Burnham Leasing Corporation,
as Owner Participant
60 Broad Street
New York, New York 10004
Attention:  Assistant Treasurer

The First National Bank of Boston, as Owner Trustee
100 Federal Street
Boston, Massachusetts 02110

Chemical Bank,
as Indenture Trustee
55 Water Street
New York, New York 10041

Public Service Company of New Mexico, as Lessee
Alvarado Square
Albuquerque, New Mexico 87158

First PV Funding Corporation, as Loan Participant
Corporate Trust Center
1209 Orange Street
Wilmington, Delaware 19801


















                                      -13-

    6091.BURNHAM.1106.08:1

                                   SCHEDULE 13

[Letterhead of Rodey, Dickason, Sloan, Akin & Robb, P.A]

                                 August 18, 1986

To Each Person Listed on
      The Attached Schedule

                 SALE AND LEASEBACK OF AN UNDIVIDED INTEEEST IN
                  PALO VERDE NUCLEAR GENERATING STATION UNIT 2
                          AND CERTAIN COMMON FACILITIES
Dear Sirs:

                We have acted as special New Mexico counsel for Burnham Leasing Corporation, a New York corporation (the Owner Participant), in connection with the transactions contemplated by the Participation Agreement, dated as of August 12, 1986, (the Participation Agreement), among the Owner Participant, The First National Bank of Boston, a national banking association, individually and as Owner Trustee, First PV Funding Corporation, a Delaware corporation, Chemical Bank, a New York banking corporation, as Indenture Trustee and Public Service Company of New Mexico, a New Mexico corporation (PNM). All capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in Appendix A to the Participation Agreement. This opinion is being delivered pursuant to Section 11(a)(25) of the Participation Agreement.

                As such counsel we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements and other instruments, certificates, orders, opinions, correspondence with public officials, certificates of officers and representatives of PNM, and other documents, as we have deemed necessary or advisable for the purposes of rendering the opinions set forth herein.

                Based on the foregoing, we are of the opinion that :under New Mexico Applicable Law now in effect:


6091.BURNHAM.1106.08:l

                (1) Each Transaction Document to which PNM is a party, assuming the due authorization, execution and delivery thereof by each party thereto, constitutes the legal, valid and binding obligation of PNM, enforceable against PNM in accordance with its terms

                (2) Neither the execution, delivery or performance by PNM of any Transaction Document to which it is a party, nor the consummation by PNM of the transactions contemplated thereby, nor the compliance by PNM with the provision thereof, conflicts with or results in a breach of any Applicable Law of any state, county, municipal, regional or other governmental authority, agency, board, body, instrumentality or court of New Mexico ("New Mexico Governmental Authority").

                (3) No Governmental Action of or with any New Mexico Governmental Authority is required in connection with the execution, delivery or performance by PNM of, or the consummation by PNM of the transaction contemplated by, any Transaction Document to which PNM is a party, except the New Mexico Order, which has been duly issued by the NMPSC, and such other New Mexico Governmental Actions (i) as have been duly obtained, given or accomplished, and (ii) as may be required to be obtained, given or accomplished from time to time after the date hereof in connection with the maintenance, use, possession or operation of Unit 2 or otherwise with respect to Unit 2 and PNM's involvement therewith and which are, for PVNGS, routine in nature and which we have no reason to believe will not be timely obtained.

                (4) Assuming that all filings required to be made in other jurisdictions have been duly made, upon (a) the filing of UCC-l financing statements in appropriate form relating to the Indenture and the Collateral Trust Indenture with the Secretary of State of New Mexico and the County Clerk of Bernalillo County, New Mexico and the filing of the Indenture and the Collateral Trust Indenture with the Secretary of State of New Mexico pursuant to the New Mexico Public Utility Act, (b) the delivery of the Original of the Facility Lease to, and so long as the same is retained by, the Indenture Trustee, and (c) the delivery of the Pledge Lessor Notes (as defined in the Collateral Trust Indenture)



                                       -2-
6091.BURNHAM.1106.08:1
        to, and so long as the same are retained by, the Collateral Trust Trustee, the Indenture Trustee will have a perfected UCC security interest in the Lease Indenture Estate pursuant to, and to the extent provided in, the Indenture, and the Collateral Trust Trustee will have a perfected UCC security interest in the Pledged Property (as defined in the Collateral Trust Indenture), pursuant to, and to the extent provided in, the Collateral Trust Indenture, and no filing or recording of any document (except those enumerated above and the filing of continuation statements in appropriate form with respect to the UCC-l financing statements referred to above at the time and in the matter provided under the laws of New Mexico) will be necessary or appropriate under the laws of New Mexico to establish, preserve, protect and perfect the security interests referred to above.

                 (5) So long as the Facility Lease is in effect, and in reliance upon the New Mexico Order, neither the Owner Trustee, the Owner Participant, nor the Indenture Trustee, will, by reason either of its entering into any Transaction Document or its performance of any transaction contemplated thereby, be subject to regulation as an "electric utility," a "public utility," or a "public utility holding company" by the NMPSC or any other New Mexico Governmental Authority.

                (6) Neither the Owner Trustee nor the Indenture Trustee is required to qualify to do business in New Mexico in order to serve in such capacity.

                (7) No New Mexico Tax will be imposed upon payments of Rent by PNM to the Owner Trustee under the Facility Lease or in connection with the transfer of the Undivided Interest or the Real Property Interest by PNM to the Owner Trustee.

                The opinions expressed herein are subject in each> case (a) as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and other similar laws heretofore or hereafter enacted affecting creditors' or lessors' rights generally, general principles of equity, and the availability of specific performance and other equitable remedies, (b) to the qualification that


                                       -3-
6091.BURNHAM.1106.08:l
any provision in the Transaction Documents which purports to permit any Person to make determinations, take actions or require payments under indemnity and similar provisions may be subject to requirements that such determinations be made, such actions be taken and such payments required on a reasonable basis and in good faith, (c) to possible limitations upon the exercise of certain indemnity, remedial or procedural provisions contained in the Transaction Documents, which limitations do not in our opinion make such indemnity, remedial or procedural provisions, taken as a whole, inadequate for the practical realization of the benefits provided by the Transaction Documents, (d) as to the perfection of UCC security interests in proceeds, to the qualification that such perfection is limited to the degree set forth in Section 9-306 of the UCC, and
(e) as to the perfection of UCC security interests in money, to the qualification that such perfection is limited to money in the possession of the secured party.

                For purposes of this opinion we have assumed that the Owner Participant and the Lessor will exercise their rights, and that PNM will perform its obligations, under Section 13(c) of the Facility Lease if it becomes necessary to do so to remain in compliance with the New Mexico Order. We have further assumed that no Lease Transaction (as that term is used in the New Mexico Order) entered into by PNM subsequent to the date hereof will result in a violation of the New Mexico Order.

                We do not purport to be experts in the laws of any jurisdictions other than New Mexico and the United States. The opinions expressed herein relate only to the existing laws of New Mexico, and we express no opinion with respect to the laws of the United States or any jurisdiction other than New Mexico. Our opinions do not cover any matter relating to the "blue sky" or securities laws of New Mexico or any other jurisdiction.


                                    Yours very truly,

                                    RODEY, DICKASON, SLOAN, AKIN & ROBS, P.A.






                                       -4-
6091.BURNHAM.1106.08:1

                                                             Exhibit A
                                                                to
                                                       Participation Agreement

                           BILL OF SALE AND ASSIGNMENT


================================================================================


                          BILL OF SALE AND ASSIGNMENT

                           dated as of __________, 19


                                      from

                          [BURNHAM LEASING CORPORATION]

                                       to

                      PUBLIC SERVICE COMPANY OF NEW MEXICO



================================================================================











6091.BURNHAM.1106.27:1

                BILL OF SALE AND ASSIGNMENT, dated as of ________ 19__, from [BURNHAM LEASING CORPORATION3, a [New York corporation (the Owner Participant), to PUBLIC SERVICE COMPANY OF NEW MEXICO, a New Mexico corporation (PNM)

                              W I T N E S S E T H:

                WHEREAS,  pursuant  to  Section  7(b)(4)  of  the  Participation
Agreement dated as of August 12, 1986 among the Owner Participant, First PV Funding Corporation, as Loan Participant, The First National Bank of Boston, in its individual capacity and as Owner Trustee, Chemical Bank, in its individual capacity and as Indenture Trustee and PNM, as, Lessee, (the Participation Agreement), the Owner Participant desires to sell and PNM desires to buy the Assigned Property (as hereinafter defined);

                NOW, THEREFORE, in consideration of the premises and of other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

                SECTION 1.01. For purposes hereof, capitalized terms used herein shall have the meanings assigned to such terms in the Participation Agreement. References in this Agreement to articles, sections and clauses are to articles, sections and clauses in this Agreement unless otherwise indicated.

                                   ARTICLE II
                           ASSIGNMENT OF TRUST ESTATE

                SECTION 2.01. Assignment. The Owner Participant does hereby grant, bargain, convey, sell, assign, transfer and set over to PNM, without recourse, representation or warranty, express and implied, of any nature whatsoever (except as set forth in the next succeeding sentence), all of the Owner Participant's right, title and interest in, to and under the Trust Estate except the Owner Participant's right to receive Excepted Payments (the Assigned Property) [subject to the Owner

6091.BURNHAM.1106.27:1

Participant's security interest in, and general lien upon all of the right, title, and interest of PNM, as successor Owner Participant in, to and under the Assigned Property*]. The Owner Participant hereby represents and warrants to PNM that the Owner Participant has good and valid title to the Assigned Property free and clear of all Owner Participant's Liens.

                [Insert the following provision if the Owner Participant has not received under Section 5.2 of the Indenture the payments provided for in Section 9(c), 9(d),1(c) or 16 of the Facility Lease, as the case may be:

                SECTION 2.02. No Release of PNM Notwithstanding the transfer of the Assigned Property to PNM pursuant to Section 2.01 hereof, the obligation of PNM to make the payments as provided in Section [insert applicable section:
9(c), 9(d), 13(c) or 16] of the Facility Lease (together with interest thereon in accordance with Section 3(b) (iii) of the Facility Lease) (or to make other payments in a like amount with respect to Basic Rent or Supplemental Rent paid by application of such payments (and in which the Owner Trustee has thereby acquired an interest pursuant to Section 5.1 or 5.3 of the Indenture) shall not be deemed to be cancelled or discharged but shall continue until all such amounts are so received by PNM, as successor Owner Participant, or by the transferring Owner Participant pursuant to the provisions of Section 7(b)(4) of the Participation Agreement.

                (Insert  following if the Owner  Participant  has received under
Section  5.2  of  the   Indenture   the   payments   provided   for  in  Section
9(c),9(d),13(c) or 16 of the Facility Lease, as the case may be:

                SECTION 2.03. Acknowledgment. The Owner Participant hereby acknowledges receipt of $_________ representing payment in full of all amounts due to the Owner Participant under Section [9(c), 9(d), 13(c) or 16] of the Facility Lease.]


----------
*To be inserted if on the date of the transfer the Owner Participant has not received under Section 5.2 of the Indenture the payments provided for in
Section 9(c), 9(d), 13(c) or 16(e) of the Facility Lease, as the case may be.

                                       -2-

6091.BURNHAM.1106.27:l

                                   ARTICLE III

                            EFFECTIVENESS OF TRANSFER

                SECTION 3.01. Effectiveness of Transfer. The transfer of the Assigned Property shall become effective without further action upon the execution and delivery by the Owner Participant to the Lessee of this Bill of Sale and Assignment and the furnishing of a counterpart of this Bill of Sale and Assignment to the Owner Trustee.


                                   ARTICLE IV

                                  MISCELLANEOUS

                SECTION 4.01. Successors and Assigns. This Bill of Sale and Assignment shall be binding upon the Owner Participant and its successors and shall inure to the benefit of PNM and its successors and assigns.

                SECTION 4.02. Governing Law. This Bill of Sale and Assignment shall be governed by and construed and enforced in accordance with the law of the State of New York.

                SECTION.4.03. Headings. The division of this Bill of Sale and Assignment into sections, and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Bill of Sale and Assignment.













                                       -3-
6091.BURNHAM.1106.27:1

                IN WITNESS WHEREOF, the undersigned has caused this Bill of Sale and Assignment to be duly executed as of the day and year written above.




                                 [BURNHAM LEASEING CORPORATION]


                                  By____________________________
                                     Title:
















                                       -4-

6091.BURNHAM.1106.27:1

                                    Exhibit B
                                       to
                             Participation Agreement

                              AFFIDAVIT OF TRUSTEE

                       THE FIRST NATIONAL BANK OF BOSTON,
                           as Owner Trustee under that
                      certain Trust Agreement dated as of
                              August 12, 1986, with
                           Burnham Leasing Corporation

                The undersigned, being a duly authorized representative of The First National Bank of Boston, a national banking association, as Trustee under the above-captioned Trust Agreement (the Trust Agreement), does hereby affirm and acknowledge that The First National Bank of Boston, as Trustee, holds legal title to certain real (and other) property on behalf of a certain beneficiary, such property and beneficiary being more particularly described in that certain Deed recorded August 18, 1986, as instrument No. 86- records of Maricopa County, Arizona; being further described in that certain Deed and Bill of Sale recorded August 18, 1986, as instrument No. 86-, records of Maricopa County, Arizona; being further described in that certain Assignment, Assumption and Further Agreement recorded August 18, 1986, as instrument No. 86- , records of Maricopa county, Arizona; and being further described in that certain Deed and Assignment of Beneficial Interest dated as of August 18, 1986, and that certain related Third Amended Affidavit of Trustee executed by Title USA Company of Arizona as Trustee of its Trust No. 530 and recorded August 18, 1986, as instrument No. 86- , records of Maricopa County, Arizona; the property descriptions and beneficiary disclosures contained in or incorporated into each of said instruments being incorporated herein by this reference as if fully set forth herein.

                A certain change in ownership of the beneficial interest in the Trust Agreement has occurred since the recordation of the above-described




6091.BURNHAM.1106.27:1
instruments. As now reflected in the records of The First National Bank of Boston, the sole beneficiary of the Trust Agreement is:

                          Public Service Company of New Mexico
                          Alvarado Square
                          Albuquerque, New Mexico 87158

                A copy of the Trust Agreement is available for inspection at the offices of The First National Bank of Boston, 100 Federal Street, Boston, Massachusetts 02110.

                DATED THIS____________ day of _________ _____

                        THE FIRST NATIONAL BANK OF BOSTON, not in its individual capacity, but solely as Owner Trustee under the Trust Agreement dated as of August 12, 1986, with Burnham Leasing Corporation



                        By:______________________________




STATE OF __________ )
                    )SS.
COUNTY OF __________)

                The foregoing instrument was acknowledged before me this _____ day of __________, __________, by __________, of FIRST NATIONAL BANK OF BOSTON, a national banking association, under that certain Trust Agreement dated as of August 12, 1986 with Burnham Leasing Corporation.




                                            Notary Public







                                       -2-

6091.BURNHAM.l106.27:1

                                                                    Appendix A

                               DEFINITION OF TERMS

                The terms defined herein relate to the Participation Agreement (as defined below) and certain Transaction Documents executed, or to be executed, in connection with the Participation Agreement. Such terms include the plural as well as the singular. Any agreement defined or referred to below shall include each amendment, modification and supplement thereto and waiver thereof as may become effective from time to time, except where otherwise indicated. Any term defined below by reference to any agreement shall have such meaning whether or not such document is in effect. The terms "hereof", "herein", "hereunder" and comparable terms refer to the entire agreement with respect to which such terms are used and not to any particular article, section or other subdivision thereof.

                If, and to the extent that, either, the Participation Agreement or any other Transaction Document which incorporates this Appendix shall be amended from time to time pursuant to the respective terms thereof, this Appendix shall be, or be deemed to have been, amended concurrently with the execution and delivery of each such amendment in. order to conform the definitions herein to the new or amended definitions set forth in or required by each such amendment.

                Additional Bonds shall mean Bonds in addition to the Initial Series Bonds.

                Additional Equity Investment shall. have the meaning specified in Section 8(f) of the Facility Lease.

                Additional Notes shall have the meaning set forth in the recitations in the Indenture, which Additional Notes shall be issued, if at all, pursuant to Section 3.5 of the Indenture.

                Affiliate, with respect to any Person, shall mean any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with such Person. For purposes of this definition, the


6091.BURNHAM.1106.55:l
term "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

                After-Tax Basis shall mean, with respect to any payment received or deemed to have been received by any Person, the amount of such payment supplemented by a further payment to that Person so that the sum of the two payments shall, after deduction of all taxes and other charges (taking into account any credits or deductions arising therefrom and the timing thereof) computed at the highest marginal statutory tax rate resulting from the receipt (actual or constructive) of such two payments imposed under any Applicable Law or by any Governmental Authority, be equal to such payment received or deemed to have been received.

                Agent and Agency Period shall have the respective meanings set forth in Section 7.01 of the Assignment and Assumption.

                ANPP   Administrative   Committee   shall  mean  the   committee
established pursuant to Section 6.1.1 of the ANPP Participation Agreement (or any comparable successor provision).

                ANPP Operating Committee shall mean the committee established pursuant to Section 6.1.2 of the ANPP Participation Agreement (or any comparable successor provision).

                ANPP Participants shall have the meaning assigned to the word Participant under the ANPP Participation Agreement.

                ANPP Participation Agreement shall mean the Arizona Nuclear Power Project Participation Agreement, dated as of August 23, l973, among APS, Salt River, Southern California, PNM, El Paso, LADWP and SCPPA, as heretofore and hereafter amended pursuant to the terms thereof.






                                       -2-

6091.BURNHAM.1106.55:1

                ANPP Project Agreements shall mean the ANPP Participation Agreement and the other Project Agreements (as such term is defined in the ANPP Participation Agreement).

                ANPP Switchyard shall mean the ANPP High Voltage Switchyard located at the PVNGS Site, the owner-ship, construction, operation and maintenance of which are governed by the ANPP High Voltage Switchyard Participation Agreement executed as of August 20, 1981 (APS Contract No. 2252-419,00), the parties to which are APS, PNM, Salt River, El Paso1 LADWP and Southern California.

                ANPP Transferee shall have the meaning set forth in Section 4.01 of the Assignment and Assumption.

                Applicable law shall mean all applicable laws, statutes, treaties, rules, codes, ordinances, regulations, permits, certificates, orders, licenses and permits of any Governmental Authority, interpretations of any of the foregoing by a Governmental Authority having jurisdiction, and judgments, decrees, injunctions, writs, orders or like action of any court, arbitrator or other judicial or quasi judicial tribunal (including those pertaining to health, safety, the environment or otherwise)

                Appraisal Procedure shall mean a procedure whereby two independent appraisers, one chosen by the Lessee and one by the Lessor, shall mutually agree upon the value, period or amount (including economic Useful Life) then the subject of an appraisal. If either the Lessor or the Lessee, as the case may be, shall determine that a value, period or amount to be determined (other than fair market value under Section 5(b) of the Facility Lease) under the Facility Lease or any other Transaction Document cannot be established promptly by mutual agreement, such party shall appoint its appraiser and deliver a written notice thereof to the other party. Such other party shall appoint its appraiser within 15 days after receipt from the other party of the foregoing written notice. If within 20 days after appointment of the two appraisers, as described above, the two appraisers are unable to agree upon the value, period or amount in question, a third independent appraiser shall be chosen within ten days thereafter by the mutual consent of such first two appraisers or, if such


                                       -3-
6091.BURNHAM.1106.55:1
first two appraisers fail to agree upon the appointment of a third appraiser within such period, such appointment shall be made by the American Arbitration Association, or any organization successor thereto, from a panel of arbitrators having experience in the business of operating a nuclear electric generating plant and a familiarity with equipment used or operated in such business. The decision of the third appraiser so appointed and chosen shall be given within ten days after the selection of such third appraiser. If three appraisers shall be so appointed and the determination of one appraiser is disparate from the middle determination by more than twice the amount, period or value by which the third determination is disparate from the middle determination, then the determination of such appraiser shall be excluded, the remaining two determinations shall be averaged and such average shall be binding and conclusive on the Lessor and the Lessee; otherwise the average of all three determinations shall be binding and conclusive on the Lessor and the Lessee. The fees and expenses of appraisers incurred in connection with any Appraisal Procedure relating to any transaction contemplated by any provision of any Transaction Document shall be divided equally between the Lessor and the Lessee (except pursuant to Section 16 of the Facility Lease, which shall be paid solely by the Lessee).

                APS shall mean Arizona Public Service Company, an Arizona corporation.

                Arizona Public Utility Act sha11 mean Chapter 2, Title 40, Arizona Revised Statutes.

                Assigned Payments shall have the meaning specified in Section 2.1(1) of the Indenture.

                Assignment and Assumption shall mean the Assignment, Assumption and Further Agreement, dated as of August 12, 1986, between PNM and the Owner Trustee.

                Assignment of Beneficial Interest shall mean the Deed and Assignment of Beneficial Interest under Title USA Company of Arizona Trust No. 530, dated as of August 18, 1986, from PNM to the Owner Trustee.

6091.BURNHAM.1106.55:1

                Assumption Agreement shall mean the Assumption Agreement of PNM substantially in the form of Exhibit B to the Indenture.

                Assumptions shall mean the Pricing Assumptions and the Tax Assumptions.

                Atomic Energy Act shall mean the Atomic Energy Act of 1954, as amended, and regulations from time to time issued published or promulgated pursuant thereto.

                Authorized Officer shall mean, with respect to the Indenture Trustee, any officer of the Indenture Trustee who shall be duly authorized by appropriate corporate action to authenticate a Note and shall mean, with respect to the Owner Trustee, any officer of the Owner Trustee who shall be duly authorized by appropriate corporate action to execute any Transaction Document.

                Bankruptcy Code shall mean the Bankruptcy Reform Act of 1973, as amended, and any law with respect to bankruptcy, insolvency or reorganization successor thereto.

                Basic Lease Tern shall mean the initial term of the Facility Lease, which shall begin on the Closing Date and end on January 15, 2016, unless earlier terminated.

                Basic Rent shall have the meaning set forth in Section 3(a) o~ the Facility Lease.

                Basic Rent Payment Dates shall mean and include January 15, 1987, and each January 15 and July 15 of each year thereafter through and including January 15, 2016, and, if the Lessee shall elect the Renewal Term, each January 15 and July 15 of each year during the Renewal Term, commencing July 15, 2016 and ending on the last day of the Renewal Term.

                Bill of Sale shall mean the Deed and Bill of Sale, dated as of August 18, 1986, between PNM and the Owner Trustee.

609l.BURNHAM.1106.55:1

                Bonds shall mean all bonds, notes and other evidences of indebtedness from time to time issued and outstanding under the Collateral Trust Indenture, including, but without limitation, the Initial Series Bonds, the Releveraging Bonds, the Refunding Bonds and any other Additional Bonds.

                Business Day shall mean any day other than a Saturday or Sunday or other day on which banks in Albuquerque, New Mexico, New York, New York or Boston, Massachusetts are authorized or obligated to be closed.

                Capital Improvement shall mean (a) the addition, betterment or enlargement of any property constituting part of Unit 2 or the Common Facilities or the replacement of any such property with other property, irrespective of whether (i) such replacement property constitutes an enlargement or betterment of the property which it replaces, (ii) the cost of such addition, betterment, enlargement or replacement is or may be capitalized, or charged to maintenance or repairs, in accordance with the Uniform System of Accounts or (iii) such addition, betterment or enlargement is or is not included or reflected in the plans and specifications for Unit 2 or the Common Facilities, as built, and (b) any alteration, modification, addition or improvement to Unit 2, other than original, substitute or replacement parts incorporated into Unit 2 or the Common Facilities.

                Casualty Value, as of any Basic Rent Payment Date, shall mean the percentage of Facility Cost set forth opposite such date in Schedule I to the Facility Lease. Casualty Value as of any Basic Rent Payment Date during the Renewal Term shall mean the unamortized portion as of such Basic Rent Payment Date of the Fair Market Sales Value of. the Undivided Interest, determined by the straight-line amortization of such Fair Market Sales Value at the commencement of the Renewal Term over the period from such commencement date through the remaining term of the License determined pursuant to the Appraisal Procedure undertaken in accordance with the last sentence of Section 13(a) of the Facility Lease. Anything contained in the Participation Agreement or the Facility Lease to the contrary notwithstanding, Casualty Value shall be, when added to all other amounts which the Lessee is required to pay under Section 9(c) of the Facility Lease (taking into account any assumption of Notes by the

6091.BURNHAM.1106.55:l

Lessee), under any circumstances and in any event, in an amount at least sufficient to pay in full, as of any Basic Rent Payment Date, the aggregate unpaid principal amount of all Notes Outstanding at the close of business on such date, together with accrued and unpaid interest on such Notes.

                Change in Tax Law shall mean any change in the Code or successor legislation enacted by either the Ninety-ninth or the One Hundredth Congress (other than a change in respect of an alternative minimum tax or an add-on minimum tax having the same effect as an alternative minimum tax), or if prior to January 15, 1997 (i) there is enacted any technical correction thereto, or
(ii) there are adopted, promulgated, issued or published any proposed, temporary or final Regulations resulting therefrom (regardless of the effective date of such technical corrections or Regulations, but only if such technical corrections or Regulations would affect Net Economic Return), provided, however, that a Change in Tax Law shall occur in the event the provision set forth in
Section 1509(b) of H.R. 3838 as passed by the U.S. House of Representatives on December 17, 1985 and Section 1809(b) of H.R 3838 as passed by the U.S. Senate on June 24, 1986 shall fail to be enacted into law in the form therein set forth or, if such provision is so enacted into law, it shall not apply to the Common Facilities

                Chemical Bank shall mean Chemical Bank, a New York banking corporation.

                Chief Financial Officer shall mean the person designated by the Board of Directors of PNM as the chief financial officer of PNM.

                Claims shall mean liabilities, obligations, losses, damages, penalties, claims (including, without limitation, claims involving liability in tort, strict or otherwise), actions, suits, judgments, costs, interest, expenses and disbursements, whether or not any of the foregoing shall be founded or unfounded (including, without limitation, legal fees and expenses and costs of investigation) of any kind and nature whatsoever without any limitation as to amount.






                                       -7-
6091.BURNHAM.1106.55:1

                Closing shall mean the  proceedings  which are  contemplated  by
Section 4 of the Participation Agreement.

                Closing Date sha1l mean August 8, 1986.

                Code shall mean the Internal Revenue Code of 1954, as amended, or any comparable successor law.

                Collateral Trust Indenture shall mean the Collateral Trust Indenture, dated as of December 16, 1985, among PNM, Funding Corp. and the Collateral Trust Trustee.

                Collateral Trust Indenture Supplement shall mean a supplement to the Collateral Trust Indenture.

                Collateral Trust Trustee shall mean Chemical Bank, not in its individual capacity, but solely as Collateral Trust Trustee under the Collateral Trust Indenture, and the successors or assigns of such Trustee.

                Common Facilities shall mean all PVNGS common facilities, as set forth in Item B of Exhibit B to the Bill of Sale, other than common facilities excluded therefrom in said item B.

                Common Facilities Interest shall mean the Owner Trustee's portion of the Lessee's original 10.2% undivided interest in all Common Facilities at PVNGS, the percentage of which is set forth in Schedule 2 to the Participation Agreement.

                Coverage Ratio shall mean the fraction (i) denominator of which shall be the sum (calculated as of a date no earlier than 135 days prior to the date of calculation) of (x) the interest that will be payable during the twelve-month period following the date of the transaction with respect to which a calculation is required to be made on the debt (both long-term and short-term) of the Surviving Lessee, and (y) the interest portion of payments due during the twelve-month period following the date of such transaction on lease obligations of the Surviving Lessee with a term in excess of one year, and (ii) the numerator of which shall be the sum of (x) the pro forma net earnings (before taxes and excluding allowance for funds used during construction) of the Surviving Lessee for a twelve-month period ending no earlier than 135 days prior to the date of such transaction, and (y) such denominator.

6091.BURNHAM.1106.55:1

                Cure Option shall have the meaning set forth in Section 16(e) of the Facility Lease.

                Debt shall mean (A) indebtedness for borrowed money, (B) obligations as lessee under leases and (C) obligations under direct or indirect guarantees in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clause (A) or (B) above, if the principal amount (or equivalent) thereof is greater than $20,000,000 for any one item of Debt or $30,000,000 in the aggregate for all items of Debt of the Lessee);

                Decommissioning  shall mean the  decommissioning  and retirement from service of Unit 2, and the related possession, maintenance and disposal of radioactive material used in or produced incident to the possession and operation of Unit 2, including, without limitation, (i) placement and maintenance of Unit 2 in a state of protective storage, (ii) in-place entombment and maintenance of Unit 2, (iii) dismantlement of Unit 2, (iv) any other form of decommissioning and retirement from service required by or acceptable to the NRC and (v) all activities undertaken incident to the implementation thereof and to the obtaining of NRC authority therefor, including, without limitation, maintenance, storage, custody, removal, decontamination, and disposition of materials, equipment and fixtures, razing of Unit 2, removal and disposition of debris from the PVNGS Site, and restoration of the PVNGS Site related to Unit 2 for unrestricted use.

                Decommissioning Costs shall mean all costs, liabilities and expenses relating or allocable to, or incurred in connection with, the Decommissioning of Unit 2, including, without limitation, (i) any and all costs of activities undertaken to terminate NRC licensing authority and requirements to own, operate and possess Unit 2 and to possess radioactive material used in or produced incident to the possession and operation of Unit 2; and (ii) any and all costs of activities undertaken, prior to termination of all NRC licensing

6091.BURNMAM.1106.55:1
authority and requirements with respect to Unit 2 and the radioactive material used in or produced incident to the possession and operation of Unit 2, to possess, maintain, and dispose of radioactive material used in or produced incident to the possession and operation of Unit 2.

                Deed shall mean the Deed, dated as of August 12, 1986, from PNM to the Owner Trustee.

                Deemed Loss Event shall mean any of the following events (unless waived by the Owner Participant, which waiver shall be in writing and may be either indefinite or for a specified period):

                (1) Regulation. If at any time after the Closing Date and before the Lease Termination Date, the Owner Trustee or the Owner Participant, by reason of the ownership of the Undivided Interest or the Real Property Interest or any part thereof by the Owner Trustee (or any beneficial interest therein by the Owner Participant) or the lease of the Undivided Interest or the Real Property Interest to the Lessee or any of the other transactions contemplated by the Transaction Documents (the term Ownner Participant, as used in this definition, not including any Transferee who at the time of transfer to such Transferee is a non-exempt entity of the type referred to in this clause (1), whether by reason of such ownership or lease transactions, or otherwise) shall be deemed by any Governmental Authority having jurisdiction to be, or shall become subject to regulation (other than Non-Burdensome Regulation) as, an "electric utility" or a "public utility" under any Applicable Law or a holding company under the Holding company Act, or as a consequence of any Governmental Action, and the effect thereof on the Owner Trustee or the Owner Participant would be, in the sole judgment of either such Person, acting on advice of counsel, adverse, and the Owner Trustee and the Owner Participant have not waived application of this definition, except that if the Lessee, at its sole cost and expense, is contesting diligently and in good faith any action by any Governmental Authority which would otherwise constitute a Deemed Loss Event under this clause
        (1), such Deemed Loss Event shall be deemed not to have occurred so long as (i) such contest does not involve any danger of the foreclosure, sale, forfeiture or loss of, or the creation of any Lien

6091.BURNHAM.1106.55:1
        on, the Undivided Interest, the Real Property Interest or any part thereof or any interest there-in, (ii) such contest does not adversely affect the Undivided Interest, the Real Property Interest or any part thereof or any other property, assets or rights of the Owner Trustee or the Owner Participant or the Lien of the Indenture thereon, (iii) the Lessee shall have furnished the Owner Trustee, the Owner Participant, and the Indenture Trustee with an opinion of independent counsel satisfactory to each such Person to the effect that there exists a reasonable basis for contesting such determination and the effects thereof, (iv) such determination and the effects thereof shall be effectively stayed or with-drawn during such contest (and shall not be subject to retroactive application at the conclusion of such contest) in a manner satisfactory to the Owner Trustee and the Owner Participant, and the Owner Participant shall have determined that the Owner Trustee's continued ownership of the Undivided Interest and the Real Property Interest during the pendency of such contest or such contest will not adversely affect its or its Affiliates' business, and (V) the Lessee shall have indemnified the Owner Trustee and the Owner Participant in a manner satisfactory to each such Person for any liability or loss which either such Person may incur as a result of the Lessee's contest;

                (2) Price-Anderson Act Change. If there shall be, at any time during the Lease Term, any change in the Price-Anderson Act, the Atomic Energy Act or the regulations of the NRC, or any other Applicable Law, in each case as in effect on the Closing Date, as a result of which, in the opinion of independent counsel for the Owner Participant, (i) the aggregate liability for a single Nuclear Incident of "persons indemnified" (as each such term is defined in the Price-Anderson Act) is increased, unless the change is such that neither the Owner Trustee nor the Owner Participant may be exposed, either during or subsequent to the Lease Term, to any increased real or potential liability in respect of a Nuclear Incident, (ii) the aggregate liability for a single Nuclear Incident of "persons indemnified" (as such term is defined in the Price-Anderson Act) exceeds the amount of financial protection established by the NRC as a condition to the License, unless the change

6091.BURNHAM.1106.55:l
        is such that neither the Owner Trustee nor the Owner Participant may be exposed, either during or subsequent to the Lease Term, to any increased real or potential liability in respect of a Nuclear Incident, (iii) the amount of financial protection required, including but not limited to the limitation on the amount of deferred premiums for such financial protection, is increased, unless the change is such that neither the Owner Trustee nor the Owner Participant may be exposed, either during or subsequent to the Lease Term, to any increased real or potential liability in respect of a Nuclear Incident, or (iv) either the Owner Trustee or the Owner Participant may be exposed to any other increase in its real or potential liability in respect of a Nuclear Incident, either during or subsequent to the Lease Term, it being understood for purposes of this definition that the requirement or existence of insurance, retrospective premiums, indemnities (whether by the Lessee or any other person) or other forms of financial protection (similar or dissimilar to the foregoing) shall not be deemed to reduce or eliminate any exposure of the Owner Trustee or the Owner Participant to real or potential liability in respect of a Nuclear Incident except to the extent (x) such financial protection is provided by the United States Government under Congressional action which does not require any further appropriation or other act of Congress or any other Governmental Authority, (y) the terms of such financial protection are otherwise satisfactory to the Owner Trustee and the Owner Participant, and (z) the Owner Trustee or Owner Participant may not otherwise be exposed, either during or subsequent to the Lease Term, to any increased real or potential liability in respect of a Nuclear Incident; provided, however, that such change shall not constitute a "Deemed Loss Event" if such change shall include a provision drafted in a manner reasonably satisfactory to the Owner Participant which exempts the Owner Trustee and the Owner Participant from all real and potential liability in respect of a Nuclear Incident so long as neither the Owner Trustee or the Owner Participant is in actual possession and control of Unit 2 or the Undivided Interest, unless (in the opinion of independent counsel to the Owner Participant) a court could reasonably hold that the statute incorporating such provision is unconstitutional;

6091.BURNHAM.1106.55:l

                (3) Liability far Termination Obligation. If there shall be any change in Applicable Law as a result of which the Owner Trustee shall become liable in its individual capacity, or the Owner Participant shall become liable in any capacity, in respect of any portion of the Termination Obligation (as defined in the ANPP Participation Agreement) or Decommissioning Costs or, during the Lease Term, any other liability or obligation imposed as of the date hereof on licensees of the NRC;

                 (4) Illegality. If there shall be any change in Applicable Law or any Governmental Action the effect of which is to make the transactions contemplated by the Transaction Documents unauthorized, illegal or otherwise contrary to Applicable Law;

                (5) Limitation on Exercise of Rights. My change in, or new interpretation by Governmental Authority having jurisdiction of, the License and the License Amendment (each as in effect on the Closing
        Date) constituting an assertion to the effect that the exercise by the Owner Trustee or the Owner Participant of any right (irrespective of the event giving rise to such right) under any Transaction Document would constitute impermissible control over Unit 2 or the licensees of Unit 2, other than an assertion that affects such rights in a manner consistent with the second sentence of Section 184 of the Atomic Energy Act and the NRC's regulations thereunder (including, without limitation, 10 CFR
        Section 50.81, as now and hereafter in effect);

                (6) Early Licensee Status. If as a result of any expiration, revocation, suspension, amendment or interpretation by any Governmental Authority of the License, the License Amendment or any other Governmental Action or change in Applicable Law, either the Owner Trustee or the Owner Participant shall be required to become a licensee of the NRC prior to the Lease Termination Date;

                (7) Suspension or Termination of Insurance. If any policy of liability insurance with respect to Unit 2 shall be 5uupended or terminated, or the coverage thereunder reduced, for any reason whatsoever or shall be amended or supplemented, in either case in a

6091.BURNHAM.1106.55:l
        manner which may expose the Owner Trustee or the Owner Participant, either during or subsequent to the Lease Term, to any increased real or potential liability in respect of a Nuclear Incident and such policy of insurance shall not be immediately replaced by insurance or other financial protection satisfactory to the Owner Participant effective immediately upon such suspension, termination, reduction, amendment or supplementation which, in the reasonable opinion of the Owner Participant, is at least as protective of it (in all respects deemed by it to be material) as the policy of insurance so terminated, suspended, reduced, amended or supplemented, unless the aggregate liability for a Nuclear Incident of "persons indemnified" (as such term is defined in the Atomic Energy Act of 1954, as amended) is reduced by an amount equal to the amount of liability insurance so terminated, suspended, reduced, amended or supplemented and, in the reasonable opinion of the Owner Participant, it may not otherwise be exposed, either during or subsequent to the Lease Term, to any increased real or potential liability in respect of a Nuclear Incident as a consequence of such suspension, termination, reduction, amendment or supplementation.

                Default shall mean an event or condition which, with the giving of notice or lapse of time, or both, would constitute an Event of Default.

                Directive shall mean an instrument in writing executed in accordance with the terms and provisions of the Indenture by the Holders, or their duly authorized agents or attorneys-in-fact, representing a Majority in Interest of Holders of Notes, directing the Indenture Trustee to take or refrain from taking the action specified in such instrument.

                Early  Termination  Date shall  have the  meaning  specified  in
Section 14(d) of the Facility Lease.

                Early  Termination  Notice  shall have the meaning  specified in
Section 14(d) of the Facility Lease.

                Economic Useful Life shall mean that period (commencing on the date as of which the determination of Economic Useful Life is to be made as provided in Section 8(g) of the Facility Lease and ending on the date upon which either of the states of affairs described in clauses (i) and (ii) below cease to

609l.BURNHAM.1106.55:1
apply,  or can reasonably be expected to cease to apply, to Unit 2) during which
(i) Unit 2 will be useful to, and usable by, any owner or lessee thereof as a facility for the generation of electric power and (ii) Unit 2 is an economic and commercially practical facility for the generation of electric power capable of producing (after taking into account costs of capital) a reasonable economic return to the owner thereof. For the purposes of determinations under clauses
(i) and (ii) above, the following factors, among others, shall be taken into account (as such factors obtain on the date of determination and as such factors are reasonably expected to obtain in the future): (a) provisions of the ANPP Project Agreements (including, without limitation, the ANPP Participation Agreement and the Material Project Agreements (or substitutes for such Material Project Agreements in effect on the date of determination)); (b) the actual condition and performance of Unit 2; (C) the actual condition and performance of such other facilities constituting PVNGS (including, without limitation, the Common Facilities) as are integral to the operation of Unit 2; (d) the actual condition of, and access of the ANPP Participants to, the ANPP Switchyard and such other transmission facilities as are available and necessary to permit the transmission of the maximum amount of power generated by PVNGS; (e) the cost of obtaining, handling, storing and disposing of nuclear fuel for Unit 2; (f) the projected cost (including, without limitation, costs attributable to obligations to fund any reserve fund maintained (or funded) by licensed owners and/or lessees of Unit 2 to the extent dedicated to (or attributable to and freely available with respect to) Unit 2 (the Unit 2 Fund)) or the Decommissioning or retirement from service of Unit 2 including, without limitation, Decommissioning Costs (taking into account the balance (plus projected investment earnings thereon) of the Unit 2 Fund); (g) the cost of Capital Improvements to Unit 2 then planned to be made, or reasonably expected to be made; (h) the cost of acquiring or leasing the Unit 2 Retained Assets; (i) the current status of all Governmental Action with respect to Unit 2 (including, without limitation, the License) required to permit licensed owners and/or lessees to possess and (in the case of the Operating Agent) to operate Unit 2 and such other facilities constituting PVNGS. (including, without limitation, the Common Facilities) as are integral to the operation of unit 2; and (j) the relative cost of producing an amount of electric power and energy equivalent to the generating capacity of Unit 2 from other facilities then available in the region serviced, or reasonably expected to be serviced, by PVNGS.

609l.BURNHAM.1106.55:l

                El Paso shall mean El Paso Electric Company,a Texas corporation.

                ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended.

                Estimated Transaction Expenses shall have the meaning set forth in Section 5(a) of the Participation Agreement.

                Event of Default shall have the meaning set forth in Section 15 of the Facility Lease.

                Event of Loss shall mean any of the following events: (a) a Final Shutdown, (b) a Requisition of Title, or (c) a Requisition of Use for an indefinite period which can be reasonably expected to exceed, or a stated period which ends on the last day of or after, the Lease Term (including the Renewal Term only if the Renewal Term shall have been elected prior to such Requisition of Use by the exercise of the renewal option provided in Section 12 of the Facility Lease).

                Excepted Payments shall mean (i) all payments of Supplemental Rent, other than payments by the Lessee (x) of Casualty Value, Termination Value or Special Casualty Value or in connection with the exercise of the Cure Option or the occurrence of the Special Purchase Event or (y) of indemnity payments to which either the Loan Participant or any Indemnitee other than the Owner Trustee or the Owner Participant or any of their respective Affiliates (or the respective successors, assigns, agents, officers, directors or employees thereof) is entitled; (ii) any amounts payable under any Transaction Document t9 reimburse the Lessor or the Owner Participant or any of their respective Affiliates (including the reasonable expenses of the Lessor or the Owner Participant incurred in connection with any such payment) for performing or complying with any of the obligations of the Lessee under and as permitted by any Transaction Document, (iii) any amount payable to the Owner Participant by any Transferee as the purchase price of the Owner Participant's interest in the Trust Estate, (iv) so long as no Indenture Default or Indenture Event of Default

6091.BURNHAM.1106.55:l
shall have occurred and be continuing, all payments of Basic Rent in excess of amounts then due and owing in respect of the principal of and premium, if any, and interest on all Notes Outstanding; (v) any insurance proceeds with respect to an Event of Loss in excess of amounts then due and owing in respect of the principal of and premium, if any, and interest on all Notes Outstanding, (vi) any insurance proceeds (or payments with respect t6 risks self-insured) under liability policies and (vii) any payments in respect of interest to the extent attributable to payments referred to in clauses (i) through (vi) above.

                Existing Mortgage shall mean the Indenture of Mortgage and Deed of Trust dated as of June 1, 1947, between PNM and Irving Trust Company, as heretofore supplemented by all Supplemental Indentures thereto.

                Expenses shall mean liabilities, obligations, losses, damages, taxes (other than taxes on income), claims, actions, suits, costs, expenses and disbursements (including legal fees and expenses) of any kind -and nature whatsoever.

                Extension Letter shall mean the Extension Letter, dated August 18, 1986 and addressed to the Collateral Trust Trustee by the parties to the Participation Agreement.

                Extraordinary Nuclear Occurrence shall have its meaning as defined in Section 11 of the Atomic Energy Act and the related NRC regulations, as amended to the date hereof, and as the meaning of such term shall be expanded from time to time by future amendments thereof. The definition of "extraordinary nuclear occurrence" contained in Section 11 of the Atomic Energy Act on the date hereof is: "any event causing a discharge or dispersal of source, special nuclear, or by-product material from its intended place of confinement in amounts offsite, or causing radiation levels offsite, which the Commission determines to be substantial, and which the Commission determines has resulted or will probably result in substantial damages to persons off-site or property offsite. Any determination by the Commission that such an event has, or has not, occurred shall be final and conclusive, and no other official or any court shall have power or jurisdiction to review any such. determination. The Commission shall establish criteria in writing setting forth the basis upon which such

6091.BURNHAM.1106.55:l
determination shall be made. As used in this subsection, 'offsite' means away from 'the location' or 'the contract location' as defined in the applicable Commission indemnity agreement, entered into pursuant to section 2210 of this title.

         Facility Cost shall mean the Purchase Price plus the sum of (x) all Supplemental Financing Amounts, and (y) all Additional Equity Investment amounts.

                Facility Lease shall mean the Facility Lease, dated as of August 12, 1986, between PNM, as Lessee, and the Owner Trustee, as Lessor.

                Fair Market Rental Value or Fair Market Sales Value of any property or service shall mean (other than for purposes of Section 5(b) of the Facility Lease) the value of such property or service for lease or sale determined on the basis of an arm's-length transaction for cash between an informed and willing lessee or purchaser (under no compulsion to lease or purchase) and an informed and willing lessor or seller (under no compulsion to lease or sell), and shall take into account the Lessor's rights and obligations under the Assignment and Assumption and the Assignment of Beneficial Interest and rights under the Deed and the Bill of Sale, but shall be without regard to any rights of the Lessee (including any renewal options) under the Facility Lease. Except pursuant to Section 6.01 of the Assignment and Assumption, Fair Market Rental Value and Fair Market Sales Value of the Undivided Interest and the Real Property Interest shall be determined on the assumption that (i) Unit 2 has been maintained in accordance with, and the Lessee has complied with, the requirements of the Facility Lease, the other Transaction Documents and the ANPP Participation Agreement, and (ii) the Lessee or PNM, as possessor of the Undivided Interest and the Real Property Interest, is otherwise in compliance with the requirements of all Transaction Documents. Fair Market Rental Value shall be determined on the assumption that rent will be payable in equal semi-annual installments in arrears.

                Federal Power Act shall mean the Federal Power Act, as amended.

6091.BURNHAM.1106.55:1

                Federal Securities shall have the meaning set forth in Section 2.3(c) of the Indenture.

                FERC shall mean the Federal Energy Regulatory Commission of the United States of America or any successor agency.

                Final Prospectus shall mean the Prospectus included in the Registration Statement on the date the same becomes effective, including documents incorporated into said Prospectus by reference, including any applicable prospectus supplements.

                Final Shutdown shall mean the earlier to occur of:

                (1) the or expiration revocation of the license or that portion of the License that permits the operation of Unit 2 or the expiration, suspension or revocation of the License or that portion of the License that permits the possession by the Lessee of the Undivided Interest and the Real Property Interest; or

                (2) the suspension (pursuant to 10 C.F.R. Section 2.202, as amended, and any successor provision) of the License or that portion of the License that permits the operation of Unit 2, which suspension remains in effect for three consecutive calendar months; or

                (3) the permanent or temporary cessation of operation of Unit 2 as a result of a Nuclear Incident at Unit 2 (or if Unit 2 is not in operation immediately prior to the occurrence of such Nuclear Incident, the failure to resume operation thereof as a result of such Nuclear Incident) if (A) the Period of such cessation or failure equals or exceeds twenty-four consecutive calendar months, or (B) such Nuclear Incident causes the radiation level in the containment building of Unit 2, as measured by the average of two high range radiation monitors in such containment building of Unit 2 (or if only one such monitor is operating at such time1 such monitor) over one hour to equal or exceed 500 rads per hour; provided, however, this subsection (B) shall not apply in respect of a Nuclear Incident arising solely from a fuel handling accident; or

6091.BURNHAM.1106.55:l

                (4) the permanent or temporary cessation of operation of Unit 2 as a result of a Nuclear Incident at Unit 1 or 3 (the Affected Unit) (or if Unit 2 is not in operation immediately prior to the occurrence of such Nuclear Incident, the failure to resume operation thereof as a result of such Nuclear Incident) if (A) the Period of such cessation or failure equals or exceeds thirty-six consecutive calendar months; or (B) such Nuclear Incident causes the radiation level in the containment building of the Affected Unit, as measured by the average of two high range radiation monitors in such containment building (or if only one such monitor is operating at such time, such monitor) over one hour to equal or exceed 500 rads per hour; provided, however, this subsection
(B) shall not apply in respect of a Nuclear Incident arising solely from a fuel handling accident;

                (5) the occurrence of a Nuclear Incident at Unit 1, 2 or 3 causing (A) substantial injury or death to any person on or off the PVNGS Site or (B). a discharge or dispersal of Source, Special Nuclear or Byproduct Material from its intended place of confinement in amounts off the PVNGS Site or causing radiation levels off the PVNGS Site such that, in the case of (B) above
(x) the NRC declares the occurrence of an Extraordinary Nuclear Occurrence or declares any other event connoting an equivalent level of accident or (y) the surface contamination dose rate measured off the PVNGS Site by a radiation monitor at 1 meter above the surface level equals or is greater at any time than 10 millirads/hour (0.10 milligray/hour) or in the case of noble gas plume passage, the radiation dose rate equals or is greater than 10 rads (0.10 gray) integrated over 24 hours, (or if the NRC shall at any time lower the radiation levels required for the occurrence of an Extraordinary Nuclear Occurrence, such lower levels as shall be consistent with such change by the NRC); or

                (6) damage to or destruction of any portion of Unit 2 and, un1ess the Lessee theretofore shall have exercised its purchase option under
Section 13(b) of the Facility Lease, the failure of the Lessee, or of. the Lessee and one or more other ANPP Participants, (A) to agree within eighteen calendar months of such damage or destruction (or prior to such earlier date as of which one or more other ANPP Participants shall agree to restore or reconstruct any damaged portion of Unit 2 in accordance with Section 16.2 of the ANPP Participation Agreement) to restore or reconstruct Unit 2 to completion prior to the day sixty calendar months after the date of such agreement and (B)


                                      -20-
6091.BURNHAM.1106.55:1
thereafter to complete the restoration and reconstruction of Unit 2 within a period of sixty calendar months after the date of such agreement, provided that no Final Shutdown shall be deemed to have occurred pursuant to this clause (6) if and so long as Unit 2 is in operation at a rated core power level of at least 1900 megawatts thermal; or

                (7) the non-operation of Unit 2 or the operation of Unit 2 at a net rated power level below 630 megawatts electric or any combination thereof for any reason (including, without limitation, the occurrence of any Nuclear Incident at any generating facility located anywhere in the world) for a Period of thirty-six consecutive calendar months (or a period through the penultimate day of the Lease Term if the Lessee shall have given notice of its intent to exercise the purchase option permitted by Section 13(b) of the Facility Lease) other than as a result of damage to or destruction of Unit 2.

For purposes of this definition, a Final Shutdown resulting from the occurrence of an event described in clause (5) above shall be deemed to have occurred immediately and automatically upon the decline of the water coolant within Unit 2 to a level three feet above the nuclear fuel.

                Financing Documents shall mean the Collateral Trust Indenture, the Term Note Supplemental Indenture, the Underwriting Agreement, the Term Loan Agreement, the Supplemental Indenture of Pledge and the Refunding Supplemental Indenture.

                Fixed Rate Note shall mean the non-recourse promissory note or. notes to be issued by the Owner Trustee and authenticated by the Indenture Trustee on the Refunding Date to refund the Initial Series Note.

                  Fixed Rate  Renewal  Term shall have the meanings set forth in
Section 12 of the Facility Lease.

                FNB shall mean The First National Bank of Boston, in its individual capacity, and its successors and assigns.

6091.BURNHAM.1106.55:1

                Form U-7D shall mean the certificate to be filed pursuant to Rule 7(d) of the Holding Company Act for the purpose of exempting the Owner Participant and the Owner Trustee from registration under the Molding Company Act.

                Funding Corp. shall mean First PV Funding Corporation, a Delaware corporation.

                Generating Unit shall mean Unit 1, 2, or 3.

                Generation Entitlement Share shall have the meaning assigned thereto in the ANPP Participation Agreement and (i) when used in reference to Unit 2, shall mean the Generation Entitlement Share of PNM as the ANPP Participant with respect to its interest in Unit 2, (ii) when used in reference to the Undivided Interest, shall mean that portion of the Generation Entitlement Share attributable to the Undivided Interest and (iii) when used in Section 19 of the Facility Lease, shall refer to the Generation Entitlement Share of the Lessee in all Generating Units as PVNGS.

                Governmental Action shall mean all authorizations, consents, approvals, waivers, exceptions, variances, orders, licenses, exemptions, publications, filings, notices to and declarations of or with any Governmental Authority (other than routine reporting requirements the failure to comply with which will not affect the validity or enforceability of any of the Transaction Documents or have a material adverse effect on the transactions contemplated by any Transaction Document or any Financing Document) or any other action in respect of any Governmental Authority and shall include, without limitation, all siting, environmental and operating permits and licenses which are required for the use and operation of Unit 2, including the Undivided Interest and the Real Property Interest.

                Governmental Authority shall mean any Federal, state, county, municipal, foreign, international, regional or other governmental authority, agency, board, body, instrumentality or court, and the staff thereof pursuant to their official responsibilities.

6091.BURNHAM.1106.55:l

                Holders shall mean the holders of the Notes or the Bonds, as the case may be.

                Holding Company Act shall mean the Public Utility Holding Company Act of 1935, as amended.

                Indemnitee shall mean the Owner Participant, the Owner Trustee, FNB, the Loan Participant, the stock-holder of Funding Corp. and its officers and directors, Chemical Bank, the Indenture Trustee, each Holder of a Not. from time to time Outstanding, the Collateral Trust Trustee, the Trust, the Trust Estate, the Lease Indenture Estate, the indenture estate under the Collateral Trust Indenture, any Affiliate of any of the foregoing and the respective successors, assigns, agents, officers, directors or employees of the foregoing, excluding, however, any ANPP Participant other than the Owner Trustee or the Owner Participant.

                Indenture shall mean the Trust Indenture, Mortgage, Security Agreement and Assignment of Rents, dated as of August 12, 1986, between the Owner Trustee and the Indenture Trustee.

                Indenture Default shall mean an event which, after giving of notice or lapse of time, or both, would become an Indenture Event of Default.

                Indenture Event of Default shall mean any of the events specified in Section 6.2 of the Indenture.

                Indenture Trustee shall mean Chemical Bank, a New York banking corporation, not in its individual capacity, but solely as Indenture Trustee under the Indenture and each successor trustee and co-trustee thereunder.

                Indenture Trustee's Liens shall mean Liens against the Lease Indenture Estate which result from acts of, or any failure to act by, or as a result of claims against, the Indenture Trustee, in its individual capacity, unrelated to the transactions contemplated by the Transaction Documents.

                Indenture Trustee's Office shall mean the office of the Indenture Trustee located at 55 Water Street, New York, New York 10041, or such other office as may be designated by the Indenture Trustee to the Owner Trustee and each Holder of a Note Outstanding under the Indenture.

6091.BURNHAM.1106.55:l

                Initial Series Bonds shall mean the promissory notes of Funding Corp. evidencing the loans made to Funding Corp. under the Term Loan Agreement, issued, authenticated and delivered under the Term Loan Agreement and the Collateral Trust Indenture, as supplemented by the Term Note Supplemental Indenture.

                Initial Series Note shall mean the nonrecourse promissory note, substantially in the form of Exhibit A to the Indenture, to be issued by the Owner Trustee and authenticated by the Indenture Trustee on the Closing Date to finance a portion of the Purchase Price

                Investment shall have the meaning set forth in Section 3 of the Participation Agreement.

                  Investment Company Act shall mean the Investment Company Act of 1940, as amended.

                  Investment Percentage shall mean the percentage identified as such in Schedule 2 to the Participation Agreement.

                IRS shall mean the Internal Revenue Service of the United States Department of the Treasury or any successor agency.

                LADWP shall mean the Department of Water and Power of The City of Los Angeles, a department organized and existing under the charter of the City of Los Angeles, a municipal corporation of the State of California.

                Lease  Indenture  Estate  shall  have the  meaning  set forth in
Section 2.1 of the Indenture.

                Lease Term shall mean the aggregate of the Basic Lease Term and the Renewal Term, if any.

                  Lease Termination Date shall mean the last day of the Lease Term (whether occurring by reason of a termination or expiration of the Lease
Term).

609l.BURHAM.l106.55:l

                Lessee shall mean Public Service Company of New Mexico, a New Mexico corporation, and its successors and assigns, as lessee under the Facility Lease and as party to the other Transactions Documents and Financing Documents to which it is. a signatory.

                  Lessee Request shall mean a request of the Lessee delivered pursuant to Section 6.03 of the Collateral Trust Indenture.

                  Lessor shall mean the Owner Trustee, as lessor under the Facility Lease (and for purposes of the definition of "Deemed Loss Event" and where the context 0therwise so requires, the Owner Trustee in its individual capacity), and its successors and assigns.

                 Lessor's Interest shall have the meaning set forth in Section 8(c)(3) of the Participation Agreement.

                  Lessor's  Liens or Owner  Trustee's  Liens  shall  mean  Liens against the Trust Estate or the Lease Indenture Estate (other than Permitted Liens described in the definition of such term, except "Lessor's Liens" and "Owner Participant's Liens" referred to in clause (vi) of such definition) for which the Lessee is not responsible and which result from acts of, or any failure to act by, or as a result of claims against, FNB or the Lessor, unrelated to the ownership of the Undivided Interest or the Real Property Interest, the administration of the Trust Estate or the transactions contemplated by the Transaction Documents or the Financing Documents.

                  Lessor's Portion shall mean the Owner Trustee's portion of the original lO.2% undivided interest of the Lessee in Unit 2, the percentage of which is set forth in Schedule 2 to the Participation Agreement.

                License shall mean NRC Facility Operating License No. NPF-51,- issued April 24, 1986 (superseding NRC Facility Operating License No. NPF-46, issued on December 9, 1985), as the same may be amended, modified, extended, renewed or superseded from time to time.

6091.BURHAM.1106.55:1

                  License Amendment shall mean amendment number No. 2 to the License, issued August 12, 1986, approving the sale and leaseback transaction contemplated by the Transaction Documents.

                License Expiration Date shall mean December 9, 2025, or any later or earlier date on which the License shall expire or be terminated.

                Lien shall mean any mortgage, pledge, security interest, encumbrance, lien, easement, servitude or charge of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof or the filing of, or agreement to give, any financing statement under the Uniform Commercial Code of any jurisdiction.

                  Loan shall have the meaning set forth in Section 2(a) of the Participation Agreement.

                  Loan Participant shall mean Funding Corp.

                Loan Percentage shall mean the percentage  identified as such in
Schedule 2 to the Participation Agreement.

                Majority in Interest of Holders of Notes shall mean Holders of a majority in principal amount of all Notes Outstanding under the Indenture at the time of any such determination.

                Material Project Agreement shall mean (i) Nuclear Fuel Contract between Arizona Nuclear Power Project and Combustion Engineering, Inc. (CE), dated as of August 20, 1973, (ii) Nuclear Steam Supply Contract between APS and CE, dated as of August 20, 1973, as amended (iii) Turbine Generator Contract between APS and General. Electric Company, dated as of March 21, 1974, as amended (iv) Uranium Enrichment Services Contract between the United States of America (USA) and APS, dated November 15, 1984, as amended and the Associated Supplemental Agreement of Settlement between USA and APS, dated November 15, 1984, (v) Contract between APS and Westinghouse Electric Corporation for fuel fabrication services for reload batches of nuclear fuel, dated August 7, 1974, as amended, (vi) Agreement for the Sale and Purchase of Waste Water Effluent between the City of Tolleson, APS and Salt River, dated June 12, 1981, as

6091.BURNHAM.1106.55:l
amended (vii) Agreement for Construction of Arizona Nuclear Power Project between Bechtel Power Corporation (Bechtel) and APS, dated January 15, 1973,
(viii) Agreement for Engineering and Procurement Services between APS and Bechtel, dated January 15, 1973, (ix) Option and Purchase of Effluent dated April 23, 1973, among the Cities of Phoenix, Glendale, Mesa, Tempe and Scottsdale1 the Town of Youngtown, APS and Salt River, APS, and Salt River, dated April 23 1973, (x) Agreement for Conversion Services between Allied Chemical Corporation and APS, dated November 17, 1975, as amended, (xi) Uranium Concentrate Sales Agreement between Energy Fuels Exploration Company and APS, dated as of December 1, 1983, (xii) Uranium Concentrate Sales Agreement between Energy Fuels Exploration and APS, dated as of October 23, 1981, as amended,
(xiii) Agreement for Sale of Uranium Concentrates between Pathfinder Mines Corporation and APS, dated December 1, 1983, (xiv) Contract for Disposal of Spent Nuclear Fuel and/or High Level Radioactive Waste between USA and APS, dated July 21, 1984, and the ANPP Participation Agreement.

                Minimum Net Worth means a Net Worth equal to the greater of (x) $700,000,000 and (y) (1) $950,000,000 less (2) with respect to each Generating Unit as to which PNM shall have entered into one or more transactions constituting sale and leaseback transactions under the ANPP Participation Agreement (including, but without limitation, the transaction contemplated by the Participation Agreement), (A) $50,000,000 (in the case of Unit 1) and $100,000,000 (in the case of each other Generating Unit) times (B). the aggregate percentage of the Lessee's undivided interest in such PVNGS unit subject to such transactions.

                Mortgage Release shall mean the Indentures of Partial Release, each dated August 18, 1986, under and with respect to the Existing Mortgage.

                Net Economic Return shall mean the after-tax economic yield and periodic after-tax cash flows (after all Federal, state and local taxes) and the periodic return on investment and the timing of recognition of income originally expected by the Owner Participant with respect to the Undivided Interest, utilizing the same assumptions as used by the Owner Participant in making the original computation upon which its evaluation of investment in the Undivided Interest and the initial computation of Basic Rent, Casualty Value, Special Casualty Value and Termination Value were based.

6091.BURNHAM.ll06.55:l

                Net Worth means the excess of assets over liabilities determined by the Lessee's auditors on the basis of generally accepted accounting principles.

                New Mexico Public Utility Act shall mean the New Mexico Public Utility Act, as amended.

                NMPSC shall mean the New Mexico Public Service Commission established pursuant to Section 62-5-1 of New Mexico Statutes Annotated, 1978.

                NMPSC Order shall mean the order issued by the NMPSC on July 8, 1986, in Case No. 2019 (Phase I), approving, among other things; the terms of the Facility Lease and the execution and delivery of the Facility Lease by PNM.

                Non-Burdensome Regulation sha11 mean (i) regulation to which the Owner Participant or the Owner Trustee is otherwise subject by reason of its lease financing or other activities unrelated to the transactions contemplated by the Transaction Documents, (ii) ministerial regulatory requirements which do not impose limitations or regulatory requirements on the business or activities of the Owner Participant and which are deemed, in the reasonable discretion of the Owner Participant, not to be burdensome, (iii) regulation resulting from any possession of the Undivided Interest on or after the Lease Termination Date or
(iv) regulation of the Owner Trustee which would be terminated by the appointment of a successor Owner Trustee or a co-Owner Trustee pursuant to the terms of the Trust Agreement.

                Nonseverable, when used with respect to any Capital Improvement, shall mean any Capital Improvement which is not a Severable Capital Improvement.

                  Noteholder shall mean any Holder from time to time of a Note Outstanding under the Indenture.

                Notes shall mean the Initial Series Note and the Fixed Rate Note, the Releveraging Note and any other Additional Notes.

6091.BURNHAM.1106.55:l

                  Notice of Closing shall have the meaning set forth in Section 5(a) of the Participation Agreement.

                NRC shall mean the Nuclear Regulatory Commission of the United States of America or any successor agency.

                Nuclear Incident shall have its meaning as defined in Section 11 of the Atomic Energy Act, as amended to the date hereof and as the meaning of such term may be expanded from time to time by future amendments thereof. The definition of "nuclear incident" contained in the Atomic Energy Act on the date hereof is: "any occurrence, including an extraordinary nuclear occurrence, within the United States causing, within or outside the United States, bodily injury, sickness, disease, or death, or loss of or damage to property, or loss of use of property, arising out of or resulting from the radioactive, toxic, explosive, or other hazardous properties of source, special nuclear, or byproduct material: Provided, however, that as the term is used in section 22l0(1) of title, it shall include any such occurrence outside the United
States: And provided further, That as the term is used in section 2210(d) of this title, it shall include any such occurrence outside the United States if such occurrence involves source, special nuclear, or byproduct material owned by, and used by or under contract with, the United States: And provided further, That as the term is used in section 2210(c) of this title, it shall include any such occurrence outside both the United States and any other nation if such occurrence arises out of or results from the radioactive, toxic, explosive, or other hazardous properties of source, special nuclear, or byproduct material licensed pursuant to subchapters V, VI, VII, and IX of this chapter, which is used in connection with the operation of a licensed stationary production or utilization facility or which moves outside the territorial limits of the United States in transit from one person licensed by the Commission to another person licensed by the Commission."

                Nuclear Waste Act shall mean the Nuclear Waste Policy Act of 1982, as amended, or any comparable successor law.

6091.BURNHAM.1106.55:l



                Officers' Certificate sha11 mean a certificate signed by the President or any Vice President and by the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Person with respect to which such term is used operating Agent shall have the meaning assigned thereto in the ANPP Participation Agreement.

                Original of the Facility Lease shall mean the fully executed counterpart of the Facility Lease, marked "This Counterpart is the Original Counterpart", pursuant to Section 22(e) of the Facility Lease and containing the receipt of the Indenture Trustee.

                Outstanding, when used with respect to the Notes, shall mean, as of the date of determination, all such Notes theretofore issued, authenticated and delivered under the Indenture, except (a) Notes theretofore cancelled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation, (b) Notes or portions thereof for the payment of which the Indenture Trustee holds (and has notified the holders thereof that it holds) in trust for that purpose an amount sufficient to make full payment thereof when due, (c) Notes or portions thereof which have been pledged as collateral for any obligations of the obligor thereof to the extent that an amount sufficient to make full payment of such obligations when due has been deposited with the pledgee of such Notes for the purpose of holding such amount in trust for the payment of such obligations in accordance with the indenture or agreement under which such obligations are secured and (d) Notes in exchange for, or in lieu of, which other Notes have been issued, authenticated and delivered pursuant to the Indenture, provided, however, that any Note owned by the Lessee or the Owner Trustee or any Affiliate of either thereof shall be disregarded and deemed not to be Outstanding for the purpose of any Directive.

                Overdue Interest Rate shall mean the weighted average rate per annum of interest payable with respect to overdue payments of. principal on the Notes Outstanding, computed as set forth in such Notes.

6091.BURNHAM.1106.55:l

                Owner Participant shall mean Burnham Leasing Corporation, and the successors and assigns of such Person in accordance with the Trust Agreement and the Participation Agreement.

                Owner Participant's Liens shall mean Liens against the Trust Estate or the Lease Indenture Estate (other than Permitted Liens described in the definition of such term, except "Lessor's Liens" and "Owner Participant's Liens" referred to in clause (vi) of such definition) for which the Lessee is not responsible and which result from acts of, or any failure to act by, or as a result of claims against, the Owner Participant unrelated to the transactions contemplated by the Transaction Documents or the Financing Documents.

                Owner  Trustee shall mean The First  National Bank of Boston,  a national banking association, not in its individual capacity, but solely as Owner Trustee under the Trust. Agreement (unless the context otherwise requires), and each successor as trustee, separate trustee and co-trustee thereunder.

                Participation Agrees shall mean the Participation Agreement, dated as of August 12, 1986, among the Owner Trustee, the Indenture Trust, Funding Corp., the Owner Participant and PNM.

                Penalty  Rate  shall  mean 2% per  annum in  excess of the Prime
Rate.

                Period of a stated duration in respect of any event shall mean an indefinite period which can reasonably be expected to exceed the lesser of such duration and the period remaining to the date which is three years prior to the end of the remaining Basic Lease Term (or if such event occurs after the date three years prior to the end of the remaining Basic Lease Term, the lesser of six months and the period remaining to the day next preceding the end of the Basic Lease Term) or a stated period in excess of the lesser thereof or an actual period which continues in excess of the lesser thereof.

                Permitted Liens shall mean (i) the respective rights and interests of the Lessee, the Owner Participant, the Lessor, the Loan Participant and the Indenture Trustee, as provided in the Transaction Documents; (ii) the

     6091.BURNHAM.1106.55:l
rights of any sublessee or assignee under a sublease or an assignment permitted by the terms of the Facility Lease; (iii) the Lien of the Existing Mortgage on the leasehold state under the Facility Lease; (iii) Liens for taxes either not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, so long as such proceedings shall not (x) involve any danger of the sale, forfeiture or lass of the Undivided Interest or the Real Property Interest or any part thereof or interest therein of the Lessor or the Owner Participant, (y) interfere with the use, possession or disposition of the Undivided Interest or the Real Property Interest, or any part thereof or interest therein, or (z) impair payment of Rent; (V) inchoate materialmen's, mechanics', workmen's, repairmen's, employees', carriers', warehousements, or other like Liens arising in the ordinary course of business for PVNGS, and not delinquent; (vi) Lessor's Liens, Owner Participant's Liens and Indenture Trustee's Liens; (vii) choate Liens that have been bonded for the full amount in dispute or as to which other satisfactory security arrangements shall have been made and which are being contested diligently by the appropriate party in good faith and by appropriate proceedings so long as such proceedings shall not violate clause (x), (y) or (z) of clause (iv) above; (viii) choate Liens of any of the types described in clause (v) above that have been bonded for the full amount in dispute or as to which other satisfactory security arrangements shall have been made and which arise out of judgments or awards and with respect to which (A) an appeal or proceeding for review is being prosecuted in good faith and for the payment of which adequate reserves shall have been provided as required by generally accepted accounting practice and (B) there shall have been secured a stay of execution pending such appeal or proceeding for review, so long as such proceedings shall not violate clause (x), (y) or (z) of clause (iv) above; (ix) the rights and interests of the Lessee under the Assignment and Assumption; (x) the rights of the NRC under the License; (xi) the rights of the ANPP Participants (other than (i) the Lessee and (ii) any Person who shall become an ANPP Participant in respect of the Undivided Interest and the Real Property Interest) under the ANPP Participation Agreement or any other ANPP Project. Agreement; (xii) Liens on the undivided ownership interests in Unit 2 of the ANPP Participants and other Persons (other than the Lessee) and (xiii) any Liens arising by virtue of the ANPP Participation Agreement.


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


                Person shall mean any individual, partnership, corporation, trust, unincorporated association or joint venture, a government or any department or agency thereof, or any other entity.

                PNM shall mean Public Service Company of New Mexico, a New Mexico corporation.

                Price-Anderson Act shall mean the Price-Anderson Act, Pub. L. No. 85-256, 71 Stat. 576 (1957), as amended to the Closing Date.

                Pricing Assumptions shall mean the pricing assumptions set forth in Schedule 2 to the Participation Agreement.

                Prime Rate shall mean the rate of interest publicly announced from time to time by Chemical Bank at its principal office in New York City as its prime or base lending rate. Any change in the Prime Rate shall be effective on the date such change in the Prime Rate is announced.

                Project Insurance shall have the meaning assigned thereto in the ANPP Participation Agreement.

                Project Manager shall have the meaning assigned thereto in the ANPP Participation Agreement.

                Purchase Documents shall mean the Bill of Sale, the Deed and the Assignment of Beneficial Interest and such other documents as the Owner Participant, the Owner Trustee, the Indenture Trustee, the Loan Participant or their respective counsel shall deem desirable to convey good and marketable title to the Undivided Interest and the Real Property Interest to the Trust.

                Purchase Price shall have the meaning set forth in Section 4(a) of the Participation Agreement.

                PVNGS shall mean the Arizona Nuclear Power Project, as that term is defined in the ANPP Participation Agreement.







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


                PVNGS Site shall mean the beneficial interest in the Arizona land trust and the real property described in Exhibit A to the Bill of Sale.

                Real  Estate  Investment  shall  have the  meaning  set forth in
Section 3(a) of the Participation Agreement.

                Real Property Interest shall mean the right, title and interest of the Owner Trustee acquired pursuant to the Deed and the Assignment of Beneficial Interest.

                Reasonable Basis for a position shall exist if tax counsel may properly advise reporting such position on a tax return in accordance with Formal Opinion 85-352 issued by the Standing Committee on Ethics and Professional Responsibility of the American Bar Association.

                Refunding Bonds shall mean Funding Corp.'s Lease Obligation Bonds Series 1986B, issued, authenticated and delivered under the Collateral Trust Indenture, as supplemented by. the Refunding Supplemental Indenture, as described in the Underwriting Agreement.

                  Refunding Date shall mean the date of issuance of the Refunding Bonds.

                  Refunding Loan shall have the meaning set forth in Section 2(d) of the Participation Agreement.

                Refunding Supplemental Indenture shall mean the Refunding Bond Supplemental Indenture, among PNM, Funding Corp. and the Collateral Trust Trustee, supplementing the Collateral Trust Indenture and providing, among other things, for the issuance of the Refunding Bonds.

                Registration Statement shall mean the registration statement on Form S-3, as amended, and any other similar registration statement, including all exhibits and all documents incorporated therein by reference, filed with the SEC under the Securities Act in connection with the offer, issue and sale of the Refunding Bonds.





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


                Regulations shall mean the income tax regulations issued, published or promulgated under the Code.

                Releveraging Amount shall (i) mean the initial principal amount of each series of Releveraging Bonds, but only in an amount equal to the amount of the related Note or Notes issued in connection with such Bonds, or (ii) the initial principal amount of the Refunding Bonds to the extent such amount is in excess of the Initial Series Bonds being refunded, but only in an amount equal to the amount that. the related Fixed Rate Note or Notes exceed the aggregate amount of the Initial Series Note and any Releveraging Motes theretofore issued.

                Releveraging Bonds shall mean a series of securities issued, authenticated and delivered under the Collateral Trust Indenture in accordance with Section 2.03 thereof, part of the proceeds of which is used to refund to the Owner Participant a portion of its Investment as provided in Section 3(b) of the Participation Agreement.

                Releveraging Date shall mean the date of issuance of the Releveraging Bonds.

                Releveraging Loan shall have the meaning specified in Section 2(c) of the Participation Agreement.

                Releveraging Note shall mean the non-recourse promissory note, substantially in the form of the Initial Series Note or, if the Refunding Date shall have occurred, the Fixed Rate Note, to be issued by the Owner Trustee and authenticated by the Indenture Trustee on the Releveraging Date to refund to the Owner Trustee a portion of the Investment.

                Renewal Term shall mean the Fixed Rate Renewal Term as provided in Section 12 of the Facility Lease.

                Rent shall mean Basic Rent and Supplemental Rent.






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


                  Rent Differential shall have the meaning set forth in Section 3(h) of the Facility Lease.

                  Requisition of Title shall mean any circumstance or event in consequence of which Unit 2 or the Undivided Interest shall be condemned or seized or title thereto shall be requisitioned or taken by any Governmental Authority under power of eminent domain or otherwise and all administrative or judicial appeals opposing such condemnation, seizure or taking shall have been exhausted or the period for such appeal shall have expired.

                  Requisition of Use shall mean any circumstance or event in consequence of which the use of Unit 2 or the Undivided Interest shall be requisitioned or taken by any Governmental Authority under power of eminent domain or otherwise, other than a Requisition of Title.

                Responsible Officer shall mean, with respect to the subject matter of any covenant, agreement or obligation of any party contained in any Transaction Document, the President, or any Vice President, Assistant Vice President, Treasurer, Assistant Treasurer or other officer who in the normal performance of his operational responsibility would have knowledge of such matter and the requirements with respect thereto.

                Retained Assets shall mean (i) the Lessee's interest in PVNGS (other than the Undivided Interest, the related Generation Entitlement Share, and the Real Property Interest), (ii) Severable Capital Improvements title to the undivided interest in which is retained by the Lessee in accordance with
Section 8(e) of the Facility Lease, and (iii) any additional interest in and to PYNGS (other than the Undivided Interest, the related Generation Entitlement Share and the Real Property Interest) to which the Lessee becomes entitled in consequence of Sections 16.2 or 23.5 of the ANPP Participation Agreement (except as otherwise provided in Section 5(a) or 19 of the Facility Lease).

                Sale Proceeds shall mean, with respect to any sale of the Undivided Interest and the Real Property Interest by the Lessor to any Person other than the Lessee, the gross proceeds of such sale payable in cash, less all costs and expenses whatsoever incurred by the Lessor and the Owner Participant in connection therewith.



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6091.BURNHAM.1106.55:l

                Salt  River   shall  mean  Salt   River   Project   Agricultural
Improvement and Power District, an Arizona agricultural improvement district.

                SCPPA shall mean Southern California Public Power Authority, a California joint powers agency (doing business in Arizona as Southern California Public Power Authority Association).

                SEC shall mean the Securities and Exchange Commission of the United States of America, or any successor agency.

                Section 6(c) Application shall mean Funding Corp.'s Application for an Order under Section 6(c) of the Investment Company Act of 1940 exempting First PV Funding Corporation from all provisions of such Act, as filed with the SEC on September 20, 1985, as amended.

                Secured Obligations shall have the meaning set forth in Section 7(b)(4) of the Participation Agreement.

                Securities Act shall mean the Securities Act of 1933, as amended.

                Securities Exchange Act shall mean the Securities Exchange Act of 1934, as amended.

                Severable, when used with respect to any Capital Improvement, shall mean any Capital Improvement which can readily be removed from Unit 2 or the Common Facilities without materially damaging Unit 2 or the Common
Facilities or materially diminishing or impairing the value, utility or condition of Unit 2 or the Common Facilities.

                Source, Special Nuclear or Byproduct Material shall have their respective defined meanings as defined in Section 11 of the Atomic Energy Act of 1954, as amended to the date hereof and as the meanings of such terms may be expanded by future amendments thereof.







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


                Southern   California  shall  mean  Southern  California  Edison
Company, a California corporation.

                Special Casualty Value as of any date, shall mean (i) during the Basic Lease Term, the percentage of Facility Cost set forth opposite such date in Schedule 2 to the Facility Lease, and (ii) during the Renewal Term, if any, the unamortized portion of the Fair Market Sales Value of the Undivided Interest determined by amortizing ratably the Fair Market Sales Value of the Undivided Interest as of the day following the last day of the Basic Lease Term in semi-annual steps over the period from such date to the License Expiration Date. Anything contained in the Facility Lease to the contrary notwithstanding, Special Casualty Value shall be, when added to all other amounts which the Lessee is required to pay under Section 9(d) of the Facility Lease (taking into account any assumption of Notes by the Lessee), under any circumstances and in any event, in an amount at least sufficient to pay in full, as of any date of payment, the aggregate unpaid principal amount of all Notes Outstanding at the close of business on such date, together with accrued and unpaid interest on such Notes.

                Supplemental   Financing   shall   mean  a   financing   of  the
Supplemental Financing Amount of Capital Improvements made pursuant to Section 8(f) of the Facility Lease.

                Special  Purchase  Event  shall have the  meaning  specified  in
Section 13(c) of the Facility. Lease.

                Substituted lessee shall have the meaning specified in Section 6.8(c) of the Indenture.

                Supplemental Financing Amount shall mean a Unit 2 Interest in the cost of a Capital Improvement to Unit 2, and a Common Facilities Interest in the cost of a Capital Improvement to the Common Facilities, or that portion of such interest in such cost which shall not exceed (i) the amount of the increase, if any, in the Owner Participant's basis in the Undivided Interest for purposes of section 1012 or 1016 of the Code as a result of such Capital Improvement less (ii) the amount of the related Additional Equity Investment of the Lessor, if any.




                                      -38-

6091.BURNHAM.1106.55:l

                Supplemental   Indenture   of  P1edge  shall  have  the  meaning
specified in the Term Note Supplemental Indenture.

                Supplemental Rent shall have the meaning set forth in Section 3(b) of the Facility Lease.

                Surviving lessee shall have the meaning specified in Section 10(b) (3) (ii) of the Participation Agreement.

                Tax shall mean any and all fees (including, without limitation, documentation, recording, license and registration fees), taxes (including, without limitation, net income, franchise, value added, ad valorem, gross income, gross receipts, sales, use, property (personal or real, tangible or intangible) excise and stamp taxes), levies, imposts, duties,. charges, assessments, or withholdings of any nature whatsoever, general or special, ordinary or extraordinary, together with any and all penalties, fines, additions to tax and interest thereon.

                Tax Assumptions shall mean the assumptions set forth in Section 1(a) of the Tax Indemnification Agreement, with respect to the Federal income tax consequences of the transactions contemplated by the Transaction Documents.

                Tax Indemnification Agreement shall mean the Tax Indemnification Agreement, dated as of August 12, 1986, between PNM and the Owner Participant.

                Term Loan Agreement shall mean the Term Loan Agreement dated as of August 12, 1986 among Funding Corp., PNM and the banks named on the signature pages thereto.

                Term Note Supplemental Indenture shall mean the Series 1986B Term Note Supplemental Indenture dated as of August 12, 1986 among PN1I, Funding Corp. and the Collateral Trust Trustee, supplementing the Collateral Trust Indenture and providing, among other things, for the issuance of the Initial Series Bonds.







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6091.BURNHAM.1106.55:l

                Termination Date shall have the meaning set forth in Section 14(a) of the Facility Lease.

                Termination Event shall mean any early termination of the Facility Lease in accordance with Section 14 thereof.

                Termination Notice shall have the meaning set forth in Section 14(a) of the Facility Lease.

                Termination  Obligation  shall  have the  meaning  set  forth in
Section 15.10.2 of the ANPP Participation Agreement (or any comparable successor provision).

                Termination Value, as of any Basic Rent Payment Date during the Basic Lease Term, shall mean the percentage of Facility Cost set forth opposite such date in Schedule 3 to the Facility Lease. Anything contained in the Facility Lease to the contrary notwithstanding, Termination Value shall be, when added to all other amounts which the Lessee is required to pay under Section 14 of the Facility Lease, under any circumstances and in any event, in an amount at least sufficient to pay in full as of any Basic Rent Payment Date the aggregate unpaid principal amount of all Notes Outstanding at the close of business on such date, together with accrued and unpaid interest on such Notes.

                Transaction Documents shall mean the Participation Agreement, the Facility Lease, the Trust Agreement, the Indenture, the Extension Letter, the Tax Indemnification Agreement, the Mortgage Release, the Assignment and Assumption, each Purchase Document and the Notes.

                Transaction Expenses shall have the meaning set forth in Section 14(a) of the Participation Agreement.

                Transfer shall mean the transfer, by bill of sale or otherwise, by the Lessor of all the Lessor's right, title and interest in and to the Undivided Interest and the Real Property Interest and under the Assignment and Assumption on an "as is, where is" basis, free and clear of all Lessor's Liens and Owner Participants Liens, but otherwise without recourse, representation or warranty (including an express disclaimer of representations and warranties in a

6091.BURNHAM.1106.55:1
manner comparable to that set forth in the second sentence of Section 6(b) of the Facility Lease)1 together with the due assumption by the transferee of, and the due release of the Lessor from, all of the Lessor's obligations under the Assignment and Assumption and the Assignment of Beneficial Interest by an instrument or instruments satisfactory in form and substance to the Lessor and the Owner Participant.

                Transferee shall have the meaning assigned thereto in Section l5 of the Participation Agreement.

                Trust shall mean the trust created by the Trust Agreement.

                Trust Agreement shall mean the Trust Agreement, dated as of August 12, 1986, between Burnham Leasing corporation and FNB.

                Trust Estate shall have the meaning set forth in Section 2.03 of the Trust Agreement.

                Trust Indenture Act shall mean the Trust Indenture Act of 1939, as amended.

                Trustee's Expenses shall mean any and all liabilities, obligations, costs, compensation, fees, expenses and disbursements (including, without limitation, legal fees and expenses) of any kind and nature whatsoever (other than such amounts as are included in Transaction Expenses) which may be imposed on, incurred by or asserted against the Indenture Trustee or any of its agents, servants or personal representatives, in any way relating to or arising out of the Indenture, the Lease Indenture Estate, the Participation Agreement or the Facility Lease, or any document contemplated thereby, or the performance or enforcement of any of the terms thereof, or in any way relating to or arising out of the administration of such Lease Indenture Estate or the action or inaction of the Indenture Trustee under the Indenture; provided, however, that such amounts shall not include any Taxes or any amount expressly excluded from the Lessee's indemnity obligations pursuant to Section 13(a) or 13(b) of the Participation Agreement.

6091.BURNHAM.1106.55:1

                UCC or Uniform Commercial Code shall mean the Uniform Commercial Code as in effect in any applicable jurisdiction.

                Underwriting   Agreement  shall  mean  the  agreement  with  the
underwriters named therein relating to the purchase, sale and delivery of the Refunding Bonds.

                Undivided Interest shall mean the Unit 2 Interest in Unit 2 and the Unit 2 Common Facilities Interest in the Common Facilities. Where the context so requires, the Undivided Interest includes the related Generation Entitlement Share.

                Undivided Interest Indenture Supplement shall mean the supplement to the Indenture, substantially in the form of Exhibit C thereto, pursuant to which the Owner Trustee causes the Undivided Interest and the Real Property Interest to be subjected to the Lien of the Indenture.

                Uniform System of Accounts shall mean the Uniform System of Accounts prescribed for Public Utilities and Licensees subject to the provisions of the Federal Power Act (Class A and Class B), 18 CFR 101, as in effect on the date of execution of the Participation Agreement, as amended or modified from time to time after such date.

                Unit 1 and Unit 3 shall mean the Generating Units bearing such designations at PVNGS.

                Unit 2 shall mean the 1,270 megawatt unit, commonly known as Unit 2, at PVNGS, all as more fully describe4 in. Item A of Exhibit B to the Bill of Sale, together with all Capital Improvements thereto, but excluding all Common Facilities.

                Unit 2 Common Facilities Interest shall mean the Owner Trustee's 0.7555556% undivided interest in all Common Facilities.

                Unit 2 Interest shall mean a percentage equal to the Owner Trustee's 2.2666667% undivided interest in all of Unit 2.

6091.BURNHAM.1106.55:l

                Unit  2  Retained  Assets  shall  mean  (i)  all  resident  fuel assemblies, equipment and personal property constituting part of the Generating Unit (as defined in the ANPP Participation Agreement) designated as Palo Verde Nuclear Generating Station Unit 2 (other than common facilities) but excluded from Unit 2 as set forth in Item A of. Exhibit B to the Bill of Sale and (ii)
all equipment and personal and real property constituting PVNGS common facilities under the ANPP Participation Agreement but excluded from the Common Facilities as set forth in Item B of Exhibit B to the Bill of Sale.

                User shall mean a Person unrelated to PNM (within the meaning of Section 318 of the Code) possessing the Undivided Interest after the Lease Termination Date.

                Weighted Factor means the weighted average of the annual percentage rates (averaged over the Basic Lease Term and (x) if the Pricing Assumptions contemplate the Lessor claiming investment tax credits, the basic term of all other leases so contemplating (the ITC Leases) entered into by PNM pursuant to the authority granted by the NMPSC Order or (y} if the Pricing Assumptions do not contemplate the Lessor claiming investment tax credits, the basic term of all other leases not so contemplating (the Non-ITC Leases) entered into by PNM pursuant to the authority granted by the NMPSC Order) (i) as such percentage rates may be adjusted from time to time pursuant to the terms of the Facility Lease and the ITC Leases or the Non-ITC Leases, as the case may be, but excluding any such adjustments in connection with supplemental financing of capital improvements, and (ii) adjusted to reflect the amortization over the Basic Lease Term and the basic term of the ITC Leases or the Non-ITC Leases, as the case may be, of any gain or loss to the Lessee from any hedging or interest protection program implemented by the Lessee with respect to the Notes and with respect to the comparable notes to be issued with respect to the ITC Leases or the Non-ITC Leases, as the case may be, which, when multiplied by the aggregate of the Purchase Price and the. comparable purchase prices payable by the lessors under the ITC Leases or the Non-ITC Leases, as the case may be, determines, respectively, the amount of Basic Rent payable under the Facility Lease and the comparable basic rent payable under the ITC Leases or the Non-ITC Leases, as the case may be.




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